UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIONS GATE ENTERTAINMENT CORP.
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
2700 Colorado Avenue
Santa Monica, California 90404
NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
To Be Held September 12, 2017
To Our Shareholders:
You are invited to attend the Annual General and Special Meeting of the holders of Class A voting shares (the “Annual Meeting”) of Lions Gate Entertainment Corp. (“Lionsgate” or the “Company”), which will be held on Tuesday, September 12, 2017, beginning at 10:00 a.m., local time, at the Shangri-La Hotel, 188 University Avenue, Toronto, Ontario, M5H 0A3, Canada. At the Annual Meeting, shareholders will act on the following matters:
1.
Elect 13 directors, each for a term of one year or until their respective successors are duly elected and qualified;

2.
Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018;

3.
Conduct an advisory vote to approve executive compensation;

4.
Conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.
Approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan; and

6.
Transact such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the proxy statement and our Annual Report for the fiscal year ended March 31, 2017 (including the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2017, together with the auditor’s report thereon). The Annual Meeting materials can also be accessed with our public filings on www.sedar.com and www.sec.gov. We will mail paper copies of the meeting materials to any shareholder who previously requested paper copies. If you received the Notice only and would like a paper copy of the full materials please send us a request as set out below. The Notice contains instructions on how shareholders can access those documents over the Internet and vote their Class A voting shares. The Notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including the proxy statement, our 2017 Annual Report and a proxy card or voting instruction form. All shareholders who do not receive a Notice will receive a printed copy of the proxy materials by mail. We believe this process will expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.
We are also utilizing the “Notice and Access” rules adopted by the Canadian Securities Regulators pursuant to which the Company will post electronic copies of its Meeting Materials on the System for Electronic Document Analysis and Retrieval at www.sedar.com and also at the Corporate/Reports section on our website at www.lionsgate.com, rather than mailing paper copies to all registered and non-registered shareholders.
Shareholders of record at 5:00 p.m. (Eastern Standard Time) on July 25, 2017 are entitled to notice of and to vote at the meeting or any continuations, adjournments or postponements thereof.
By Order of the Board of Directors,
Jon Feltheimer
Chief Executive Officer
Santa Monica, California
Vancouver, British Columbia
July 28, 2017
In accordance with our security procedures, all persons attending the Annual Meeting will be required to present picture identification.

Executive Summary
This summary highlights information contained elsewhere in this proxy statement. We hope this summary will be helpful to our shareholders in reviewing the proposals. This summary does not contain all of the information you should consider in making a voting decision, and you should read the entire proxy statement carefully before voting. For information on the details of the voting process and how to attend the Annual Meeting, please see About the Annual Meeting on page 1.
Voting Matters and Vote Recommendation
Proposal	Board Vote Recommendation	For More Information, see:
1. Election of 13 directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 12
2. Re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018 and authorization of the Audit & Risk Committee to fix their remuneration	FOR	Proposal 2—Re-appointment of Independent Registered Public Accounting Firm, page 24
3. Advisory vote to approve executive compensation	FOR	Proposal 3—Advisory Vote to Approve Executive Compensation, page 25
4. Advisory vote on the frequency of future advisory votes to approve executive compensation	EVERY ONE YEAR	Proposal 4—Advisory Vote to on the Frequency of Future Votes to Approve Executive Compensation, page 26
5. Approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan	FOR	Proposal 5—Approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan, page 27
i

2017 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF
LIONS GATE ENTERTAINMENT CORP.
Proxy Statement
This proxy statement is part of a solicitation of proxies by the Board of Directors (the “Board”) and management of Lions Gate Entertainment Corp. (“Lionsgate,” the “Company,” “we,” “us” or “our”) and contains information relating to our annual general and special meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 12, 2017, beginning at 10:00 a.m., local time, at the Shangri-La Hotel, 188 University Avenue, Toronto, Ontario, M5H 0A3, Canada, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are in U.S. dollars, unless otherwise indicated.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2017
This proxy statement and our 2017 Annual Report for the fiscal year ended March 31, 2017 are available on the Internet at www.proxyvote.com. These materials are also available at the Corporate/Reports section on our website at www.lionsgate.com. The other information on our corporate website does not constitute part of this proxy statement.
About the Annual Meeting
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
We are using the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a printed copy of this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2017 (including the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2017, together with the auditor’s report thereon). The Notice contains instructions on how shareholders can access those documents over the Internet and vote their shares. The Notice also contains instructions on how each of those shareholders can receive a printed copy of the notice of Annual Meeting, the proxy card and this proxy statement (collectively, the “Meeting Materials”) and our 2017 Annual Report. We believe this process will expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.
In addition, the Company will utilize the “Notice and Access” rules adopted by the Canadian Securities Regulators pursuant to which the Company will post electronic copies of its Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and also at the Corporate/Reports section on our website at www.lionsgate.com, rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined below). Notwithstanding the foregoing, paper copies of the Meeting Materials are available but will only be mailed to those registered and Non-Registered Shareholders who request or who have previously requested paper copies. All other Shareholders will receive the Notice and a form of proxy which will contain information on how to obtain either electronic or paper copies of the Meeting Materials in advance of the Annual Meeting (the “Notice and Access Materials”). Registered shareholders may request paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. toll-free at (800) 579-1639 or by email at sendmaterial@proxyvote.com. Non-Registered Shareholders may request paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. toll-free at (800) 579-1639 or by email at sendmaterial@proxyvote.com.
In addition, the Company has elected not to use the procedure known as “stratification” in relation to its use of the Notice and Access rules. Stratification occurs when a reporting issuer using the Notice and Access rules provides a paper copy of an information circular and, if applicable, a paper copy of its financial statements and accompanying management’s discussion and analysis, to some, but not all, of its shareholders together with a notice of a meeting of its shareholders. In relation to the Annual Meeting, the Company’s registered and beneficial shareholders will receive only the Notice and Access Materials. No printed copies of this proxy statement, the financial statements of the Company will be mailed out unless specifically requested by a registered shareholder or Non-Registered Holder.
We are first mailing the Notice to our shareholders on or about August 1, 2017.
Lions Gate 2017 Proxy Statement   1

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote upon the matters outlined in the notice of meeting, including the election of directors, re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018, conducting an advisory vote on executive compensation, conducting an advisory vote on the frequency of future advisory votes on executive compensation, and approving the 2017 Lions Gate Entertainment Corp. Performance Incentive Plan. In addition, after the formal portion of the Annual Meeting, the Company’s management will report on the Company’s performance during fiscal 2017 and respond to appropriate questions from shareholders.
Who is entitled to vote at the Annual Meeting?
On December 8, 2016, the Company acquired Starz, a Delaware corporation (“Starz”), for approximately $4.4 billion in cash and stock. Immediately prior to the consummation of the acquisition of Starz, the Company affected a reclassification of its capital stock (the “Reclassification”), pursuant to which each then outstanding Lionsgate common share was converted into 0.5 shares of the Company’s Class A voting shares, without par value (the “Class A voting shares”) and 0.5 shares of the Company’s Class B non-voting shares, without par value per share (the “Class B non-voting shares”).
Only shareholders of record of the Company’s Class A voting shares (NYSE: LGF.A) at 5:00 p.m. (Eastern Standard Time) on July 25, 2017 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the Class A voting shares that they held on that date at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting. Each outstanding Class A voting share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 81,251,442 Class A voting shares were outstanding and entitled to vote and held by approximately 551 shareholders of record.
Holders of Class B non-voting shares are entitled to receive notice and to attend the Annual Meeting but are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 127,230,905 Class B non-voting shares outstanding. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class A voting shares.
Each shareholder of record has the right to appoint a person or company to represent the shareholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.
Who can attend and vote at the Annual Meeting?
Only registered shareholders of Class A voting shares or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Class B non-voting shareholders are entitled to notice of and to attend the Annual Meeting but are not entitled to vote at the Annual Meeting. Most holders of Class A voting shares of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the Class A voting shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold the Class A voting shares. Class A voting shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the Class A voting shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.
Shareholders are able to access the Notice and vote their shares following the instructions in the Notice. If shareholders have requested printed copies, Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Notice to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Notice and who have requested a printed copy of the Meeting Materials will either:
(i)
be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form.

2   Lions Gate 2017 Proxy Statement

Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or
(ii)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted to the number of Class A voting shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o MacKenzie Partners, Inc. Attention Lionsgate Tabulation, 105 Madison Avenue, New York, NY 10016.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Class A voting shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should request a legal proxy from their Intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or e-mail lionsgate@mackenziepartners.com.
A Non-Registered Shareholder may revoke a voting instruction form or request to receive Meeting Materials and to the vote which has been given to an Intermediary at any time by written notice to the Intermediary, provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to the vote which is not received by the Intermediary in a timely manner in advance of the Annual Meeting.
What constitutes a quorum?
A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of two holders of the Company’s Class A voting shares outstanding on the Record Date who, in the aggregate, hold at least 10% of the issued Class A voting shares of the Company entitled to vote at the Annual Meeting, will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
How do I vote at the Annual Meeting?
If you are a shareholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you requested and received printed copies of the Meeting Materials by mail, you can complete, sign and date the proxy card enclosed with the Meeting Materials you received and submit it at the Annual Meeting. If you are a beneficial shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the Intermediary that holds your shares, giving you the right to vote the Class A voting shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described herein so that your vote will be counted if you later decide not to attend the Annual Meeting.
At the Annual Meeting, a representative from Broadridge Financial Solutions, Inc. shall be appointed to act as scrutineer. The scrutineer will determine the number of Class A voting shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.
How can I vote my Class A voting shares without attending the Annual Meeting?
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your Class A voting shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may submit a proxy to authorize how your Class A voting shares are voted at the Annual Meeting. You can submit a proxy over the internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card
Lions Gate 2017 Proxy Statement   3

enclosed with the Meeting Materials. If you are a beneficial shareholder, you may also submit your voting instructions over the internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit voting instructions by telephone or mail by following the instructions provided in the voting instruction form sent by your Intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of the Company.
Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial shareholders must obtain a “legal proxy” from the Intermediary that holds their shares giving them the right to vote the shares in person at the Annual Meeting.
Can I change or revoke my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above. See How do I vote at the Annual Meeting? above if you are a Non-Registered Shareholder. If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Annual Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the Chairman of the Annual Meeting at the Annual Meeting or any adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•
As necessary to meet applicable legal requirements;

•
To allow for the tabulation and certification of votes; and

•
To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
What are the Board of Directors’ recommendations?
The enclosed proxy is solicited on behalf of the Board and the Company’s management. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board set forth with the description of each item in this proxy statement.
The Board recommends a vote:
•
“FOR” the election of each of the nominated directors (see page 12);

•
“FOR” the re-appointment of Ernst & Young LLP as our independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (see page 24);

•
“FOR” the proposal regarding an advisory vote to approve executive compensation (see page 25);

•
“EVERY ONE YEAR” for the frequency for future advisory votes on executive compensation (see page 26); and

•
“FOR” the proposal regarding approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (see page 27).

Other than the proposals described in this document, the Board does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve the election of each of the nominated directors?
A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 13 nominees for director (“Proposal 1”). A plurality means that the 13 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their Class A voting shares for purposes of electing directors.
4   Lions Gate 2017 Proxy Statement

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 1 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 1, this will result in a “broker non-vote.”
For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal 1.
Broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 1. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve the re-appointment of Ernst & Young LLP as our independent registered public accounting firm?
The affirmative vote of a majority of the votes cast by holders of the Company’s Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm (“Proposal 2”).
Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 2.
For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal 2.
There are no broker non-votes for Proposal 2. Abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?
The affirmative vote of a majority of the votes cast by holders of the Company’s Class A voting shares present or represented by proxy at the Annual Meeting is required for the advisory vote to approve executive compensation (“Proposal 3”). Notwithstanding the vote required, please be advised that Proposal 3 is advisory only and is not binding on us. The Board will consider the outcome of the vote of this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.
Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 3 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 3, this will result in a “broker non-vote.”
For purposes of determining the number of votes cast, only Class A voting shares voting “FOR,”“AGAINST” or “ABSTAIN” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal 3.
Broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 3. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve the proposal regarding the frequency of future advisory votes on executive compensation?
Shareholders’ choices for the frequency of advisory vote on executive compensation are limited to “EVERY ONE YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” and “ABSTAIN” (“Proposal 4”). If no option receives the affirmative vote of at least a majority of the votes cast by holders of Class A voting shares present in person or represented by proxy at the Annual Meeting, then the Board of Directors will consider the option receiving the highest number of votes as the preferred option of the shareholders. Notwithstanding the vote required, please be advised that Proposal 4 is advisory only and is not binding on us. The Board will consider the outcome of the vote of this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.
Lions Gate 2017 Proxy Statement   5

Note that if your Class A voting shares are held by a broker or nominees, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 4 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 4, this will result in a “broker non-vote.”
For purposes of determining the number of votes cast, only Class A voting shares voting “EVERY ONE YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the frequency option receiving the highest number of votes. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve the proposal regarding approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan?
The affirmative vote of a majority of the votes cast by holders of the Company’s Class A voting shares present or represented by proxy at the Annual Meeting is required for approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (“Proposal 5”).
Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 5 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 5, this will result in a “broker non-vote.”
For purposes of Proposal 5, under New York Stock Exchange (the “NYSE”) listing standards applicable to shareholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of Proposal 5 only, abstentions will have the effect of a vote “AGAINST” the proposal.
Broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 5. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
Who pays for the preparation of this proxy statement?
The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the Notice and, as applicable, this proxy statement, notice of the Annual Meeting and proxy card. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. We have retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of proxy materials and solicitation of proxies on our behalf for an estimated fee of  $20,000 plus reimbursement of certain out-of-pocket expenses.
May I propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?
Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual meeting, we must receive your written proposal no later than March 30, 2018. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals or recommendation for director nominees submitted as per the Business Corporations Act (British Columbia) (the “BC Act”) to be presented at the next annual general meeting of shareholders must be received by our Corporate Secretary at our registered office no later than June 11, 2018, and must comply with the requirements of the BC Act. If you wish to recommend a director nominee you should also provide the information set forth under Information Regarding the Board of Directors and Committees of the Board of Directors — Shareholder Communications.
If the date of the 2018 annual meeting is advanced or delayed by more than 30 days from the date of the 2017 annual meeting, under U.S. laws, shareholder proposals intended to be included in the proxy statement for the 2018 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2018 annual meeting.
6   Lions Gate 2017 Proxy Statement

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to June 11, 2018, the proxies solicited by the Board for the 2018 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2018 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2018 annual meeting is advanced or delayed more than 30 days from the date of the 2017 annual meeting, then the shareholder proposal must have been submitted to us within a reasonable time before we mail the proxy statement for the 2018 annual meeting.
Who can I contact if I have questions?
Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this proxy statement or in respect of voting your shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or e-mail lionsgate@mackenziepartners.com.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the Annual Meeting.
NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
Our registered and head office is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Our principal executive offices and our corporate head office is located at 2700 Colorado Avenue, Santa Monica, California 90404, and our telephone number is (310) 449-9200. Our website is located at www.lionsgate.com. Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this proxy statement. As used in this proxy statement, unless the context requires otherwise, the terms “Lionsgate,” “we,” “us,” “our” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.
The date of this proxy statement is July 28, 2017
Lions Gate 2017 Proxy Statement   7

Security Ownership of Certain Beneficial Owners
The following table presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 25, 2017 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of any class of our common stock. All of such information is based on publicly available filings. The security ownership information is given as of July 25, 2017 and, in the case of percentage ownership information, is based upon 81,251,442 Class A voting shares and 127,230,905 Class B non-voting shares, in each case, outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
	Class A Voting Shares		Class B Non-Voting Shares
Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class(2)
Mark H. Rachesky, M.D.(3)	15,139,190	18.6%	15,139,331	11.9%
Dr. John C. Malone(4)	6,394,477	7.9%	6,465,514	5.1%
SMALLCAP World Fund, Inc.(5)	4,528,393	5.6%	4,281,629	3.4%
Kornitzer Capital Management, Inc.(6)	4,375,620	5.4%	4,401,870	3.5%
Vanguard Group, Inc.(7)	4,032,589	5.0%	7,432,343	5.8%
FMR LLC(8)	2,695,208	3.3%	8,197,576	6.4%

(1)
The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D. c/o MHR Fund Management LLC (“MHR Fund Management”), 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; John C. Malone, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, CO 80112; SMALLCAP World Fund, Inc., 6455 Irvine Center Drive, Irvine, California 92618; Kornitzer Capital Management, Inc., 5420 West 61st Place, Shawnee Mission, Kansas 66205; Vanguard Group, Inc., PO Box 2600, V26, Valley Forge PA 19482-2600; and FMR, LLC, 245 Summer Street, Boston, Massachusetts 02210.

(2)
The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 25, 2017 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by (2) the sum of (A) 81,251,442 or 127,230,905, which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 25, 2017, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 25, 2017 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 23, 2017).

(3)
The information is based solely on the information in a Form 4 filed with the SEC on April 4, 2017 by Dr.  Rachesky. According to the information in the Form 4: MHR Institutional Advisors III LLC and MHR Institutional Partners III LP each have sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Fund Management and MHR Holdings LLC each have sole voting and dispositive power over 15,105,522 Class A voting shares and 15,105,522 Class B non-voting shares; and Dr. Rachesky has sole voting and dispositive power over 15,139,190 Class A voting shares and 15,139,331 Class B non-voting shares. Also includes 876 Class A voting restricted shares units and 876 Class B non-voting restricted shares units that will vest on or before September 23, 2017. See also Proposal 1—Election of Directors—Investor, Voting and Standstill Agreements.

(4)
The information is based solely on the information in a Schedule 13D/A filed with the SEC on December 13, 2016 by Dr. Malone. Includes (i)125,000 Class A voting shares and 125,000 Class B non-voting share held by the Malone Family Land Preservation Foundation, and 153,250 Class A voting shares and 153,250 Class B non-voting shares held by the Malone Family Foundation, as to which shares Dr. Malone has disclaimed beneficial ownership; (ii) 269,829 Class A voting shares and 269,829 Class B non-voting shares held by the John C. Malone June 2003 Charitable Remainder Trust with respect to which Dr. Malone is the sole trustee and, with his wife, retains a unitrust interest; (iii) 1,935,769 Class A voting shares and 1,935,769 Class B non-voting shares held by the Malone Starz 2015 Charitable Remainder Trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest. This amount does not reflect (A) 2,500,000 Class A voting shares and 2,500,000 Class B non-voting shares held by Discovery Lighting Investments Ltd.

8   Lions Gate 2017 Proxy Statement

(“Discovery”) (B) 2,500,000 Class A voting shares and 2,500,000 Class B non-voting shares held by Liberty Global Incorporated Limited (“Liberty”) or (C) an aggregate of 15,138,314 Class A voting shares and 15,140,361 Class B non-voting shares beneficially owned by Dr. Rachesky and the MHR entities as described in footnote (11) below. See also Proposal 1—Election of Directors—Investor, Voting and Standstill Agreements.
(5)
The information is based solely on a Form N-CSR filed on May 31, 2017 with the SEC by SMALLCAP World Fund, Inc. SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, advised by Capital Research and Management Company (“CRMC”). CRMC manages equity assets for various investment companies through three divisions, Capital Research Global Investors, Capital World Investors, and Capital International Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(6)
The information is based solely on a Schedule 13F-HR filed on May 1, 2017 by Kornitzer Capital Management, Inc.

(7)
The information is based solely on a Schedule 13F-HR filed on May 12, 2017 with the SEC by Vanguard Group Inc.

(8)
The information is based solely on a Schedule 13F-HR filed on May 11, 2017 with the SEC by FMR LLC.

Lions Gate 2017 Proxy Statement   9

Security Ownership of Management
The following table presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 25, 2017 (unless otherwise indicated) by (i) each current director, nominee for director and current Named Executive Officer (as defined herein), and (ii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. Except for shares in brokerage accounts, which may, from time to time together with other securities in the account, serve as collateral for margin loans made in such accounts (other than a $150,000 minimum value of shares required to be held in the Company by directors), no shares reported as beneficially owned have been pledged as security for any loan or indebtedness.
	Class A Voting Shares		Class B Non-Voting Shares
	Number of Shares(1)	% of Class(2)	Number of Shares(1)	% of Class(2)
James W. Barge(3)	204,289	*	204,289	*
Steven Beeks(4)	289,031	*	289,031	*
Michael Burns(5)	2,140,112	2.6%	2,140,439	1.7%
Gordon Crawford(6)	169,012	*	204,065	*
Arthur Evrensel(6)	21,689	*	21,712	*
Jon Feltheimer(7)	2,472,705	3.0%	2,472,705	1.9%
Emily Fine(8)	2,071	*	2,122	*
Michael T. Fries	0	*	0	*
Brian Goldsmith(9)	233,197	*	233,157	*
Sir Lucian Grainge(8)	407	*	407	*
Wayne Levin(10)	302,286	*	302,278	*
Dr. John C. Malone(11)	6,394,477	7.9%	6,465,514	5.1%
G. Scott Paterson(6)	119,643	*	119,683	*
Mark H. Rachesky, M.D.(12)	15,139,190	18.6%	15,139,331	11.9%
Daryl Simm(6)	36,095	*	36,121	*
Hardwick Simmons(6)	44,325	*	44,357	*
David M. Zaslav	0	*	0	*
All current executive officers and directors as a group (17 persons)	27,568,524	32.4%	27,675,211	21.1%

*
Less than 1%

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units and restricted share units vesting and options and SARs exercisable within 60 days of July 25, 2017 (i.e., September 23, 2017).

(2)
The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 25, 2017 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) the sum of  (A) 81,251,442 or 127,230,905, which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 25, 2017, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 25, 2017 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 23, 2017).

(3)
Includes the following: (i) 7,291 Class A voting restricted share units and 7,291 Class B non-voting restricted share units that will vest on or before September 23, 2017; (ii) 143,200 Class A voting shares and 143,200 Class B non-voting shares subject to options that are currently exercisable; and (iii) 21,496 Class A voting shares and 21,496 Class B non-voting shares subject to options that are exercisable on or before September 23, 2017.

(4)
Includes 237,056 Class A voting shares and 237,056 Class B non-voting shares subject to options that are currently exercisable.

(5)
Includes 1,109,018 Class A voting shares and 1,109,018 Class B non-voting shares subject to options that are currently exercisable.

10   Lions Gate 2017 Proxy Statement

(6)
Includes 876 Class A voting restricted shares units and 876 Class B non-voting restricted shares units that will vest on or before September 23, 2017.

(7)
Includes 1,793,380 Class A voting shares and 1,793,380 Class B non-voting shares subject to options that are currently exercisable.

(8)
Includes 407 Class A voting restricted share units and 407 Class B non-voting restricted share units that will vest on or before September 23, 2017.

(9)
Includes 172,374 Class A voting shares and 172,374 Class B non-voting shares subject to options that are currently exercisable.

(10)
Includes 218,641 Class A voting shares and 218,641 Class B non-voting shares subject to options that are currently exercisable.

(11)
The information is based solely on the information in a Schedule 13D/A filed with the SEC on December 13, 2016 by Dr. Malone. Includes (i) 125,000 Class A voting shares and 125,000 Class B non-voting share held by the Malone Family Land Preservation Foundation, and 153,250 Class A voting shares and 153,250 Class B non-voting shares held by the Malone Family Foundation, as to which shares Dr. Malone has disclaimed beneficial ownership; (ii) 269,829 Class A voting shares and 269,829 Class B non-voting shares held by the John C. Malone June 2003 Charitable Remainder Trust with respect to which Dr. Malone is the sole trustee and, with his wife, retains a unitrust interest; (iii) 1,935,769 Class A voting shares and 1,935,769 Class B non-voting shares held by the Malone Starz 2015 Charitable Remainder Trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest. This amount does not reflect (A) 2,500,000 Class A voting shares and 2,500,000 Class B non-voting shares held by Discovery (B) 2,500,000 Class A voting shares and 2,500,000 Class B non-voting shares held by Liberty or (C) an aggregate of 15,138,314 Class A voting shares and 15,140,361 Class B non-voting shares beneficially owned by Dr. Rachesky and the MHR entities as described in footnote (11) below. See also Proposal 1—Election of Directors—Investor, Voting and Standstill Agreements.

(12)
The information is based solely on the information in a Form 4 filed with the SEC on April 4, 2017 by Dr.  Rachesky. According to the information in the Form 4: MHR Institutional Advisors III LLC and MHR Institutional Partners III LP each have sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Fund Management LLC and MHR Holdings LLC each have sole voting and dispositive power over 15,105,522 Class A voting shares and 15,105,522 Class B non-voting shares; and Dr. Rachesky has sole voting and dispositive power over 15,139,190 Class A voting shares and 15,139,331 Class B non-voting shares 30,273,049 shares. Also includes 876 Class A voting restricted shares units and 876 Class B non-voting restricted shares units that will vest on or before September 23, 2017. See also Proposal 1—Election of Directors—Investor, Voting and Standstill Agreements.

Lions Gate 2017 Proxy Statement   11

Proposal 1
Election of Directors

Nominees for Directors

Nominees for Directors
Our Board has resolved to set the number of current directors at 13. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the 13 persons named below have been nominated for election as directors. Each nominee, if elected at the Annual Meeting, will serve until our 2018 Annual General Meeting of Shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Articles or applicable law. Proxies cannot be voted for a greater number of persons than the nominees named.
Pursuant to the Investor Rights Agreement discussed below, Mr. Zaslav serves as the designee of Discovery, Mr. Fries serves as the designee of Liberty, and Mr. Grainge, Dr. Rachesky and Ms. Fine serve as designees of MHR Management Fund.
The nominees have consented to serve on the Board if elected and the Board has no reason to believe that they will not serve if elected. If, any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Board has designated as proxies may vote for a substitute nominee if the Board has designated a substitute nominee or for the balance of the nominees, in which case, the number of directors serving on our Board will be deemed to be the number of directors that are elected.
There are no family relationships among the nominees for directors or executive officers of the Company. Ages are as of July 25, 2017.
Michael Burns
Age: 58 Director Since: August 1999 Position with the Company: Vice Chairman since March 2000 Residence: Santa Monica, California	Business Experience Mr. Burns served as Managing Director and Head of the Office at Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Other Directorships

Mr. Burns is a director, member of the Audit Committee and member of the Finance Committee of Hasbro, Inc. (HAS: NASDAQ). Mr. Burns is also the Chairman and a co-founder of Novica.com, a private company, and a member of the Board of Visitors of the John E. Anderson Graduate School of Management at the University of California Los Angeles.

Qualifications

Mr. Burns joined Mr. Feltheimer in building the Company into a premier next generation global entertainment company with annual revenue of approximately $3.2 billion in fiscal 2017. Through an accomplished career specialized in raising equity within the media and entertainment industry, Mr. Burns brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. Additionally, Mr. Burns’ extensive knowledge of, and history with, the Company, his financial and investment banking expertise, his in-depth understanding of our industry, his connections in the business community and relationships with our shareholders, makes Mr. Burns an invaluable advisor to the Board.

12   Lions Gate 2017 Proxy Statement

Gordon Crawford
Age: 70 Director Since: February 2013 Committee Membership: Strategic Advisory Committee Residence: La Cañada, California
Business Experience

Since June 1971, Mr. Crawford served in various positions at Capital Research and Management, a privately held investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President. Currently, Mr. Crawford serves as Chairman of the Board of Trustees of the U.S. Olympic and Paralympic Foundation, serves on the Board of the LA24 Olympic Bid Committee and is a Life Trustee on the Board of Trustees of Southern California Public Radio. Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and Vice Chairman of the Paley Center for Media.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry since 1971. This professional experience and deep understanding of the media and entertainment sector makes Mr. Crawford a valuable member of our Board.

Arthur Evrensel
Age: 59 Director Since: September 2001 Committee Membership: Compensation Committee (Chair) Residence: North Vancouver, British Columbia
Business Experience

Mr. Evrensel is a founding partner of the law firm of Michael, Evrensel & Pawar LLP, which was formed in February 2014. Prior to that, Mr. Evrensel was a partner with the law firm of Heenan Blaikie LLP from 1992 until February 2014.

Qualifications

Mr. Evrensel is a leading counsel in entertainment law relating to television and motion picture development, production, financing and distribution, as well as in the areas of new media and video game law. Mr. Evrensel is recognized as one of Canada’s leading entertainment lawyers, including his recognition in the Guide to the Leading 500 Lawyers in Canada published by Lexpert/American Lawyer (since 2002), the Euromoney’s Guide to the World’s Leading Technology, Media & Telecommunications Lawyers (since 2002) and The Best Lawyers in Canada (Woodward/White). In 2012, Mr. Evrensel was named Vancouver Best Lawyer of the Year in Entertainment Law. Mr. Evrensel has also been recognized since 2002 in the annual Canadian Legal Lexpert Directory in entertainment law as Most Frequently Recommended. Mr. Evrensel has published numerous articles on entertainment law pertaining to international co-productions and bank financing in the filmed entertainment industry, has lectured on entertainment law at McGill University in Montreal, the University of British Columbia in Vancouver, as well as at the University of Victoria, and has chaired numerous seminars and conferences relating to the film and television industry in Canada, the United States, China and England. Mr. Evrensel was the contributing editor of the Entertainment Agreements Volume of Canadian Forms & Precedent (2001-2007) published by Butterworths Canada. This expertise, along with his in-depth understanding of our industry and his network in the business and entertainment community provide meaningful leadership for the Board.

Lions Gate 2017 Proxy Statement   13

Jon Feltheimer
Age: 65 Director Since: January 2000 Position with the Company: Chief Executive Officer since March 2000 and Co-Chairman of the Board from June 2005 to February 2012 Residence: Los Angeles, California
Business Experience

Mr. Feltheimer worked for Sony Pictures Entertainment from 1991 to 1999, serving as Founder and President of TriStar Television from 1991 to 1993, as President of Columbia TriStar Television from 1993 to 1995, and, from 1995 to 1999, as President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment.

Other Directorships

Mr. Feltheimer is a director of the Board of Directors of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO). Mr. Feltheimer is also a director of Celestial Tiger Entertainment, the Company’s joint venture with Saban Capital Group, Inc. and Celestial Pictures (a company wholly-owned by Astro Malaysia Holdings Sdn. Bhd.), and Pop, the Company’s joint venture with CBS.

Qualifications

During Mr. Feltheimer’s tenure, the Company has grown from its independent studio roots into a premier next generation global content leader with a reputation for innovation. As our Chief Executive Officer, Mr. Feltheimer provides a critical link to management’s perspective in Board discussions regarding the business and strategic direction of the Company. With over 30 years of experience in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Board, as well as an in-depth understanding of our industry and invaluable relationships in the business and entertainment community.

Emily Fine
Age: 43 Director Since: November 2015 Committee Membership: Audit & Risk Committee Residence: New York, New York
Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media M&A transactions. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to delivering free digital educational content to the world’s underprivileged children.

Qualifications

Ms. Fine brings to the Board a unique perspective of our business operations and valuable insight regarding financial matters. Ms. Fine has 20 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with the Company over the past 7 years. Ms.  Fine holds a Bachelor of Business Administration from the University of Michigan.

Investor Rights Agreement As discussed below, Ms. Fine serves as a designee of MHR Fund Management under the Investor Rights Agreement.
14   Lions Gate 2017 Proxy Statement

Michael T. Fries
Age: 54 Director Since: November 2015 Committee Membership: Compensation Committee Residence: Denver, Colorado
Business Experience

Mr. Fries has served as the Chief Executive Officer, President and Vice Chairman of the Board of Directors of Liberty Global plc since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and LGI International, Inc. (“LGI”) were combined under Liberty Global, plc’s predecessor, LGI.

Other Directorships

Mr. Fries is the Vice Chairman of the Board of Directors of Liberty Global, plc (since June 2005) and a director of Grupo Televisa S.A.B. (since April 2015). Previously, he served as a director of UGC and its predecessor from 1999 to 2005. Mr. Fries also served as executive chairman of Austar from 1999 until 2003, and thereafter as non-executive chairman of Austar until its sale in May 2012. Mr. Fries is a director of CableLabs®, The Cable Center, the non-profit educational arm of the U.S. cable industry, and various other non-profit and privately held corporate organizations. Mr. Fries serves as a Telecom Governor and Steering Committee member of the World Economic Forum. Mr. Fries received his Bachelor’s Degree from Wesleyan University (where he is a member of the Board of Trustees) and his Masters of Business Administration from Columbia University (where he is a member of the Board of Overseers for the business school).

Qualifications

Mr. Fries has nearly 30 years of experience in the cable and media industry, starting with the investment banking division of PaineWebber Incorporated where he specialized in domestic and international transactions for media companies before joining the management team of UnitedGlobalCom Inc.’s (UGC) predecessor in 1990 shortly after its formation. Mr. Fries held various executive positions at UGC, including president of the Asia/Pacific division where he managed the formation and operational launch of the business and subsequent flotation of the stock of Austar United Communications Ltd., then an Australia public company and one of Liberty Global plc’s subsidiaries. He became Chief Executive Officer of UGC in 2004. As an executive officer of UGC, he oversaw its growth into a leading international broadband communications provider and was instrumental in the negotiation and management of the transactions with Liberty Interactive Corporation (then known as Liberty Media Corporation) and LGI International Inc. that led up to and culminated in the formation of its predecessor LGI.
Mr. Fries’ significant executive experience building and managing international distribution and programming businesses, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for Liberty Global plc contribute a valuable perspective to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen the Board’s collective qualifications, skills and attributes.

Investor Rights Agreement As discussed below, Mr. Fries serves as the designee of Liberty under the Investor Rights Agreement.
Lions Gate 2017 Proxy Statement   15

Sir Lucian Grainge
Age: 57 Director Since: September 2016 Residence: Pacific Palisades, California
Business Experience

Mr. Grainge is currently the Chairman and Chief Executive Officer of Universal Music Group, positions he has held since March 2011 and January 2011, respectively. Prior to that, Mr. Grainge held positions of increasing responsibility within the Universal Music Group organization, a subsidiary of Vivendi S.A. (“Vivendi”), including serving as the Chairman and Chief Executive Officer of Universal Music UK from 2001 until 2005 and as the Chairman and Chief Executive Officer of Universal Music Group International from 2005 until February 2010. In addition, Mr. Grainge served on Vivendi’s management board from April 2010 until June 2012.

Other Directorships

Mr. Grainge previously served as a member of the Board of Directors of Activision Blizzard, Inc. (from March 2011 until October 2013) and a member of the Board of DreamWorks Animation SKG, Inc. (from May 2013 to August 2016).

Qualifications

In 2016, Sir Lucian was bestowed with a knighthood by Her Majesty Queen Elizabeth II in the Queen’s 90th Birthday Honours list for accomplishments in the music industry. In 2012, Mr. Grainge was appointed a UK Business Ambassador with a special remit from British Prime Minister David Cameron on global media and entertainment. In 2011, Mr. Grainge was named a Trustee of the American Friends of the Royal Foundation of the Duke and Duchess of Cambridge and Prince Harry. Mr. Grainge serves on the Board of Trustees of Northeastern University. As a result of more than 30 years of experience in the music and entertainment businesses, including as an active Chief Executive Officer of a large entertainment company with worldwide operations, Mr. Grainge brings extensive knowledge of the entertainment industry to the Board.

Investor Rights Agreement As discussed below, Mr. Grainge will serve as a designee of MHR Fund Management under the Investor Rights Agreement.
Dr. John C. Malone
Age: 76 Director Since: March 2015 Residence: Englewood, Colorado
Business Experience and Directorships

Dr. Malone has served as the Chairman of the Board of Liberty Media Corporation (LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK: NASDAQ) (including its predecessor) since August 2011 and as a director since December 2010. Dr. Malone served as the Chief Executive Officer of Liberty Interactive Corporation (QVCA, QVCB, LVNTA, LVNTB: NASDAQ) (including its predecessors, “Liberty Interactive”) from August 2005 to February 2006. Dr. Malone served as the Chairman of the Board of Tele-Communications, Inc. (“TCI”) from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997. Dr. Malone holds a Bachelor’s Degree in electrical engineering and economics from Yale University, a Master’s Degree in industrial management and a Ph.D. in operations research from Johns Hopkins University.

Other Directorships

Dr. Malone has served as (i) a director and the Chairman of the Board of Liberty Interactive since 1994, (ii) the Chairman of the Board of Liberty Broadband Corporation (LBRDA, LBRDK: NASDAQ) since November 2014, (iii) the Chairman of the Board of Liberty Expedia Holdings, Inc. (LEXEA, LEXEB: NASDAQ) since November 2016, (iv) the

16   Lions Gate 2017 Proxy Statement

Chairman of the Board of Liberty Global plc (LBTYA, LBTYB, LBTYK, LILA, LILAK: NASDAQ) since June 2013, having previously served as the Chairman of the Board of Liberty Global plc’s predecessor, Liberty Global, Inc., from June 2005 to June 2013, (v) a director of Discovery Communications, Inc. (DISCA, DISCB, DISCK: NASDAQ) since September 2008, (vi) a director of Expedia, Inc. (EXPE: NASDAQ) since December 2012, having previously served as a director from August 2005 to November 2012 and (vii) a director of Charter Communications, Inc. (CHTR: NASDAQ) since May 2013.
Dr. Malone served as (i) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ii) a director of Live Nation Entertainment, Inc. from January 2010 to February 2011, (iii) the Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010, (iv) a director of Sirius XM Radio Inc. from April 2009 to May 2013, (v) a director of IAC/InterActiveCorp from May 2006 to June 2010 and (vi) the Chairman of the Board of Liberty TripAdvisor Holdings, Inc. from August 2014 to June 2015.

Qualifications

Dr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Dr. Malone’s industry knowledge and unique perspective on our business make him an invaluable member of the Board.

Exchange Agreement

On March 27, 2015, pursuant to the terms of a stock exchange agreement entered into on February 10, 2015, the Company exchanged 4,967,695 of its newly issued common shares for 2,118,038 shares of Series A common stock of Starz and 2,590,597 shares of Series B common stock of Starz held by certain affiliates of Dr. Malone. After the closing of the exchange, on March 27, 2015, the Company appointed Dr. Malone to its Board.

G. Scott Paterson
Age: 53 Director Since: November 1997 Committee Membership: Audit & Risk Committee (Chair) Residence: Toronto, Ontario
Business Experience

Mr. Paterson is a media/technology venture capitalist. Mr. Paterson previously served as Chairman & Chief Executive Officer of Yorkton Securities Inc. which, during his tenure, was Canada’s leading technology and entertainment-focused investment bank. Mr. Paterson has also served as Chairman of the Canadian Venture Stock Exchange and Vice Chairman of the Toronto Stock Exchange. In 2009, Mr. Paterson obtained an ICD.D designation by graduating from the Rotman Institute of Corporate Directors at the University of Toronto. In 2014, Mr. Paterson obtained a Certificate in Entertainment Law from Osgoode Hall Law School.

Other Directorships

Mr. Paterson is Chairman and a member of the Nominating & Governance Committee of Symbility Solutions Inc. (SY: TSXV); Chairman of QYOU Media Inc (QYOU: TSXV), Chairman of Engagement Labs Inc. (EL: TSXV); Chairman of Apogee Opportunities Ltd. (APE: TSXV); and Special Consultant to the Chair of NeuLion Inc (NLN: TSX). Mr. Paterson is also a Chairman of privately held FutureVault Inc. and a director of each of Freepour Control Systems and Giftgram Inc. Mr. Paterson also serves on the Board of Advisors of the Canadian Film Centre’s Media Lab IdeaBoost Program. In addition, Mr. Paterson is Chairman of the Merry Go Round Children’s Foundation and a Governor of Ridley College.

Lions Gate 2017 Proxy Statement   17

Qualifications

Mr. Paterson’s investment banking background experience together with management experience with media/entertainment/technology-related companies provides the Board with significant operational and financial expertise in these industries. His extensive experience as a director and chairman of other public companies affords a wide range of knowledge surrounding strategic transactions, board of director oversight, corporate responsibility and securities regulations all of which are valuable to the Board when considering recommendations and decisions for the Company.

Mark H. Rachesky, M.D.
Age: 58 Director Since: September 2009 Position with the Company: Chairman of the Board, Strategic Advisory Committee and Compensation Committee Residence: New York, New York
Business Experience

Dr. Rachesky is the founder and President of MHR Fund Management. Dr. Rachesky holds an M.B.A. from the Stanford University School of Business, an M.D. from the Stanford University School of Medicine, and a B.A. from the University of Pennsylvania.

Other Directorships

Dr. Rachesky is the Non-Executive Chairman of the Board of Directors, member of the Executive Committee and Chairman of the Compensation Committee of Loral Space & Communications Inc. (LORL: NASDAQ); a director and member of the Nominating and Governance Committee and the Compensation Committee of Emisphere Technologies, Inc. (EMIS: OTCBB); a director and member of the Nominating Committee, the Governance Committee and the Compensation Committee of Titan International, Inc. (TWI: NYSE); and a director and member of the Nominating and Governance Committee, Co-Chairman of the Finance Committee and a member of the Compensation Committee of Navistar International Corporation (NAV: NYSE). Dr. Rachesky formerly served on the Board of Directors of Leap Wireless International, Inc. (NASDAQ: LEAP) until its merger with AT&T in March 2014. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the President of MHR Fund Management, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 20 years, together with his experience as chairman and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Board relating to economic, financial and business conditions affecting the Company and its strategic direction.

Investor Rights Agreement As discussed below, Dr. Rachesky serves as a designee of MHR Fund Management under the Investor Rights Agreement.
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Daryl Simm
Age: 56 Director Since: September 2004 Committee Memberships: Nominating and Corporate Governance Committee (Chair) and Compensation Committee Residence: Old Greenwich, Connecticut	Business Experience Since February 1998, Mr. Simm has been Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc. (OMC:NYSE).

Qualifications

Mr. Simm leads one of the industry’s largest media planning and buying groups representing blue-chip global advertisers that connect their brands to consumers through entertainment content. The agencies he leads routinely receive accolades as the most effective and creative in their field and he has been recognized as one of the “100 most influential leaders in marketing, media and tech.” Earlier in his career, Mr. Simm ran P&G Productions, a prolific producer of television programming, where he was involved in large co-production ventures and international content distribution. Mr. Simm was also the top media executive at Procter & Gamble, the world’s largest advertiser and a pioneer in the use of branded entertainment content. Mr. Simm’s broad experience across the media and content space makes him well qualified to serve on the Board.

Hardwick Simmons
Age: 77 Director Since: June 2005 Committee Membership: Strategic Advisory Committee (Chair) and Audit & Risk Committee Residence: Marion, Massachusetts
Business Experience

Mr. Simmons currently serves as a director of Invivoscribe, Inc. and Stonetex Oil Company, privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

From 2003 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (RJF: NYSE). Additionally, from 2007 to 2009, Mr. Simmons was a director of Geneva Acquisition Corp., a company listed on the American Stock Exchange.

Qualifications

Mr. Simmons, through an accomplished career overseeing one of the largest equity securities trading markets in the world and other large complex financial institutions, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his broad business knowledge, connections in the business community and valuable insight regarding investment banking and regulation are relevant to the Board’s oversight of the Company’s business.

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David M. Zaslav
Age: 57 Director Since: November 2015 Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York
Business Experience

Mr. Zaslav serves as President and Chief Executive Officer (since January 2007), and a common stock director of Discovery Communications, Inc. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from October 1999 to May 2006.

Other Directorships

Mr. Zaslav serves on the Board of Directors of The Cable Center, the Center for Communication, Discovery Communications, Inc. (NASDAQ: DISCA), Grupo Televisa, S.A.B. (NYSE: TV; BMW: TLEVISA CPO), the National Cable & Telecommunications Association, Partnership for New York City, Skills for America’s Future, Sirius XM Holdings Inc. (NASDAQ: SIRI), and USC Shoah Foundation. Mr. Zaslav also serves on Sirius XM Radio Inc.’s Nominating and Corporate Governance committee of the Board of Directors. Mr. Zaslav is also a member of the Board of Trustees for the Paley Center for Media and the Mt. Sinai Medical Center. Mr. Zaslav was a director of Univision from 2012 to 2015 and TiVo Inc. from 2000 to 2010.

Qualifications

Mr. Zaslav’s value to the Board includes his extensive executive experience in the media and entertainment business, focusing on cable television. Mr. Zaslav has a deep understanding of the media business, both domestically and internationally, through years of leadership at both Discovery Communications, Inc., a global media company with a portfolio of nonfiction, lifestyle, sports and kids content brands across pay-television, free-to-air and digital properties in more than 220 countries and territories, and former executive positions at NBC Universal. Mr. Zaslav’s expertise positions him to advise the Company in considering business opportunities and provide a concrete understanding of developing cable networks.

Investor Rights Agreement As discussed below, Mr. Zaslav serves as the designee of Discovery under the Investor Rights Agreement.

Investor, Voting and Standstill Agreements

Investor Rights Agreement
On November 10, 2015, (i) Liberty, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Liberty Global plc, agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management and (ii) Discovery, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Discovery Communications, Inc., agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”). Dr. Malone, a director of the Company and holder of approximately 7.9% of the Company’s outstanding Class A voting shares and 5.1% of the Company’s outstanding Class B non-voting shares, is also the chairman of the board of Liberty Global plc and holds shares representing approximately 25.7% of the votes of Liberty Global plc, based on Liberty Global plc’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2017. In addition, Dr. Malone is a director of Discovery Communications, Inc. and holds shares representing approximately 28.2% of its votes, based on Discovery Communications, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2017.
In connection with the Purchases, on November 10, 2015, the Company entered into an investor rights agreement with Liberty Global plc, Discovery Communications, Inc., Liberty, Discovery and certain affiliates of MHR Fund Management (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company agreed to expand the size of its Board to 14 members and to appoint (a) Mr. Fries, President and Chief Executive Officer of
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Liberty Global plc, (b) Mr. Zaslav, President and Chief Executive Officer of Discovery Communications, Inc., and (c) Ms. Fine, a Principal of MHR Fund Management, as directors to fill the resulting vacancies, which became effective on November 12, 2015.
The Investor Rights Agreement provides that (1) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include three designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Board approval) on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual meeting of the Company’s shareholders. Mr. Grainge, Dr. Rachesky and Ms. Fine, were appointed as designees of MHR Fund Management pursuant to the Investor Rights Agreement.
In addition, the Investor Rights Agreement provides that (1) for so long as Liberty and Discovery (together with certain of their affiliates) beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of Liberty and one designee of Discovery on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as Liberty and Discovery (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of Liberty and Discovery, collectively, on its slate of director nominees for election at each future annual meeting of the Company’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery does not, (b) Discovery, if Discovery individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery, jointly, if neither Liberty nor Discovery individually exceeds such 5,000,000 common share threshold. As stated above, Mr. Zaslav was appointed as a designee of Discovery and Mr. Fries was appointed as a designee of Liberty and they were both appointed as directors of the Company effective on November 12, 2015.
Under the Investor Rights Agreement, Liberty and Discovery (together with certain of their affiliates) have agreed that if they sell or transfer any of their Company common shares to a shareholder or group of shareholders that beneficially own 5% or more of the Company’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of the Company’s then outstanding common shares, any such transferee would have to agree to the standstill, transfer and voting provisions set forth in the Investor Rights Agreement and the Voting and Standstill Agreement (described below), subject to certain exceptions set forth in the Investor Rights Agreement.
In addition, Liberty and Discovery have agreed to not solicit or hire any members of the Company’s senior management until November 10, 2018, subject to certain exceptions. The Company has also agreed to provide Liberty, Discovery and MHR Fund Management with certain pre-emptive rights on shares that the Company may issue in the future for cash consideration. Furthermore, the Company has agreed that, until November 10, 2020, the Company will not adopt a “poison pill” or “shareholder rights plan” that would prevent Liberty, Discovery and Dr.  Malone (together with certain of their affiliates) from beneficially owning at least 18.5% of the outstanding voting power of the Company in the aggregate.
The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2015.
Amendment to Investor Rights Agreement
On June 30, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starz, and Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Orion Arm”) pursuant to which, on December 8, 2016, Orion Arm merged with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger Agreement, the parties entered into Amendment No. 1 to the Investor Rights Agreement (“Amendment No. 1 to the Investor Rights Agreement”), which, among other things, requires the Company to call a stockholder meeting in order to seek the approval of its stockholders for any issuance of New Issue Securities (as defined therein) to the Investors (as defined therein) pursuant to the pre-emptive rights granted in the Investor Rights Agreement, that occurs between the date of such stockholder meeting and the date that is five (5) years following such meeting. Pursuant to Amendment No. 1 to the Investor Rights Agreement, MHR Fund Management, Liberty, Discovery, Liberty Global plc, Discovery Communications, Inc., and the affiliated funds of MHR Fund Management party thereto have agreed to vote in favor of such approval, as has Dr. Malone pursuant to
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the Voting and Standstill Agreement (discussed below). The Company agreed that it will not issue any New Issue Securities until it obtains stockholder approval for such issuance if stockholder approval would be required in order to give effect to the pre-emptive rights granted in the Investor Rights Agreement.
The foregoing description of various terms of Amendment No. 1 to the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to the Investor Rights Agreement, which is attached as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2016.
Voting and Standstill Agreement
On November 10, 2015, the Company entered into a voting and standstill agreement with Liberty Global plc, Discovery Communications Inc., Liberty, Discovery, Dr. Malone and certain affiliates of MHR Fund Management (the “Voting and Standstill Agreement”). Under the Voting and Standstill Agreement, Liberty, Discovery and Dr. Malone have agreed that, until November 10, 2020 (the “Standstill Period”), they (together with certain of their affiliates) will not beneficially own more than 18.5% of the Company’s outstanding voting power in the aggregate.
During the Standstill Period, Liberty, Discovery and Dr. Malone have each agreed to vote, in any vote of the Company’s shareholders, all of the Company’s common shares beneficially owned by them (together with certain of their affiliates) in the aggregate in excess of 13.5% of the Company’s outstanding voting power in the aggregate in the same proportion as the votes cast by shareholders other than Liberty, Discovery and Dr. Malone (together with certain of their affiliates). After the expiration of the Standstill Period, Liberty, Discovery and Dr. Malone have agreed to vote, in any vote of the Company’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of the Company’s subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the Company’s common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of the Company’s outstanding voting power in the aggregate in the same proportion as the votes cast by shareholders other than Liberty, Discovery and Dr. Malone (together with certain of their affiliates).
In addition, each of Liberty, Discovery, Dr. Malone and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Board, each of them will vote all of the Company’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective director nominees, subject to certain exceptions set forth in the Voting and Standstill Agreement. Furthermore, each of Liberty, Discovery, Dr. Malone and MHR Fund Management (together with certain of their affiliates) has agreed that, through the first anniversary of the Company’s 2016 annual meeting, each of them will take any and all action necessary to propose and support the continued appointment of Dr. Rachesky as Chairman of the Board and in favor of the other director nominees recommended by the Board. As of the record date of July 25, 2017, Liberty, Discovery, Dr. Malone and MHR Fund Management each has the right to vote 2,500,000, 2,500,000, 6,394,477 and 15,139,190 Class A voting shares, respectively, representing an aggregate of 32.7% of the Company’s total voting power as of July 25, 2017.
Under the Voting and Standstill Agreement, Liberty, Discovery and Dr. Malone (together with certain of their affiliates) have also agreed that if they sell or transfer any of their Company common shares to a shareholder or group of shareholders that beneficially own 5% or more of the Company’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of the Company’s common shares, any such transferee would have to agree to the standstill, transfer and voting provisions set forth in the Investor Rights Agreement and the Voting and Standstill Agreement.
The Voting and Standstill Agreement also includes certain other standstill restrictions on Liberty, Discovery and Dr.  Malone that will be in effect during the Standstill Period.
The foregoing description of the Voting and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Standstill Agreement, which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2015.
Amendment to the Voting and Standstill Agreement
In connection with the Merger Agreement, on June 30, 2016, the Voting and Standstill Agreement was amended by the parties thereto (the “Amendment to the Voting and Standstill Agreement”) to provide, among other changes, that the limitations on Liberty, Discovery, and Dr. Malone would be amended to increase the voting cap to the greater of (a) 13.5% of the total voting power of the Company and (b) the lesser of  (x) 14.2% of the total voting power of the
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Company and (y) the voting power held by Liberty, Discovery and Dr. Malone following consummation of the Merger or Exchange, and also to allow Liberty, Discovery, and Dr. Malone to acquire the Company’s Non-Voting Stock (as defined in the Exchange Agreement) as merger consideration pursuant to the Merger (as defined in the Merger Agreement).
The foregoing description of the Amendment to the Voting and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Voting and Standstill Agreement, which is attached as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2016.

Vote Required and Board Recommendation

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 13 nominees for director. A plurality means that the 13 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their shares for purposes of electing directors.
For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for the election of each of the nominated directors.
UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
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Proposal 2
Re-appointment of Independent Registered Public Accounting Firm
At the request of the Audit & Risk Committee, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018 at remuneration to be fixed by the Audit & Risk Committee. Ernst & Young LLP has been our independent registered public accounting firm since August 2001.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

Vote Required and Board Recommendation

The affirmative vote of a majority of votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of this proposal, abstentions will not be counted as votes cast in determining the number of votes necessary for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm.
UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2018, AT A REMUNERATION TO BE DETERMINED BY THE AUDIT & RISK COMMITTEE. THE BOARD RECOMMENDS THEIR RE-APPOINTMENT.
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Proposal 3
Advisory Vote to Approve Executive Compensation
The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (as defined below) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.
The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the Annual Meeting of Shareholders. As discussed in Proposal 4 below, shareholders will have an opportunity to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of the Named Executive Officers. It is expected that the next such vote will occur at the 2018 Annual Meeting.

Vote Required and Board Recommendation

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for the advisory vote to approve executive compensation.
UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3.
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Proposal 4
Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation
As described in Proposal 3 above, the Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (referred to as a “say-on-pay” vote).
In 2011, the Company’s shareholders had the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in our proxy materials for our annual meetings of shareholders or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting (referred to as a “say-on-frequency” vote). At the Company’s 2011 annual meeting, our shareholders voted to hold a say-on-pay vote every year, and the Board determined that the say-on-pay vote would be held annually.
Under SEC rules, the Company is required to hold a new say-on-frequency vote at least every six years. Accordingly, this Proposal 4 affords the Company’s shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings of shareholders (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, shareholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.
The Company believes that advisory votes on executive compensation should be conducted every year so that our shareholders may annually express their views on the Company’s executive compensation program.
Like the say-on-pay vote, this say-on-frequency vote is advisory and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote into account when determining the frequency of future say-on-pay votes.

Vote Required and Board Recommendation

Approval of one of the alternatives on frequency of future advisory votes to approve executive compensation set forth in this Proposal No. 4 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the frequency option requiring the highest number of votes. However, if no option receives the affirmative vote of at least a majority of the votes cast by holders of the Company’s Class A voting shares present or represented by proxy at the Annual Meeting, then the Board will consider the option receiving the highest number of votes as the preferred option of the shareholders.
UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED EVERY ONE YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “EVERY ONE YEAR” FOR PROPOSAL NO. 4.
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Proposal 5
Approval of the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan

General

At the Annual Meeting, shareholders will be asked to approve the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “2017 Plan”), which was adopted, subject to shareholder approval, by the Board on July 14, 2017. The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2017 Plan are an important attraction, retention and motivation tool for participants in the plan.
The Company currently maintains the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan, as amended (the “2012 Plan”). The Company also assumed the Starz 2016 Omnibus Incentive Plan (the “Starz 2016 Plan”), the Starz 2011 Nonemployee Director Incentive Plan (Amended and Restated as of October 15, 2013), and the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Assumed Plans” and together with the 2012 Plan, the “Prior Plans”) in connection with the Company’s acquisition of Starz in December 2016. In addition to assuming the awards then outstanding under the Assumed Plans, the Company also had flexibility to grant additional awards under the Starz 2016 Plan following the acquisition, subject to certain limitations under the NYSE listing rules. As of June 30, 2017, a total of 20,787,427 Class A voting shares and Class B non-voting shares were then subject to outstanding awards granted under the 2012 Plan, a total of 14,827,157 Class B non-voting shares (and no Class A voting shares) were then subject to outstanding awards granted under the Assumed Plans, an additional 961,230 common shares were then available for new award grants under the 2012 Plan (which may be issued as Class A voting shares or as Class B non-voting shares), and an additional 11,992,283 common shares were then available for new award grants under the Starz 2016 Plan (which may only be issued as Class B non-voting shares).
The Board believes that it is in the best interest of the shareholders to combine the Company’s authority to grant new awards under the 2012 Plan and the Starz 2016 Plan into a new equity incentive plan to simplify the administration of the Company’s equity incentive program and to provide greater flexibility for the Company to issue common shares of the Company pursuant to the program as either Class A voting shares or Class B non-voting shares. Shareholders are not being asked to approve any additional common shares in connection with the new equity incentive plan. If shareholders approve the 2017 Plan, no new awards will be granted under the 2012 Plan or the Starz 2016 Plan after the Annual Meeting. (The Company does not have authority to grant awards under any of the Assumed Plans other than the Starz 2016 Plan). If shareholders approve the 2017 Plan, the number of the Company’s common shares that remain available for award grants under the 2012 Plan and the Starz 2016 Plan immediately prior to the Annual Meeting will be made available for award grants under the 2017 Plan. In addition, if shareholders approve the 2017 Plan, any common shares subject to outstanding awards under the Prior Plans that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2017 Plan. Awards granted under the 2017 Plan may be denominated or settled in either the Company’s Class A voting shares or Class B non-voting shares, as determined by the plan administrator, provided that in no event may the total number of shares issued pursuant to awards granted under the 2017 Plan exceed the “Share Limit” described below in this 2017 Plan proposal.
If shareholders do not approve the 2017 Plan, the Company will continue to have the authority to grant awards under the 2012 Plan and the Starz 2016 Plan. If shareholders approve the 2017 Plan, the termination of our grant authority under the 2012 Plan and the Starz 2016 Plan will not affect awards then outstanding under those plans.
Summary Description of the 2017 Performance Incentive Plan
The principal terms of the 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov. A copy of the 2017 Plan document may also be obtained without charge by writing to the Corporate Secretary of the Company at our principal executive office.
Purpose.   The purpose of the 2017 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
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Administration.   The Board or one or more committees appointed by the Board administers the 2017 Plan. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee. The Board or a committee thereof  (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2017 Plan. (The appropriate acting body, be it the Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2017 Plan with respect to award grants including, without limitation, the authority:
•
to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•
to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•
subject to the other provisions of the 2017 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of any purchase price for an award or common shares of the Company delivered under the 2017 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned common shares of the Company or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•
to approve the form of any award agreements used under the 2017 Plan; and

•
to construe and interpret the 2017 Plan, make rules for the administration of the 2017 Plan, and make all other determinations for the administration of the 2017 Plan.

No Repricing.   In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for an option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility.   Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 1,450 officers and employees of the Company and its subsidiaries (including all of the Named Executive Officers), and each of the Company’s eleven Non-Employee Directors (as defined below), are considered eligible under the 2017 Plan.
Aggregate Share Limit.   The maximum number of the Company’s common shares that may be issued or transferred pursuant to awards under the 2017 Plan equals the sum of the following (such total number of shares, the “Share Limit”):
•
the number of shares available for additional award grant purposes under the 2012 Plan and the Starz 2016 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under those plans as of the date of the Annual Meeting (which, for purposes of clarity, will be available for issuance under the 2017 Plan as either Class A Shares or Class B Shares), plus

28   Lions Gate 2017 Proxy Statement

•
the number of any shares subject to stock options and share appreciation rights granted under the Prior Plans and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised (which, for purposes of clarity, will be available for issuance under the 2017 Plan as either Class A Shares or Class B Shares), plus

•
the number of any shares subject to restricted stock and restricted share unit awards granted under the Prior Plans that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested (which, for purposes of clarity, will be available for issuance under the 2017 Plan as either Class A Shares or Class B Shares).

The shares available for issuance under the 2017 Plan may be issued as either the Company’s Class A voting shares or the Company’s Class B non-voting shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement; provided that in no event may the combined number of Class A voting shares and Class B non-voting shares issued under the 2017 Plan exceed the Share Limit.
Additional Share Limits.   The following other limits are also contained in the 2017 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis without applying the premium share-counting ratio for full-value awards discussed above.
•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 10,000,000 shares.

•
The maximum number of shares subject to those options and share appreciation rights that are granted during any one calendar year to any one individual is 3,000,000 shares.

•
The maximum grant date fair value for awards granted to a Non-Employee Director under the 2017 Plan during any one calendar year is $250,000, except that this limit will be $400,000 as to (1) a Non-Employee Director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new Non-Employee Director for the calendar year in which the Non-Employee Director is first elected or appointed to the Board; provided that these limits will not apply to retainer and meeting fees that the Non-Employee Director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

•
The maximum number of shares subject to “Qualified Performance-Based Awards” under Section 5.2 of the 2017 Plan (as described in more detail below) granted during any one calendar year to any one participant where the value of the award is expressed as a number or range of shares (including Qualified-Performance Based Awards in the form of restricted stock, performance stock or share unit awards) or where the award is payable in cash upon or following vesting of the award in an amount determined with reference to the fair market value of a share at such time is 3,000,000 shares.

•
The maximum amount that may be paid to any one participant in respect of all “Qualified Performance-Based Awards” under Section 5.2 of the 2017 Plan granted to that participant in any one calendar year where the potential payment is a stated cash amount or range of stated cash amounts is $15,000,000 (regardless of whether the payment is ultimately made in cash or in a number of shares determined based on the fair market value of a share upon or following the vesting of the award).

Share-Limit Counting Rules.   The Share Limit of the 2017 Plan is subject to the following rules:
•
Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan.

•
To the extent that shares are delivered pursuant to the exercise of a share appreciation right or stock option granted under the 2017 Plan, the number of underlying shares as to which the exercise related will be counted against the Share Limit (as opposed to only counting the shares issued). (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be counted against the Share Limit with respect to such exercise.)

Lions Gate 2017 Proxy Statement   29

•
Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award granted under the 2017 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan.

•
In addition, shares that are exchanged by a participant or withheld by the Company after the date of the Annual Meeting as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Company after the date of the Annual Meeting to satisfy the tax withholding obligations related to any award granted under the Prior Plans, will be available for new awards under the 2017 Plan.

•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan.

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2017 Plan other than the aggregate Share Limit.

In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. The Company may not increase the applicable share limits of the 2017 Plan by repurchasing common shares on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards.   The 2017 Plan authorizes stock options, share appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common shares or units of the Company’s common shares, as well as cash bonus awards. The 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase the Company’s common shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a common share on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a common share on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.
The other types of awards that may be granted under the 2017 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2017 Plan (including awards of stock options and share appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Qualified Performance-Based Awards.   Under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of  $1 million. Compensation that qualifies as “performance-based” under Section 162(m), however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.
30   Lions Gate 2017 Proxy Statement

The Administrator may grant awards under the 2017 Plan that are intended to be performance-based awards within the meaning of Section 162(m). Stock options and share appreciation rights may qualify as performance-based awards within the meaning of Section 162(m). In addition, other types of awards authorized under the 2017 Plan (such as restricted stock, performance stock, stock units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”). While the Administrator may grant awards under the 2017 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes.
The vesting or payment of Qualified Performance-Based Awards will depend on the performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied. The performance criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), share price, total shareholder return, gross or net sales or revenue, operating income (before or after taxes), net income (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net assets or on capital or on sales, gross or net profit or operating margin, funds from operations, working capital, market share, cost containment or reduction, or any combination thereof. These performance criteria may be measured on an absolute or relative basis (including relative to the performance of other companies) and may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period. The performance measurement period with respect to an award may range from three months to ten years. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to exclude the effects of certain unusual or nonrecurring items identified in the 2017 Plan document or otherwise specified by the Administrator at the time of establishing the goals.
Qualified Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Additional Share Limits” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
Dividend Equivalents; Deferrals.   The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2017 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding common shares, provided that any dividend equivalent rights granted in connection with a portion of an award granted under the 2017 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
Assumption and Termination of Awards.   If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2017 Plan will not automatically become fully vested pursuant to the provisions of the 2017 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2017 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the Potential Payments Upon Termination or Change in Control section below in this Proxy Statement.
Transfer Restrictions.   Subject to certain exceptions contained in Section 5.7 of the 2017 Plan, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares
Lions Gate 2017 Proxy Statement   31

issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments.   As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
No Limit on Other Authority.   Except as expressly provided with respect to the termination of the authority to grant new awards under the 2012 Plan and the Starz 2016 Plan if shareholders approve the 2017 Plan, the 2017 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the common shares, under any other plan or authority.
Termination of or Changes to the 2017 Plan.   The Board may amend or terminate the 2017 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2017 Plan will terminate on July 13, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Federal Income Tax Consequences of Awards under the 2017 Plan
The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2017 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of  $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.
Specific Benefits under the 2017 Performance Incentive Plan
The Company has not approved any awards that are conditioned upon shareholder approval of the 2017 Plan. The Company is not currently considering any other specific award grants under the 2017 Plan, except for the grants of restricted share units with a value of  $50,000 made annually on the date of the Company’s Annual General Meeting of Shareholders to Non-Employee Directors, as described under the heading Director Compensation below. The
32   Lions Gate 2017 Proxy Statement

number of units subject to these grants is determined based on the closing price of the Company’s common shares on the grant date, with one-half of the award covered by Class A voting shares and one-half of the award covered by Class B non-voting shares. Assuming, for illustrative purposes only, that the price of the Class A voting shares used for the conversion of the $25,000 grant value into Class A units is $28.22 (which was the closing price of the Class A voting shares on June 30, 2017) and the price of the Class B non-voting shares used for the conversion of the remaining $25,000 grant value into Class B units is $26.28 (which was the closing price of the Class B non-voting shares on that date), the total number of restricted share units that would be granted to the Company’s eleven Non-Employee Directors as a group for calendar years 2018 through 2026 (the nine remaining full years in the term of the 2017 Plan) would be approximately 87,714 Class A units and approximately 94,149 Class B units. This calculation assumes, among other future variables, that there are no new eligible directors, the directors eligible to receive these grants continue to serve on the Board through the scheduled grant date and there are no changes to the awards granted under the director equity grant program. If the 2017 Plan had been in existence in fiscal 2017, the Company expects that its award grants for fiscal 2017 would not have been substantially different from those actually made in that year under the 2012 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2017, see the material under the heading Compensation Discussion and Analysis below.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2017 Plan. The Prior Plans are the Company’s only equity compensation plans. As noted above, the Assumed Plans have terminated and no new awards may be granted under those plans.
Overhang.   “Overhang” refers to the number of the Company’s common shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of the Company’s Class A voting shares and Class B non-voting shares that were subject to outstanding restricted share unit awards granted under the Prior Plans, that were subject to outstanding stock options and SARs granted under the Prior Plans, and that were then available for new award grants under the 2012 Plan and the Starz 2016 Plan, in each case as of March 31, 2017 and as of June 30, 2017. In this 2017 Plan proposal, the number of the Company’s common shares subject to restricted share unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of the Company’s common shares covered by those awards (without taking into account the share-counting ratio for full-value awards under the 2017 Plan described above). For awards subject to performance-based vesting requirements, unless otherwise stated, the number of shares presented is based on the target level of performance. As noted above, for purposes of this 2017 Plan proposal, performance-based awards under the 2012 Plan for which the performance goals have not yet been established and are not treated as “granted” for accounting purposes until the relevant performance goals have been set have nevertheless been included in the awards that are outstanding as of a particular date.
	As of March 31, 2017	As of June 30, 2017
Class A voting shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	409,336	318,469
Class B non-voting shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	1,669,495	1,379,626
Class A voting shares subject to outstanding performance-based vesting restricted share unit awards	249,444	201,334
Class B non-voting shares subject to outstanding performance-based vesting restricted share unit awards	559,136	503,452
Class A voting shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	7,531,952	7,510,862
Class B non-voting shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	21,636,108	20,985,647
Class A voting shares subject to outstanding performance-based vesting stock options and SARs	2,181,499	2,176,310
Class B non-voting shares subject to outstanding performance-based vesting stock options and SARs	2,544,073	2,538,884
Shares available for new award grants	12,547,065	12,953,513
Burn Rate.   “Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time, expressed as a percentage of our total number of issued and outstanding shares. The weighted-average number of common shares of the Company issued and outstanding in each of the last three fiscal years was 139,048,228 shares issued and outstanding in fiscal 2015; 148,480,408 shares issued and outstanding in fiscal 2016; and 165,034,535 shares issued and outstanding in fiscal 2017. The number of common shares of the Company issued and outstanding as of March 31, 2017 and June 30, 2017 was 207,696,358 and 208,324,297 shares, respectively.
Lions Gate 2017 Proxy Statement   33

The total number of common shares subject to awards that the Company granted under the 2012 Plan in each of the last three fiscal years, and to date (as of June 30, 2017) for fiscal 2018, are set forth below. (For purposes of this discussion of burn rate, awards with respect to Class A voting shares and Class B non-voting shares granted after the reclassification of our common shares in December 2016 are included together as “common shares.”)
•
3,133,802 shares in fiscal 2015 (which was 2.25% of the weighted-average number of common shares issued and outstanding in fiscal 2015), of which 720,491 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 464,579 shares were subject to performance-based vesting restricted share unit awards, 1,371,507 shares were subject to stock options (excluding performance-based vesting options), and 577,225 shares were subject to performance-based vesting options;

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4,481,260 shares in fiscal 2016 (which was 3.02% of the weighted-average number of common shares issued and outstanding in fiscal 2016), of which 1,194,825 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 229,203 shares were subject to performance-based vesting restricted share unit awards, 2,495,428 shares were subject to stock options (excluding performance-based vesting options), and 561,804 shares were subject to performance-based vesting options;

•
7,327,714 shares in fiscal 2017 (which was 4.44% of the weighted-average number of common shares issued and outstanding in fiscal 2017), of which 1,291,712 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 235,901 shares were subject to performance-based vesting restricted share unit awards, 5,065,886 shares were subject to stock options (excluding performance-based vesting options), and 734,215 shares were subject to performance-based vesting options; and

•
410,794 shares in fiscal 2018 through June 30, 2017 (which was 0.20% of the number of common shares issued and outstanding on June 30, 2017), of which 0 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 96,220 shares were subject to performance-based vesting restricted share unit awards, 0 shares were subject to stock options (excluding performance-based vesting options), and 314,574 shares were subject to performance-based vesting options.

Thus, the total number of common shares subject to awards granted under the 2012 Plan per year over the last three fiscal years (fiscal 2015, 2016 and 2017) has been, on average, 3.24% of the weighted-average number of common shares issued and outstanding for the corresponding year.
For purposes of this “Burn Rate” presentation, performance-based vesting awards have been included in the fiscal year in which the award became eligible to vest based on achievement of the applicable performance goals (i.e., the fiscal year in which the applicable performance period ended). The following table presents the actual number of shares subject to performance-based awards that became eligible to vest each fiscal year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) and the number of shares that were subject to performance-based awards that were considered granted each fiscal year as determined for accounting purposes:
Fiscal Year	Shares Subject to Performance Awards That Became Eligible to Vest in Fiscal Year	Shares Subject to Performance Awards Considered Granted for Accounting Purposes in Fiscal Year
Fiscal 2015	1,041,804	575,422
Fiscal 2016	791,007	1,309,614
Fiscal 2017	970,116	1,665,531
Fiscal 2018 (as of June 30, 2017)	410,794	548,326
The total number of our common shares that were subject to awards granted under the 2012 Plan that terminated or expired, and thus became available for new award grants under the 2012 Plan, in each of the last three fiscal years, and to date (as of June 30, 2017) in fiscal 2018, are as follows: 54,197 in fiscal 2015, 57,048 in fiscal 2016, 784,483 in fiscal 2017, and 21,564 (to date) in fiscal 2018. The total number of our common shares that were subject to awards granted under the 2012 Plan and that were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and share appreciation rights), and thus became available for new award grants under the 2012 Plan, in each of the last three fiscal years, and to date (as of June 30, 2017) in fiscal 2018, are as follows: 643,044 in fiscal 2015, 653,953 in fiscal 2016, 896,203 in fiscal 2017, and 129,091 (to date) in fiscal 2018.
The Compensation Committee anticipates that the shares available for new award grants under the 2012 Plan and the Starz Plan, assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards, will provide the Company with flexibility to continue to grant equity awards under the 2017 Plan through the end of fiscal 2020. However, this is only an estimate, in the Company’s judgment, based on current
34   Lions Gate 2017 Proxy Statement

circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price of our Class A voting shares as of June 30, 2017 was $28.22 per share, and the closing market price of our Class B non-voting shares as of June 30, 2017 was $26.28 per share.
Equity Compensation Plan Information
The Company currently maintains four equity compensation plans, the 2012 Plan and the Assumed Plans. The 2012 Plan has been approved by the Company’s shareholders. As previously noted, the Assumed Plans were assumed by the Company in connection with the Company’s acquisition of Starz in December 2016. No new awards may be granted under the Assumed Plans other than the Starz 2016 Plan.
The following table sets forth, for each of the Company’s equity compensation plans, the number of common shares subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2017.
Plan category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	21,117,939(2)	$26.43	752,057(3)
Equity compensation plans not approved by shareholders(4)	881,181	$24.86	11,795,008
Total(5)	21,999,120	$26.38	12,547,065

(1)
The numbers in this column do not reflect the shares that were subject to outstanding stock unit awards.

(2)
Of these shares, 19,796,902 were subject to options then outstanding under the 2012 Plan (with 9,713,451 options relating to Class A voting shares and 10,083,451 options relating to Class B non-voting shares). In addition, this number includes 1,321,037 shares that were subject to outstanding stock unit awards granted under the 2012 Plan (with 658,780 awards relating to Class A voting shares and 662,257 awards relating to Class B non-voting shares). These share amounts include certain grants that have been approved by the Company, but for which the performance goals have not yet been established. These awards are considered by the Company to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set.

(3)
All of these shares were available for award grant purposes under the 2012 Plan. The shares available under the 2012 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2012 Plan including options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

(4)
The entries in this row refer to award grants under the Starz 2016 Plan. The Starz 2016 Plan was adopted by the Starz board of directors on February 24, 2016 and approved by the Starz stockholders on June 14, 2016. Pursuant to our acquisition of Starz in December 2016 (the “Starz Acquisition”), we assumed the authority to make grants under the plan after the acquisition with respect to our Class B non-voting shares. Under the terms of the plan and as provided under the applicable listing exchange rules, our Board or Compensation Committee may grant awards to individuals employed by Starz or its subsidiaries on or after the closing of the acquisition and other eligible persons not employed by us or our subsidiaries at the time of the closing. Awards that may be granted under the Starz 2016 Plan include options, share appreciation rights, restricted stock,

Lions Gate 2017 Proxy Statement   35

restricted share units, stock bonuses and performance-based awards. Our Board of Directors or Compensation Committee determines the purchase price for any of our common shares subject to awards granted under the plan, the vesting requirements (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the plan. Generally, options and share appreciation rights granted under the plan may not be for a term of more than ten years, and the exercise price of those awards may not be less than the fair market value of the stock subject to the award at the time of the grant. Such awards generally remain exercisable for 90 days following termination of the holder’s service with the Company, or one year after termination of service as a result of death or disability. The purchase price of awards under the plan may be paid with cash, other common shares, or any other form of legal consideration acceptable to our Board of Directors or Compensation Committee. Our Board of Directors or Compensation Committee has the authority to accelerate the vesting of any award under the plan. In the event of a change in control of the Company, we may provide for outstanding awards under the plan to be assumed or substituted for by an acquirer or successor entity or for the award to accelerate and be terminated upon the transaction.
Of the shares subject to outstanding awards in this row, 631,742 were subject to options then outstanding under the Starz 2016 Plan, and 249,439 were subject to outstanding stock unit awards granted under the Starz 2016 Plan. These share amounts include certain grants that have been approved by the Company, but for which the performance goals have not yet been established. These awards are considered by the Company to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set.
(5)
In accordance with applicable SEC rules, the table does not include information with respect to equity awards that were assumed by the Company in connection with the acquisitions of the companies that originally established those plans or agreements and under which we may not make new award grants. As of March 31, 2017, 13,464,988 shares were issuable upon exercise of outstanding options granted under the Assumed Plans (excluding options granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016). The weighted average exercise price of these assumed outstanding options to acquire common shares of the Company was $14.76 per share. Additionally, as of March 31, 2017, 1,346,935 shares were issuable upon the vesting of outstanding stock unit awards granted under the Assumed Plans (excluding awards granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016).

Vote Required and Board Recommendation

The Board believes that the adoption of the 2017 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2017 Plan and thus have a personal interest in the approval of the 2017 Plan.
Approval of the 2017 Plan requires the affirmative vote of a majority of votes cast by holders of the Company’s common shares present or represented by proxy at the Annual Meeting. For purposes of this proposal, broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the 2017 Plan but under NYSE listing standards applicable to shareholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of this proposal, abstentions will have the effect of a vote “AGAINST” the proposal.
UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 5.
36   Lions Gate 2017 Proxy Statement

Information Regarding the Board of Directors and Committees of the Board of Directors

Board Leadership Structure

The Board is currently comprised of the following members:
•
an independent, non-executive Chairman;

•
an executive Chief Executive Officer;

•
an executive Vice Chairman; and

•
10 other independent directors (see Director Independence below).

Mr. Feltheimer is the Chief Executive Officer of the Company, and together with Mr. Burns, the Company’s Vice Chairman, has led the Company’s development for almost 20 years. The Board believes it is appropriate for Messrs. Feltheimer and Burns to be on the Board in an executive capacity, as they are responsible for the day-to-day supervision, management and control of the business and affairs of the Company, develop its strategic direction, and serve as a bridge between management and the Board to support the alignment of the goals of both.
Dr. Rachesky is the Chairman of the Board. Dr. Rachesky provides leadership as a non-executive Chairman and helps ensure independent oversight of the Company. Dr. Rachesky also presides over the regularly scheduled executive sessions of the members of the Board who are not employees of the Company or any of its subsidiaries (the “Non-Employee Directors”). In furtherance of the independent oversight of management, the Non-Employee Directors routinely meet and hold discussions without management present.
In keeping with good corporate governance practices and as required by the corporate governance standards of the NYSE, we maintain a majority of independent directors, as defined under the NYSE rules. The Board currently has 11 independent members. A number of our independent Board members are currently serving or have served as directors or as members of senior management of other public companies. All of the committees of the Board are comprised solely of independent directors, each with a different independent director serving as chairperson of the committee. We believe that the number of independent experienced directors that make up the Board, along with the independent oversight of the Board by the non-executive Chairman, benefits the Company and our shareholders.
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the shareholders of the Company for the Board to make that determination based on the position and direction of the Company and the membership of the Board, from time to time. The Board in its discretion may elect a Chairman from among its members. The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the shareholders of the Company at this time.

Board Role in Risk Oversight

The Company’s management is responsible for communicating material risks to the Board and its committees, who provide oversight over the risk management practices implemented by management. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board may maintain oversight over such risks through the receipt of reports from the committee to the full Board. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a committee. The Board and committee reviews occur principally through the receipt of reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management.
Full Board.   At its regularly scheduled meetings, the Board generally receives reports from management which include information relating to specific risks faced by the Company. As appropriate, the Company’s Chief Executive Officer or other members of senior management provide strategic and operational reports, which include risks relating to the Company’s motion pictures, television production and media networks businesses. The Company’s
Lions Gate 2017 Proxy Statement   37

Vice Chairman reports on the Company’s various investments and financing activities, including analysis of prospective capital sources and uses. The Company’s Chief Financial Officer reports on credit and liquidity risks, tax strategies, the integrity of internal controls over financial reporting and on internal audit activities. The Company’s General Counsel reports on legal risks and reviews material litigation with the Board. Additionally, at each regularly scheduled Board meeting, the full Board may receive reports from individual committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as cyclical or other risks that are not covered in the regular reports given to the Board and described above. Outside of formal meetings, Board members also have regular access to senior executives, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officers, Chief Accounting Officer, General Counsel and Chief Strategic Officer and other division heads. The committee and management reports and real-time management access collectively provide the Board with integrated insight on the Company’s management of its risks.
Committees.   The Board also carries out its oversight responsibility through the delegation to its committees of responsibilities related to the oversight of certain risks, as follows:
•
The Audit & Risk Committee is generally responsible for reviewing the Company’s risk assessment and enterprise risk management. Specifically, among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses guidelines and policies, as they arise, with respect to financial risk exposure, financial statement risk assessment and risk management periodically with the Company’s management, internal auditor, and independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of all major risks to the business and their relative weight; (iii) when necessary, reviews the steps the Company’s management has taken to address failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s various insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant reports to the Company’s management prepared by the internal audit department and management’s responses; and (vi) reviews the Company’s disclosure of risks in all filings with the SEC.

•
The Compensation Committee monitors risks related to the Company’s compensation practices, including practices related to equity programs, other executive or Company-wide incentive programs.

•
The Nominating and Corporate Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company’s corporate governance processes, independence of the Board and director and management succession and transition.

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under Board Leadership Structure above.

Policy on Hedging

The Board recognizes that hedging against losses in the Company’s securities may disturb the alignment between the interests of our officers and directors and those of our other shareholders in our performance and prospects. For this reason, officers, directors and employees are generally prohibited from entering into short sales of our securities, trading in “puts” and “calls” or other derivative securities that relate to our Class A voting shares and Class B non-voting shares, and hedging or monetization transactions (such as zero-cost collars and forward sale contracts) that are designated to hedge or offset any decrease in the market value of our securities.
The Company’s Corporate Governance Guidelines also provide that directors are prohibited from pledging as collateral for a loan or holding in a margin account in which the shares are subject to margin their minimum number of shares held in the Company (currently, such number of shares equal to $150,000, which can be either through ownership of Class A voting shares, Class B non-voting shares or Class A voting shares and Class B non-voting shares on a combined basis) but if they have shares above such minimum number, they are able to pledge such shares as collateral for a loan or holding in a margin account.

Role of the Board

The Board reviews and regularly monitors the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives, and seeks to enhance shareholder value over the long term. The key practices and procedures of the Board are outlined in our Corporate Governance Guidelines available on the Corporate/Governance/Governance Documents section of our website at www.lionsgate.com.
38   Lions Gate 2017 Proxy Statement

The Board held a total of seven meetings in fiscal 2017 (including regularly scheduled and special meetings of the Board, which were held in person or via teleconference) and took action via unanimous written consent ten times. Other than Dr. Malone, each director attended at least 75% of the aggregate number of meetings of the Board and, meetings of committees on which he or she served in fiscal 2017. All directors are invited, but not required, to attend the Annual Meeting. Other than Sir Lucian Grainge, all of our then current directors attended our 2016 Annual General Meeting of Shareholders in person.

Board Committees and Responsibilities

The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee. The table below provides current membership information for our standing committees, as well as meeting information for such committees.
Name	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee
Michael Burns
Gordon Crawford*
Arthur Evrensel*
Jon Feltheimer
Emily Fine*
Michael T. Fries*
Sir Lucian Grainge*
Dr. John C. Malone*
G. Scott Paterson*
Mark H. Rachesky, M.D.*
Daryl Simm*
Hardwick Simmons*
David M. Zaslav*
Meetings held in fiscal 2017 (in person or via teleconference)	4	5	1	3
*   Independent Director                   Chairperson                   Member                  Financial Expert
Audit & Risk Committee
Number of Members	3
Current Members	G. Scott Paterson, Chairman Emily Fine Hardwick Simmons
Meetings held in fiscal 2017	4
Messrs. Paterson (Chairman) and Simmons and Ms. Fine are the current members of the Audit & Risk Committee. The Audit & Risk Committee held four meetings during fiscal 2017 (in person or via teleconference) and did not take action via unanimous written consent. The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.
Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other things, the following:
•
overseeing the integrity of the Company’s financial statements;

•
overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•
overseeing the independent auditor’s qualifications and independence;

Lions Gate 2017 Proxy Statement   39

•
overseeing the performance of the Company’s internal audit function and independent auditor;

•
overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs, and the discussion of such as they are reviewed in the Company’s financial statements; and

•
preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules.

The Board has determined that each member of the Audit & Risk Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1) under the Exchange Act and that each member of the Audit & Risk Committee is “independent” and “financially literate” as prescribed by Canadian securities laws, regulations, policies and instruments. Additionally, the Board has determined that Mr. Paterson is an “audit committee financial expert” under applicable SEC rules and has “accounting or related financial management expertise” under the NYSE listing standards.
Compensation Committee
Number of Members	4
Current Members	Arthur Evrensel, Chairman Michael T. Fries Mark H. Rachesky, M.D. Daryl Simm
Meetings held in fiscal 2017	5
Messrs. Evrensel (Chairman), Fries, Rachesky and Simm are the current members of the Compensation Committee. The Compensation Committee held five meetings during fiscal 2017 (in person or via teleconference) and took action via unanimous written consent fifteen times. The Compensation Committee is governed by a written charter adopted by the Board, which is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.
Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other things, the following:
•
reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•
evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chairman;

•
in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•
reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•
reviewing and recommending to the Board compensation for the Board and committee members.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate, but no subcommittee will have final decision-making authority on behalf of the Board unless so authorized. The Compensation Committee has no current intention to delegate any of its authority to any subcommittee. Our executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and our other senior executive officers. However, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Vice Chairman). Pursuant to its charter, the Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other
40   Lions Gate 2017 Proxy Statement

outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. See Compensation Discussion and Analysis for additional discussion of the Compensation Committee’s role and responsibilities, including a discussion on the role of our compensation consultant in fiscal 2017.
The Board has determined that each member of the Compensation Committee qualifies as an “independent” director under the NYSE listing standards. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Nominating and Corporate Governance Committee
Number of Members	3
Current Members	Daryl Simm (Chair) Mark H. Rachesky, M.D. David M. Zaslav
Meetings held in fiscal 2017	1
Messrs. Simm (Chair), Rachesky and Zaslav are the current members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during fiscal 2017 (in person or via teleconference) and did not take any action via unanimous written consent. The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.
Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things, the following:
•
identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, including those recommended by our shareholders;

•
considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•
developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and

•
overseeing the evaluation of the Board and management.

The Board nominates directors for election at each annual meeting of shareholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. In considering candidates for the Board, the Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:
(i)
relevant knowledge and diversity of background and experience;

(ii)
understanding of the Company’s business;

(iii)
roles and contributions valuable to the business community;

(iv)
personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)
whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)
compatibility with our Chief Executive Officer, senior management and the culture of the Board; and

(vii)
other factors deemed relevant. With regard to diversity, the Company is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.

Lions Gate 2017 Proxy Statement   41

The Nominating and Corporate Governance Committee assesses the Board’s current and anticipated strengths and needs based upon the Board’s then-current profile and the Company’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Nominating and Corporate Governance Committee seeks inclusion and diversity within the Board. Although we do not currently have a policy with regard to the consideration of diversity in identifying candidates for election to the board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management.
Additionally, the Board has not established term limits as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure.
For instructions on how shareholders may submit recommendations for director nominees to the Nominating and Corporate Governance Committee, see Shareholder Communications below.
The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the NYSE listing standards.
The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. Each of the nominees listed in this Proxy Statement is a current director standing for re-election. The Nominating and Corporate Governance Committee did not engage a third party to identify or assist it in identifying or evaluating potential nominees to the Board.
Strategic Advisory Committee
Number of Members	3
Current Members	Hardwick Simmons, Chairman Gordon Crawford Mark H. Rachesky, M.D.
Meetings held in fiscal 2017	3
Messrs. Simmons (Chairman), Crawford and Rachesky are the current members of the Strategic Advisory Committee. The Strategic Advisory Committee held three meetings during fiscal 2017 (in person or via teleconference) and did not take action via unanimous written consent. The Strategic Advisory Committee is responsible for reviewing the Company’s strategic plan, meeting with management on a periodic basis to review operations against the plan, as well as overseeing preliminary negotiations regarding strategic transactions and, when applicable, acting as a pricing and approval committee on certain transactions.
Each member of the Strategic Advisory Committee qualifies as an “independent” director under the NYSE listing standards.

Shareholder Communications

The Board recognizes the importance of providing our shareholders and interested parties with a means of direct communication with the members of the Board. Shareholders and interested parties who would like to communicate with the Chairman of the Board or our Non-Employee Directors as a group may do so by writing to the Board or our Non-Employee Directors as a group, care of our Corporate Secretary, at either of our principal executive offices. The complete text of our Policy on Shareholder Communications is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com. Our Corporate Secretary will log in all shareholder and interested party correspondence and forward to the director addressee(s) all communications that, in his or her judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be
42   Lions Gate 2017 Proxy Statement

considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for board of director review will be handled by our Corporate Secretary. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of the Chairman of the Audit & Risk Committee.
Shareholder recommendations for director nominees are welcome and should be sent to our General Counsel and Chief Strategic Officer at 2700 Colorado Avenue, Santa Monica, California 90404, who will forward such recommendations to the Chairman of the Nominating and Corporate Governance Committee. Please see About the Annual Meeting—May I propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders? for further information as to timing of submission of such recommendations. At the time a shareholder makes a recommendation the shareholder must provide:
•
the name and address of the shareholder who makes the recommendation and of the candidate(s);

•
all information about the candidate(s) that we would be required to disclose in a proxy statement in accordance with the Exchange Act and rules and regulation promulgated thereunder;

•
certification of whether the candidate meets the requirements to be

–
independent under the NYSE listing standards (including independent under the additional requirements for audit committee and compensation committee members);

–
a non-management director under Rule 16b-3 of the Exchange Act, and

–
an outside director under §162(m) of the Internal Revenue Code;

•
proof of the candidate’s consent to serve on the Board if nominated and elected;

•
proof of the candidate’s agreement to complete, upon request, any questionnaire(s) customary for the Company’s directors; and

•
if a shareholder recommending a candidate is not a record holder the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other sources, including evaluating the candidate against any standards and qualifications set out in the committee’s guidelines and criteria approved by the Board from time to time.
Our policy on shareholder and interested party communications may be amended at any time with the consent of the Nominating and Corporate Governance Committee.

Codes of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, and a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Each of these codes is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. We will disclose on our website waivers of, or amendments to, either code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions.

Annual Director Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, each of its committees and each director in order to assess the overall effectiveness of the Board and its committees, director performance and Board dynamics. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination. In May 2017, detailed surveys were used for the evaluations conducted for the Board and each committee. The surveys were designed to provide information pertaining to the
Lions Gate 2017 Proxy Statement   43

competencies, behaviors and effectiveness of the Board, the committees and the directors, and suggested areas for improvement. The Nominating and Governance Committee reviewed the results of the assessments, including comments provided, and shared them with the Board. Members of senior management who regularly interact with the Board and/or its committees are also surveyed to solicit their input and perspective on the operation of the Board and its committees, as applicable, and how each might improve its effectiveness.

Director Independence

It is the policy of the Board that, as required by the requirements of the NYSE listing standards, a majority of directors be “independent” of the Company and of the Company’s management. For a director to be deemed “independent,” the Board will affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, the Board will apply, at a minimum and in addition to any other standards for independence established under applicable statutes and regulations, the following standards, which are available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com and which may be amended or supplemented, from time to time:
•
A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer of the Company will not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.

•
A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), will not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer, and compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company will not be considered in determining independence under this test.

•
(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time will not be deemed independent.

•
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee will not be deemed independent.

•
A director who is a current employee, or whose immediate family member is a current executive officer, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent. In applying this test, both the payments and the consolidated gross revenues shall be those reported in the last completed fiscal year. Contributions to tax exempt organizations shall not be considered payments for purposes of this test, provided, however, that the Company shall disclose either on or through its website or in its annual proxy statement that any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of  $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. If this disclosure is made on or through the Company’s website, the Company must disclose that fact in its annual proxy statement, and provide the website address. The Board considers the materiality of any such relationship in determining director independence.

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in June 2017. During the annual review, the Board considered transactions and relationships between each director or any member of his/her immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading Certain Relationships and Related Transactions below. The Board also examined transactions and relationships with the Company between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose
44   Lions Gate 2017 Proxy Statement

of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law and SEC and NYSE regulations. The full text of our Corporate Governance Guidelines is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.
As a result of this review, the Board affirmatively determined that each of Messrs. Crawford, Evrensel, Fries, Grainge, Malone, Paterson, Rachesky, Simm, Simmons, Zaslav and Ms. Fine are “independent” under our Standards for Director Independence, Canadian standards, SEC rules and regulations (for Audit & Risk Committee members) and the NYSE listing standards. Each of these directors meets the independence requirements adopted by the Board as set forth above and has no other material relationships with the Company that the Board, after considering all relevant facts and circumstances, believes would interfere with the exercise of independent judgment in carrying out such director’s responsibilities.

Director Compensation

Compensation.   The Compensation Committee reviews and makes recommendations to the Board with respect to compensation of the Board and committee members. The Board has final approval of such compensation. Under our current program, the Non-Employee Directors receive an annual retainer of  $50,000, an award of restricted share units with a grant date value of  $50,000 granted annually on the date of the Company’s Annual General Meeting of Shareholders (with $25,000 of the value based on the closing price of the Class A voting shares and $25,000 of the value based on the closing price of the Class B non-voting shares, in each case on the last trading day prior to the grant date and the number of units rounded to the nearest whole unit) and the other committee and chair retainers and fees set forth in the table below. The restricted share units vest in annual installments over three years following the date of grant and are paid in an equivalent number of Class A voting shares and Class B non-voting shares. Pursuant to the Company’s policies, directors are also reimbursed for reasonable expenses incurred in the performance of their duties.
Type of Compensation	Amount of Compensation
Annual Retainer	$50,000
Audit & Risk Committee Chair Retainer	$15,000
Other Committee Chair Retainer	$10,000
Committee Meeting Retainer	$1,400 per meeting
Chairman of the Board Retainer	$52,000
Annual Equity Grant Value	$50,000
The retainers and fees for the Non-Employee Directors are paid, at the director’s election, in all cash, 50% in cash and 50% in the form of the Company’s common shares (with the 50% portion that will be paid in shares to be paid 50% in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of the Company’s common shares (with 50% to be paid in Class A voting shares and 50% in Class B non-voting shares). However, the Board retains discretion to provide for the retainers for one or more directors to be paid in a different mix of cash and the Company’s common shares (whether in Class A voting shares, Class B non-voting shares or a combination thereof) as it determines appropriate. Retainers are paid in two installments each year, with the number of the Company’s common shares to be delivered in payment of any retainer to be determined by dividing the dollar amount of the retainer to be paid in the form of the Company’s common shares by the average closing price of the Company’s common shares (either Class A voting shares or Class B non-voting shares, as applicable) for the previous five (5) business days prior to payment, and are fully vested at the time of payment.
Education.   The Company encourages the participation of all directors in continuing education programs, at the Company’s expense, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.
Stock Ownership Policy.   The Company requires that Non-Employee Directors maintain an ownership position in the Company of at least $150,000 of the Company’s common shares (which can be either through ownership of Class A voting shares, Class B non-voting shares or Class A voting shares and Class B non-voting shares on a combined basis);. New directors have three years from their initial election to the Board to reach this ownership threshold.
Lions Gate 2017 Proxy Statement   45

DIRECTOR COMPENSATION — FISCAL 2017

The following table presents information regarding compensation earned or paid to each of our Non-Employee Directors for services rendered during fiscal 2017. Compensation paid to Messrs. Feltheimer and Burns, each of whom is also employed by us, is presented in the Summary Compensation table and the related explanatory tables below in this proxy statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gordon Crawford	$61,200	$50,008	$—	$—	$—	$—	$111,208
Arthur Evrensel	$67,000	$50,008	$—	$—	$—	$—	$117,008
Emily Fine	$57,000	$50,008	$—	$—	$—	$—	$107,008
Michael T. Fries	$59,800	$—	$—	$—	$—	$—	$59,800
Sir Lucian Grainge(4)	$27,397	$50,008	$—	$—	$—	$—	$77,405
Harald Ludwig(5)	$22,602	$—	$—	$—	$—	$—	$22,602
Dr. John C. Malone	$57,000	$—	$—	$—	$—	$—	$57,000
G. Scott Paterson	$70,600	$50,008	$—	$—	$—	$—	$120,608
Mark H. Rachesky, M.D.	$121,600	$50,008	$—	$—	$—	$—	$171,608
Daryl Simm	$63,879	$50,008	$—	$—	$—	$—	$113,887
Hardwick Simmons	$75,400	$50,008	$—	$—	$—	$—	$125,408
Phyllis Yaffe(5)	$31,323	$—	$—	$—	$—	$—	$31,323
David M Zaslav	$50,000	—	$—	$—	$—	$—	$50,000

(1)
The amounts reported in column (b) represent director annual retainer, chairman fees and meeting fees for fiscal 2017, paid, at the director’s election, either 50% in cash and 50% in the form of our common shares, 100% in the form of our common shares, or 100% in cash, as described above. The value of the common shares is calculated using the average closing price of our common shares for the last five business days prior to payment. Payments of common shares are made twice a year in April and October of each year. During fiscal 2017, our Non-Employee Directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Mr. Evrensel, 1,485 shares, Mr. Simm, 1,408 shares and Mr. Simmons, 1,655 shares. During fiscal 2017, our Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Crawford, 2,667 shares, Ms. Fine, 2,485 shares, Mr. Paterson, 3,121 shares, and Dr. Rachesky, 5,097 shares. During fiscal 2017, our Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of cash included Messrs. Fries, Grainge, Malone and Zaslav. Mr. Ludwig and Ms. Yaffe received cash for the balance of their retainers and fees.

(2)
Each Non-Employee Director then in office received a grant of 2,443 restricted stock units on September 13, 2016 at our annual meeting of shareholders. The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards contained in Note 13 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2017 Annual Report filed on Form 10-K filed with the SEC on May 25, 2017.

46   Lions Gate 2017 Proxy Statement

(3)
The following table presents the number of unvested stock awards held by each of our Non-Employee Directors as of March 31, 2017. No Non-Employee Directors held any outstanding option awards as of that date.

Director	Number of Unvested Restricted Share Units as of March 31, 2017
Gordon Crawford	3,812
Arthur Evrensel	3,812
Emily Fine	2,442
Michael T. Fries	0
Sir Lucian Grainge	2,442
Harald Ludwig	0
Dr. John C. Malone	0
G. Scott Paterson	3,812
Mark H. Rachesky, M.D.	3,812
Daryl Simm	3,812
Hardwick Simmons	3,812
Phyllis Yaffe	0
David M. Zaslav	0
(4)
Mr. Grainge joined the Board in September 2016.

(5)
Mr. Ludwig and Ms. Yaffe were former members of the Board and did not stand for election at the 2016 Annual Meeting.

Lions Gate 2017 Proxy Statement   47

Management

Biographical Information

The following is a list of our executive officers followed by their biographical information (other than for Messrs. Feltheimer and Burns, whose biographical information appears above). Ages are as of July 25, 2017.
Name	Age	Position
Jon Feltheimer	65	Chief Executive Officer and Director
Michael Burns	58	Vice Chairman and Director
James W. Barge	61	Chief Financial Officer
Steven Beeks	60	Co-Chief Operating Officer and Co-President, Motion Picture Group
Brian Goldsmith	45	Co-Chief Operating Officer
Wayne Levin	54	General Counsel and Chief Strategic Officer
James W. Barge.   Mr. Barge has been our Chief Financial Officer since October 1, 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues.
Steven Beeks.   Mr. Beeks has been our President, Motion Picture Group, since March 2012, our Co-President, Motion Picture Group, since February 2015, our Chief Operating Officer since April 2007, our Co-Chief Operating Officer since September 2007, and the President of Lions Gate Entertainment Inc., our wholly owned subsidiary, since December 2003. From July 2006 to March 2012, Mr. Beeks served as our President, and from January 1998 to December 2003, as the President of Artisan Home Entertainment Inc., our wholly owned subsidiary.
Brian Goldsmith.   Mr. Goldsmith has been our co-Chief Operating Officer since October 2012, and served as our Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of the Company since September 2007.
Wayne Levin.   Mr. Levin has been our Chief Strategic Officer since February 2013 and our General Counsel since November 2000. Previously, Mr. Levin had been our Executive Vice President, Corporate Operations since February 2004. Mr. Levin had been our Executive Vice President, Legal and Business Affairs since November 2000. Mr. Levin worked for Trimark Holdings, Inc. from September 1996 to November 2000, first as Director of Legal and Business Affairs from 1996 to 1998 and then as General Counsel and Vice President from 1998 to 2000.

Appointment of Executive Officers

Our officers are appointed and serve at the discretion of the Board. The employment agreements for the Named Executive Officers (as defined under Executive Compensation below) are described in Executive Compensation Information—Description of Employment Agreements below.
48   Lions Gate 2017 Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, as well as the analysis that the Compensation Committee performs in setting executive compensation. In doing so, it describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or our principal financial officer during fiscal 2017, and our three other most highly compensated executive officers for fiscal 2017 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2017 include the following:
Name	Position
Jon Feltheimer	Chief Executive Officer and Director
Michael Burns	Vice Chairman and Director
James W. Barge	Chief Financial Officer
Brian Goldsmith	Co-Chief Operating Officer
Wayne Levin	General Counsel and Chief Strategic Officer

Executive Overview

The Company believes that the design of its executive compensation program as described in this Compensation Discussion and Analysis plays an important role in attracting and retaining top executive talent and providing appropriate incentives for those executives to achieve continued growth of the Company and the creation of value for our shareholders. As described below in this Compensation Discussion and Analysis, a substantial portion of our Named Executive Officers’ compensation is performance-based and/or linked to the value of our share price. Annual incentives are awarded based on the Compensation Committee’s assessment of a broad range of Company and individual performance criteria for the fiscal year. Our equity incentive awards are primarily in the form of stock options or share appreciation rights that have value only if our share price increases after the date of grant of the option or right and/or awards that are subject to performance-based vesting requirements.
The following is a summary of certain Company performance highlights in fiscal 2017.
Starz Acquisition
In December 2016, the Company acquired Starz for approximately $4.4 billion in cash and stock. Starz is a leading global media and entertainment company that provides premium subscription video programming on domestic U.S. pay television networks and produces and distributes content for worldwide audiences. With the acquisition of Starz, the Company added to its portfolio of businesses the flagship STARZ premium pay network serving 24.2 million subscribers. The combined company operates five over-the-top (OTT) streaming services and the STARZ app delivering content directly to consumers. We believe that we are now well positioned to increase our content creation capabilities, enhance our leadership in premium scripted programming and scale our global distribution footprint.
EPIX Sale
In April 2017, the Company announced an agreement for Metro-Goldwyn-Mayer to acquire all aggregate membership interests in premium pay television network EPIX, held by Viacom, Paramount Pictures and the Company for approximately $1.032 billion, based on a total value of  $1.275 billion (inclusive of  $75 million of distributions to the partners). In May 2017, the Company completed the sale of its 31.15% interest in EPIX for $397.2 million.
The joint venture was formed in April 2008. The Company invested $80.4 million in EPIX through September 30, 2010, and no additional amounts have been funded since then. Since the Company’s original investment in April 2008, the Company received distributions from EPIX of  $42.0 million through March 31, 2017. Based on the carrying value of the Company’s interest in EPIX as of the date of closing and transaction expenses, the Company
Lions Gate 2017 Proxy Statement   49

is estimating a gain before income taxes on its investment of approximately $201 million which will be recognized during the quarter ending June 30, 2017. The after-tax gain is estimated to be approximately $127 million. The tax charge on the gain is a non-cash deferred charge for the use of the Company’s existing net operating loss carryforwards.
Financial Results
The Company reported a strong year when it reported its financial results for the fourth quarter and full fiscal year on May 25, 2017. With the acquisition of Starz, fiscal 2017 financial results were not directly comparable to prior reporting periods, so quarterly segment results were discussed on a combined pro forma basis.
With a first full quarter of financial results since the acquisition of Starz, the Company’s pro forma revenues for the fourth quarter grew to $1.3 billion while adjusted OIBDA, the Company’s new reporting metric following the Starz acquisition, increased 27% on a pro forma combined basis to $163 million. Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted stock-based compensation, purchase accounting and related adjustments, and restructuring and other costs. See Exhibit B to this proxy statement for a reconciliation of Adjusted OIBDA to the most directly comparable financial measure calculated and presented in accordance with GAAP.
The Company’s Media Networks segment reported revenues of  $370.8 million, up from $365.6 million in the fourth quarter of fiscal 2016, on a combined pro forma basis. Additionally, segment profit on a combined pro forma basis increased 10.7% in the fourth quarter of fiscal 2017 to $124.8 million, improving to 33.7% of Media Networks revenue from 30.8% (on a combined pro forma basis). STARZ flagship subscribers ended the 2017 fiscal year at 24.2 million, up from 24.0 million at the end of fiscal 2016.
The Company’s Motion Picture segment revenues in the fourth quarter of fiscal 2017 increased 7.3% on a combined pro forma basis to $654.0 million, driven by La La Land, John Wick: Chapter Two, and The Shack. Segment profit on a combined pro forma basis increased to $52.0 million from $2.5 million as higher revenue more than offset direct operating expenses and marketing spend. On a combined pro forma basis, segment profit margins increased from 0.4% to 8.0% in the fourth quarter of fiscal 2017.
The Company’s Television Production segment posted record revenues for the fiscal 2017 year of  $837 million. Its financial results in the fourth quarter of fiscal 2017, though, compared to a record fourth quarter of 2016 that included the international delivery of four seasons of Orange is the New Black. Revenues for the quarter were $242.6 million on a combined pro forma basis, segment profit, on a combined pro forma basis, decreased to $13.0 million from a record $42.1 million in the fourth quarter of fiscal 2016 and segment profit margins declined from 16.7% to 5.4% in the fourth quarter of fiscal 2017, on a combined pro forma basis.
Joint Ventures, Partnerships and Investments
The Company also made several investments during fiscal 2017 that support our strategy of diversifying our company as a multiplatform global industry leader in entertainment.
In January 2017, we acquired an interest in Immortals, an eSports franchise that competes in League of Legends Championship Series, Counter-Strike: Global Offensive, Overwatch, Super Smash Bros. and Vainglory.
In December 2016, our wholly-owned subsidiary, Lionsgate UK, acquired an interest in Andrea Calderwood and Gail Egan’s UK television drama company, Potboiler Television. Potboiler Television develops and produces thought-provoking and entertaining films and television dramas, stories which have meaning, resonance, integrity and heart. Lionsgate UK has a first look distribution deal for worldwide rights in future television content.
50   Lions Gate 2017 Proxy Statement

In July 2016, Lionsgate UK acquired an interest in Primal Media, a new production company formed by Gogglebox founders, format creators and executive producers Mat Steiner and Adam Wood. Primal Media develops and produces unscripted programs in the UK, as well as works with Lionsgate’s alternative programming team in the U.S. to produce U.S. formats for the UK market. Lionsgate UK has a first look distribution deal for worldwide rights in future television content and will produce formats owned by Primal Media for the U.S. and worldwide market.
In May 2016, reflecting the growing popularity of local-language films in markets around the world, we partnered with international entertainment executives Paul Presburger, William Pfeiffer and Clifford Werber to launch Globalgate Entertainment. Globalgate has built a consortium of best-in-class international distributors to capitalize on the worldwide growth of local-language films. Globalgate sources and curates remakes and original intellectual property and co-finances mainstream, wide-release local-language films in key international territories.
In March 2016, we entered into a partnership with Kevin Hart and Hartbeat Digital to launch a new VOD service, Laugh Out Loud, and create a new social adventure mobile tablet game. The new service will serve as the exclusive home for all content created by Kevin Hart outside his theatrical and live touring activities and will include original series starring Kevin Hart. Laugh Out Loud will also showcase content curated by Kevin Hart along with shows featuring social media stars and up and coming comedians.
Investor Day 2017
In January 2017, we held our inaugural Investor Day in Englewood, Colorado where we reviewed our acquisition of Starz and new reportable business segments. We also discussed our strategic focus on content and creation of innovative distribution strategies that we expect to enhance our competitive position, ensure optimal use of our capital, build a diversified platform for continued future growth and generate significant long-term value for our shareholders.
Shareholder Engagement
The Company believes that regular, transparent communication with shareholders is important to our long-term success, and we value and solicit shareholder input. The Company proactively meets with them on a regular basis to discuss corporate strategy, management performance, corporate governance and executive compensation.
The Company does not engage with shareholders only when a problem occurs—our shareholder outreach continues throughout the fiscal year. Prior to the filing of our proxy statement, we reach out to our largest shareholders to discuss the Company’s performance, strategic focus and/or compensation practices, as well as to provide context regarding their proxy voting guidelines. During shareholder voting, we follow up on previous conversations to discuss any other issues important to them. At our annual meeting, shareholders then vote on the various proposals included in the proxy statement. Directors and management are available to answer questions or address concerns regarding the Company, including executive compensation and our corporate governance programs. On the same day immediately after our annual meeting, we hold a Board meeting to discuss, among other things, vote results on proposals included in the proxy statement and to consider our corporate strategy, governance polices and compensation plans. We then continue to meet with shareholders throughout the year at conferences, road shows and one-on-one meetings to identity areas of concern and update them on our corporate strategy and other matters they think deserve attention.
Lions Gate 2017 Proxy Statement   51

Since the beginning of fiscal 2017, we have made a significant effort to engage with our shareholders and other stakeholders. In March 2016, the Company named leading media and entertainment analyst James Marsh to run our investor relations activities as Senior Vice President, Investor Relations. Mr. Marsh, a 25-year Wall Street veteran covering the media and entertainment sector for investment banks Piper Jaffray, Prudential and Kidder Peabody, among others, crafts the Company’s investor relations strategies, manages our profile at investor conferences, spearheads our investor marketing initiatives and directs our daily communications with shareholders and analysts. Indeed, in fiscal 2017, Mr. Marsh, along with other senior management of the Company such as Messrs. Burns, Barge and Goldsmith, Chris Albrecht, the Chief Executive Officer of Starz, Jeffrey Hirsch, the Chief Operating Officer of Starz, Kevin Beggs, Chairman of Lionsgate Television, and Peter Levin, Lionsgate President, Interactive Ventures and Games:
•
Presented at nearly 30 investor conferences, including at the 25th Annual Goldman Sachs Communacopia Conference, the 2016 Bernstein Future of Media & Telecom Summit and the 2017 Morgan Stanley Technology, Media & Telecom Conference;

•
Attended over 20 analyst road shows and other “fireside chats” with current and potential shareholders;

•
Held nearly 40 analyst and investor meetings, representing virtually all of the Company’s top analysts and top 25 shareholders; and

•
Engaged with holders of over 90% of the Company’s uninterested outstanding shares.

Additionally, in January 2017, we held our inaugural Investor Day where we reviewed our acquisition of Starz, our new reportable business segments and discussed our strategic focus. The Investor Day featured a special “fireside chat” with two of our directors, Mr. Crawford and Dr. Malone, who shared their thoughts on, among other things, the Company’s strategic focus and the state of content distribution.
The compensation policies and practices described in this Compensation Discussion and Analysis, reflect, in part, feedback resulting from this ongoing shareholder engagement. Additionally, the Company provides its shareholders with the opportunity to cast an annual advisory vote on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held in September 2016, approximately 54% of the votes actually cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. In light of the results of the advisory vote, and in response to feedback from shareholder engagement, and in addition to the Compensation Committee’s own commitment to ensure the Company’s executive compensation policies and practices are effective in aligning the interests of executives with the achievement of our financial goals and the creation of long-term stockholder value, the Compensation Committee took the following steps in designing our executive compensation program in fiscal 2017:
•
Continued to emphasize pay-for-performance by:

•
Maintaining the same base salaries from previous years for Messrs. Feltheimer and Burns in their new employment agreements with the Company; and

•
Granting more performance-based and less discretionary-based awards for executive officers, including in new employment agreements with Messrs. Feltheimer, Burns and Barge, where approximately three-fourths

52   Lions Gate 2017 Proxy Statement

(¾) of equity granted to each executive is subject to performance-based vesting requirements (see Process for Determining Executive Compensation—Employment Agreements below);
•
Continue to incorporate a number of features (such as the elimination of  “single-trigger” benefits paid solely on a change in control and the elimination of tax gross-up payments) into all employment agreements entered into with the Company’s executive officers that we believe represent best practices in executive compensation and are generally favored by shareholders;

•
Engaged Pay Governance LLC (‘‘Pay Governance”) as its independent compensation consultant to provide competitive market data on compensation for executives at the Company and its divisions, including for the Company’s Chief Executive Officer, Vice Chairman and Chief Financial Officer (described below);

•
Retained Pay Governance to assist the committee in identifying performance criteria used to determine payout levels under executives’ incentive awards and desAwigning and implementing its compensation program;

•
Adopted an executive compensation program, including the Performance-Based Restricted Share Unit Award Plan and Executive Bonus Program, pursuant to which target and maximum bonus opportunities were established, as well as an objective minimum performance target level for participation in such programs (described below);

•
Utilized corporate, division and individual performance criteria to calculate fiscal 2017 annual incentive bonuses for the top 100 most highly compensated executives of the Company (See Executive Compensation Components—Annual Incentive Bonuses below); and

•
Encouraged the Company to take steps to improve shareholder accessibility and avenues for inbound engagement by creating a new Investor Relations website, set to launch shortly.

Key Features of Our Executive Compensation Program

The Compensation Committee believes that our executive compensation program includes key features that align the interests of the Named Executive Officers and the Company’s long-term strategic direction with the interests of our shareholders. Our program’s key features include:
•
Competitive pay using peer group data as background information for compensation decisions.

•
Significant pay is at risk:

•
The Company provides both annual incentive opportunities and long-term equity awards to motivate performance and constitute a substantial portion of each executive’s total compensation opportunity.

•
The Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity grants.

•
Compensation is balanced:

•
The compensation program provides a mix of fixed compensation and short- and long-term variable compensation to mitigate excessive risk taking behavior.

•
Limited benefits and perquisites are provided.

We have entered into employment agreements with each of our Named Executive Officers and believe these agreements have helped to create stability for our management team. These agreements have been structured to incorporate a number of features that we believe represent best practices in executive compensation and are generally favored by shareholders. In particular, these agreements do not provide for any accelerated vesting of equity awards or other payments or benefits that are triggered solely by a change in control (i.e., there are no “single-trigger” benefits) or any rights for the executive to be grossed up for any taxes imposed on excess parachute payments in connection with a change in control or any other benefits. These agreements also do not include any right for the executive to voluntarily terminate employment in connection with a change in control and receive severance (other than certain “good reason” terminations that we believe would constitute a constructive termination of the executive’s employment).
As noted below, equity award grants are generally made to the Named Executive Officers in connection with the executive’s entering into a new or amended employment agreement with the Company. The Company typically does not grant equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or the Company’s common shares or equity awards with respect to the Company’s common shares and retains discretion to grant equity awards to executives at other times as the Compensation Committee may determine appropriate.
Lions Gate 2017 Proxy Statement   53

Executive Compensation Program Objectives

The goal of the Company’s executive compensation program is to facilitate the creation of long-term value for the Company’s shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Compensation Committee has designed and administered the Company’s compensation program to reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. To achieve alignment with shareholder interests, the Compensation Committee believes that the Company’s compensation program provides significant, but appropriate, rewards for outstanding performance. The majority of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance. The Compensation Committee views the executive compensation program as one in which the individual components combine together to create a total compensation package for each Named Executive Officer that achieves these objectives. As used in this discussion, the term “targeted total direct compensation” means the aggregate amount of the executive’s base salary, target annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards, as determined under the accounting principles used in the Company’s financial reporting.

Executive Compensation Practices

Below are examples of  (i) executive compensation practices the Company has implemented because the Compensation Committee considers them to be effective at driving performance and supporting long-term growth for the Company’s shareholders while mitigating risk and (ii) executive compensation practices the Company does not engage in because the Compensation Committee believes they are inconsistent with the Compensation Committee’s philosophy, best practices in corporate governance, and the interests of the Company’s shareholders.
Practices the Company Has Implemented	Practices the Company Does Not Engage In
☑ Pay for Performance: A significant portion of the Named Executive Officers’ targeted total compensation is “at risk” in the form of annual and long-term incentive awards that are linked to performance and/or the value of the Company’s common shares.
☑ Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs rely on diversified performance metrics, including individual and group contributions and the Company’s financial and operating performance.
☑ Mitigate Undue Risk: The Company’s compensation programs include risk mitigation features, such as significant Compensation Committee discretion and oversight, a balance of annual and long-term incentives for senior executives and the use of multiple performance metrics.
☑ Maintain a Clawback Policy: The Board maintains policies requiring the recoupment under certain circumstances of performance-based compensation paid to the Named Executive Officers.
☑ Competitive Peer Groups: The Company’s peer groups for the purpose of assessing executive compensation focus on companies which we directly compete for executive talent and are generally similar to the Company in terms of revenues, market-capitalization and focus of its business.
☑ Independent Compensation Consultant: The Compensation Committee retained Pay Governance to serve as its independent executive compensation consultants in fiscal 2017.

☑ No Excise Tax Gross-ups: The employment agreements and other compensation arrangements with the Named Executive Officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.
☑ No Tax Gross-ups for Personal Benefits: None of the Named Executive Officers are entitled to receive gross-ups for taxes on personal benefits.
☑ No Single-Trigger Change in Control Agreements: None of the Named Executive Officers’ employment agreements or arrangements provide benefits triggered solely by a change in control of the Company.
☑ No Hedging/Pledging: The Company prohibits all directors and employees, including the Named Executive Officers, from certain collateral pledging and margin practices involving the Company’s common shares.
☑ No Repricing of Options or Share Appreciation Rights (“SARs”): The Compensation Committee may not reprice options or SARs without the approval of the Company’s shareholders.

54   Lions Gate 2017 Proxy Statement

Process for Determining Executive Compensation

Role of the Compensation Committee
The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee, working with management, as outlined below, determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans. The Compensation Committee is ultimately responsible for determining the compensation arrangements for the Company’s executive officers.
Role of Management
The Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation programs with the Company’s business strategies and objectives. At various times during fiscal 2017, our Chief Executive Officer and other executives were invited by the Compensation Committee to attend relevant portions of the Compensation Committee meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance that may be relevant to the Compensation Committee’s decisions. Generally, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to salary, bonus, and long-term incentive awards for other executive officers (other than himself and the Vice Chairman), taking into account competitive market information described below, the Company’s compensation strategy, his subjective assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Compensation Committee discusses with the Chief Executive Officer his recommendations and either approves or modifies the recommendations in its discretion. The Compensation Committee is solely responsible for determining the compensation of the Chief Executive Officer and Vice Chairman. None of the Named Executive Officers are members of the Compensation Committee or otherwise have any role in determining their own compensation. The Compensation Committee reports to the Board on all compensation matters regarding our executives and other key salaried employees.
Role of Compensation Consultant
The Compensation Committee retains the services of outside compensation consultants to assist in its review and determination of the Company’s executive compensation program. For fiscal 2017, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of the Company’s executive compensation program, policies and practices and its determination of executive compensation, and provides advice to the Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has the sole authority to retain and terminate the consultant and to review and approve the consultant’s fees and other retention terms. During fiscal 2017, at the Compensation Committee’s request, Pay Governance performed the following services:
•
Provided competitive market data on compensation for executives at the Company and its divisions, including for the Company Chief Executive Officer, Vice Chairman and Chief Financial Officer in connection with their employment agreements, as described below;

•
Assisted in the committee’s review of the Company’s executive compensation program, including the Performance-Based Restricted Share Unit Award Plan and Executive Bonus Program (described below);

•
Reviewed compensation-related disclosures in the Company’s 2017 proxy statement;

•
Reviewed general compensation levels and trends within the industry in which the Company operates; and

•
Provided a market assessment of executive roles in the Company and Starz to determine post-merger harmonization of executive pay practices.

Consultant Independence
During fiscal 2017, Pay Governance did not perform work for the Company other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with the Company or any of its directors or executive officers.
Peer Group Analysis
The Compensation Committee selects a peer group to make comparisons to the compensation of similarly situated executives in order to help ensure that the Company’s compensation packages are competitive with the broader market and aligned with shareholder interests while retaining and motivating such executives. The peer group is
Lions Gate 2017 Proxy Statement   55

generally comprised of companies with whom we compete for executive talent. These companies include competitors within the broader media industry segments as well as companies in the leisure product and home entertainment industries, which the Compensation Committee considers to be similar to the Company in terms of revenue, market capitalization and business focus.
In September 2015, the Compensation Committee engaged Pay Governance to advise as to a review and update of the peer group used to assess executive compensation. Historically, the Company has utilized a group of companies consisting of both entertainment companies in the Towers Watson Entertainment Industry Survey and companies within the broader media industry as its peer group. Pay Governance reviewed the peer group using the following systematic screening process:
First, Pay Governance reviewed companies that operate in similar GICS industries as the Company, which only includes U.S. publicly traded companies in the movie and entertainment, cable and satellite, broadcasting, and home entertainment software sector. Next, Pay Governance reviewed companies within a relevant range of Company revenue and market capitalization at that time Finally, using companies identified using this screening process, a peer group was selected based on the assessment of each company’s core business relative to the Company’s core business strategy of entertainment content and distribution, including key industry competitors. Based on its review, the Compensation Committee approved the following peer group of companies in October 2015:
AMC Networks	Discovery Communications
DreamWorks Animation	Electronic Arts
Live Nation Entertainment	Netflix
Scripps Networks Interactive	Sirius XM Holdings
Starz*	Tribune Media Company
*
Acquired by the Company in December 2016

Additionally, Pay Governance suggested that the Company also utilize the Towers Watson Entertainment Industry Survey to provide compensation data for studio or entertainment specific roles that may not be reflected within the peer group. The participants in this survey include, among others, NBC Universal, Paramount, Sony Pictures Entertainment, Twentieth Century Fox, Walt Disney Studios and Warner Bros. While most of the motion picture studios in the survey may have larger revenues than the Company, the Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, as such companies reflect critical competitors for talent. In using this survey data, the Compensation Committee does not focus on any particular companies in the survey (other than the peer companies listed above). As used in this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to the peer companies and the survey data described above.
Use of the Peer Group
Utilizing the data provided by Pay Governance with respect to the Company’s peer group, as well as information from the Towers Watson Entertainment Industry Survey, the Compensation Committee evaluates the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the target total direct compensation value for a select number of the Company’s officers, including each of the Named Executive Officers, relative to the compensation of similarly situated executives among these companies. As noted below, the
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Company’s standard practice is to grant equity awards to the Named Executive Officers only in connection with the executive’s entering into a new or amended employment agreement with the Company (although the Compensation Committee does award annual bonuses from time to time in the form of equity awards and retains discretion to grant equity awards at other times as it deems appropriate). In assessing the executives’ compensation levels for market comparison purposes, the Compensation Committee allocates the grant date value of the equity awards over the term of the contract so that the executive’s compensation is not disproportionately high in the initial year of the contract and disproportionately low for the remaining years of the contract term.
In general, the Compensation Committee uses this data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and peer group and survey data provided by, the Compensation Committee’s independent compensation consultant. The Compensation Committee believes that the compensation opportunities provided to our Named Executive Officers are appropriate in light of competitive considerations. The Compensation Committee continues to monitor current trends and issues in the Company’s competitive landscape and will modify its programs as it determines appropriate.
Employment Agreements
We have entered into employment agreements with each of the Named Executive Officers. Each employment agreement specifies the annual base salary that the executive will be entitled to receive during the term of the agreement, as well as the Company benefit plans in which the executive will participate and, in certain cases, perquisites that the executive will receive. In addition, each agreement sets forth the annual and long-term incentive compensation opportunities that the executive officer will be eligible to receive, with the amount of annual incentives and performance-based long-term incentives awarded, subject in all instances to the discretion of the Compensation Committee. Each agreement also specifies the post-termination benefits that will be received by each executive (including the treatment of any unvested equity awards) upon certain terminations of employment.
Each of these agreements was approved by the Compensation Committee and is described below under Description of Employment Agreements. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with the Named Executive Officers. Such multi-year agreements, which are typical in the Company’s industry, assist in retention and recruiting efforts, foster long-term retention and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance.
Jon Feltheimer.   In May 2013, we entered into an employment agreement with Mr. Feltheimer. The agreement provided that Mr. Feltheimer would serve as our Chief Executive Officer for a term ending May 22, 2018. In September 2016, in order to secure the services of Mr. Feltheimer well into the future and provide stability for shareholders, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for an amendment to the employment agreement with Mr. Feltheimer. For Mr. Feltheimer, the Company proposed, among other things, extending the agreement for an additional five years, the grant of a one-time performance-based bonus opportunity in connection with the Starz acquisition and the grant of long-term equity incentives in the form of stock options. No changes would be made to Mr. Feltheimer’s base salary or target annual bonus. Based on compensation levels for the positions of Chairmen, Chief Executive Officer and President reported in the Towers Watson Entertainment Industry Survey and publicly disclosed data from our peer group companies identified above, Pay Governance provided an analysis and alternatives of the proposed compensation structure for Mr. Feltheimer. Pay Governance concluded that the proposed levels for Mr. Feltheimer’s total annualized direct compensation (consisting of a base salary, a target annual bonus, a one-time bonus opportunity, and annualized long-term equity awards) was positioned below the 25th percentile of the Company’s peer group (and, including long-term equity awards granted in Mr. Feltheimer’s previous employment agreement that would continue to vest during the term of the amendment below the 75th percentile of the Company’s peer group).
The Compensation Committee determined that all long-term incentives under the proposed amendment would be granted in the form of stock options, one-half of which would have an exercise price equal to the fair market value on the date of grant and one-half of which would have an exercise price with a 25% premium to the fair market value on the grant date. Thus, these incentives will only have value if our share price increases after the date of grant, which we believe is consistent with the long-term orientation of the Company’s shareholder based pay-for-performance philosophy. In addition, the option provides a long-term retention incentive as it vests annually over a five-year period commencing May 22, 2018 (the end of the term of Mr. Feltheimer’s original employment agreement). The Compensation Committee believed that this grant would further align Mr. Feltheimer’s interests with those of our shareholders.
Lions Gate 2017 Proxy Statement   57

The Compensation Committee determined that it would also be appropriate to provide Mr. Feltheimer with a one-time bonus opportunity in connection with our acquisition of Starz in December 2016. Specifically, Mr. Feltheimer would be entitled to receive a bonus of  $5,000,000 if the Company’s acquisition of Starz closed and the Company implemented (i.e., taken measurable steps to achieve) 20% of the anticipated $52.3 million annual “run-rate” operational synergies within three months of the closing of the Merger.
Accordingly, on October 11, 2016, we entered into an amendment to the employment agreement with Mr. Feltheimer to serve as the Company’s Chief Executive Officer for a term ending May 22, 2023. No changes to Mr. Feltheimer’s base salary or target annual bonus were made. The grant of a special bonus opportunity of  $5 million and options (including pricing and vesting provisions) provided in the agreement were established by the Compensation Committee based on its subjective assessment of Mr. Feltheimer’s performance as the Company’s Chief Executive Officer, negotiations with Mr. Feltheimer, and taking into account the data provided by Pay Governance. As shown below, a substantial majority of Mr. Feltheimer’s compensation opportunity under his amended employment agreement is performance-based:

Total Direct Compensation*
Fixed Compensation (Base Salary)
Performance-Based Bonuses and Options**

* Calculated on an annualized basis.

** Consists of a performance-based annual bonus (assuming a target of 100% of base salary), a one-time special performance-based bonus opportunity and options.

Michael Burns.   In October 2012, we entered into an employment agreement with Mr. Burns. The agreement provided that Mr. Burns would serve as our Vice Chairman for a term ending October 30, 2017. In October 2016, in order to secure the services of Mr. Burns well into the future and provide additional stability for shareholders, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for an amendment to the employment agreement with Mr. Burns. For Mr. Burns, the Company proposed, among other things, extending the agreement for an additional five years, an increase to Mr. Burns’ target annual bonus, the grant of a one-time performance-based bonus in connection with the Starz acquisition and the grant of long-term equity incentives in the form of stock options. No change would be made to Mr. Burns’ base salary. Based on compensation levels for the positions of Chief Executive Officer, President and Chief Operating Officer (or generally, a company’s second highest paid executive) reported in the Towers Watson Entertainment Industry Survey and publicly disclosed data from our peer group companies identified above, Pay Governance provided an analysis and alternatives of the proposed compensation structure for Mr. Burns. Pay Governance concluded that the proposed level for Mr. Burns’ total direct compensation was positioned below the 25th percentile of the Company’s peer group.
The Compensation Committee determined that all long-term incentives would be granted in the form of stock options, one-half of which would have an exercise price equal to the fair market value on the date of grant and one-half of which would have an exercise price with a 25% premium to the fair market value on the grant date. Thus, these incentives will only have value if our share price increases after the date of grant, which we believe is consistent with the long-term orientation of the Company’s shareholder based pay-for-performance philosophy. In addition, the option provides a long-term retention incentive as it vests annually over a five-year period commencing October 30, 2017 (the end of the term of Mr. Burns’ original employment agreement). The Compensation Committee believed that this grant would further align Mr. Burns’ interests with those of our shareholders.
The Compensation Committee determined that it would also be appropriate to provide Mr. Burns with a one-time bonus opportunity in connection with our acquisition of Starz in December 2016. Specifically, Mr. Burns would be entitled to receive a bonus of  $4,000,000 if the Company’s acquisition of Starz closed and the Company implemented (i.e., takes measurable steps to achieve) 20% of the anticipated $52.3 million annual “run-rate” operational synergies within three months of the closing of the Merger.
58   Lions Gate 2017 Proxy Statement

Accordingly, on November 3, 2016, we entered into an amendment to the employment agreement with Mr. Burns to serve as the Company’s Vice Chairman for a term ending October 30, 2022. No change to Mr. Burns’ base salary was made. The increase in the target annual bonus and grants of a special bonus opportunity of  $4 million and options (including pricing and vesting provisions) provided in the agreement were established by the Compensation Committee based on its subjective assessment of Mr. Burns’ performance as the Vice Chairman, negotiations with Mr. Burns, and taking into account the data provided by Pay Governance. As shown below, a substantial majority of Mr. Burns’ compensation opportunity under his amended employment agreement is performance-based:
James W. Barge.   In September 2013, we entered into an employment agreement with Mr. Barge. The agreement provided that Mr. Barge would serve as our Chief Financial Officer for a term ending September 30, 2017. In November 2016, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Barge. For Mr. Barge, the Company proposed, among other things, an increase to his base salary, an increase to his target annual bonus and the grant of long-term equity incentives as described below. Based on compensation levels for the position of Chief Financial Officer reported in the Towers Watson Entertainment Industry Survey and publicly disclosed data from our peer group companies identified above, Pay Governance provided an analysis and alternatives of the proposed compensation structure for Mr. Barge. Pay Governance concluded that the proposed level for Mr. Barge’s total direct compensation was positioned above the 75th percentile of the Company’s peer group.
The Compensation Committee determined that Mr. Barge’s new long-term incentives would be granted primarily in the form of share appreciation rights with an exercise price equal to the fair market value on the date of grant, one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting. Thus, these incentives will only have value if our share price increases after the date of grant, which we believe is consistent with the long-term orientation of the Company’s shareholder based pay-for-performance philosophy, and include in part additional performance incentives for Mr. Barge. In addition, the award provides a long-term retention incentive as it vests annually over a four-year period commencing October 1, 2016. In addition, the Compensation Committee approved a time-based restricted stock unit grant for Mr. Barge that vests on the same four-year schedule as an additional retention incentive. The Compensation Committee believed that these grants would further align Mr. Barge’s interests with those of our shareholders.
The Compensation Committee determined that it would also be appropriate to provide Mr. Barge with a one-time bonus opportunity in connection with our acquisition of Starz in December 2016. Specifically, Mr. Barge would be entitled to receive a bonus of  $1,000,000 if the Company’s acquisition of Starz closed and the Company implemented (i.e., takes measurable steps to achieve) 20% of the anticipated $52.3 million annual “run-rate” operational synergies as well as anticipated overall revenue, cost and tax synergies within three months of the closing of the Merger.
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Accordingly, on December 28, 2016, we entered into a new employment agreement with Mr. Barge to serve as the Company’s Chief Financial Officer for a term ending September 30, 2020. The base salary increase, target bonus, grant of a special bonus opportunity of  $1 million and equity awards (including the grant levels, types of awards and vesting provisions) provided in the agreement were established by the Compensation Committee based on its subjective assessment of Mr. Barge’s performance as the Company’s Chief Financial Officer, negotiations with Mr. Barge, and taking into account the data provided by Pay Governance. As shown below, a substantial majority of Mr. Barge’s compensation opportunity under his amended employment agreement is performance-based:

Total Direct Compensation*
Fixed Compensation (Base Salary)
Time-Based RSUs
Performance Based Bonuses and SARs**

---

* Calculated on an annualized basis.

** Consists of performance-based annual bonus (assuming a target of 50% of base salary), a one-time special performance-based bonus opportunity, time-based RSUs and time and performance-based SARs.

For more information on the terms of these agreements, see Description of Employment Agreements below and the narrative descriptions accompanying the Potential Payments upon Termination or Change in Control section.

Executive Compensation Components

The Company’s executive compensation program is generally based on three components, which are designed to be consistent with the Company’s compensation philosophy as outlined above:
(1)
Base salary;

(2)
Annual incentive bonuses; and

(3)
Long-term incentive awards, including awards of restricted share units, SARs and stock options that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive. The rationale for providing each component of compensation is discussed in more detail in the sections below. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect our results of operations.
Base Salary
We provide our executive officers and other employees with an annual base salary as a component of compensation that is fixed. However, our program emphasizes annual and long-term incentives that are variable based on performance. Base salaries are established when we hire or otherwise enter into an employment agreement with an executive officer, based on negotiations with the executive and taking into account market compensation data for that position, and are generally not modified again until the end of the contract term. In determining base salary, the Compensation Committee primarily considers market data and compensation levels of executive officers of companies in competing businesses, an internal review of the executive’s compensation, both individually and relative to other executive officers, and the individual performance of the executive. The Compensation Committee also considers the recommendations of our Chief Executive Officer in establishing the base salaries for other executive officers (other than himself and the Vice Chairman). Consistent with our philosophy
60   Lions Gate 2017 Proxy Statement

that executive pay should primarily be based on performance, our practice has been to establish base salaries that are generally lower than the salaries of comparable positions at our peer companies at the time the contract is entered into, with the majority of the executive’s compensation being delivered in the form of performance-based incentive compensation that we believe helps create value for our shareholders.
Generally, base salaries along with perquisites and personal benefits are intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance and the marketplace. We believe that in order to attract and retain top executives, we need to provide them with certain predictable compensation levels that reward their continued service.
In fiscal 2017, the Compensation Committee entered into new employment agreements with Messrs. Feltheimer, Burns, and Barge, as described above. Based on the factors noted above, negotiations with the executive, and review of base salary by Pay Governance, the Compensation Committee approved the base salary for each executive for the term of the agreement. No changes were made to Mr. Feltheimer’s or Mr. Burns’ base salaries, which Pay Governance concluded were both below market medians for similar positions with the peer companies. In Mr. Barge’s case, his base salary was increased from $900,000 to $1,000,000, which Pay Governance concluded was below the average base salary for similar positions with the peer companies. The Compensation Committee believes that the base salary levels of each of the Named Executive Officers, including the levels provided to Messrs. Feltheimer, Burns and Barge under their arrangements approved in fiscal 2017 as noted above, are reasonable in view of the Compensation Committee’s assessment of peer group data for similar positions and the committee’s assessment of the Company’s overall performance and the contribution of those officers to that performance.
Annual Incentive Bonuses
Annual incentive bonuses are primarily intended to motivate the Named Executive Officers to achieve annual financial, operational and individual performance objectives and focus on promotion of and contribution to achievement of the Company’s business strategy. The Company has entered into employment agreements with each of the Named Executive Officers that generally provide for bonuses to be determined in the discretion of the Compensation Committee, as recommended by our Chief Executive Officer (other than for himself and the Vice Chairman), based on performance criteria established by the Compensation Committee. The Compensation Committee believes that the annual bonus opportunities can be effective in motivating, rewarding and retaining our executive officers. Annual incentive bonus payments are typically paid in June based on performance for the prior fiscal year.
In June 2016, the Compensation Committee approved a bonus plan, the Executive Annual Bonus Program (the “Executive Bonus Program”), to provide the terms of annual bonus opportunities to be granted to certain of the Company’s executive officers. Under the Executive Bonus Program, each of the Company’s executive officers selected by the Compensation Committee to participate in the plan for a particular fiscal year is eligible to receive a bonus only if the Company achieves a target level of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) established by the Compensation Committee for that year. This minimum performance requirement is intended to include an objective performance component in the Executive Bonus Program. If the target level is not achieved, no bonuses will be paid under the plan for that fiscal year. If the target level is achieved, the executive is eligible to receive a bonus under the plan up to a maximum amount established by the Compensation Committee for each executive. The Compensation Committee then has the discretion to determine the actual amount of the bonus to be awarded to each executive for the fiscal year based on the executive’s target bonus amount for the year and such company and/or individual performance criteria as it may determine appropriate (subject in each case to the maximum bonus amount for that executive). The target and maximum bonus opportunities established for each Named Executive Officer under the Executive Bonus Program were generally the same as their opportunities under the Company’s fiscal 2016 bonus program. The Executive Bonus Program provides that the executive generally must remain employed with the Company through the date on which bonuses are paid for a particular fiscal year to be eligible for a bonus for that year.
For fiscal 2017, the Compensation Committee determined that the target level of adjusted EBITDA under the Executive Bonus Program would be $150.95 million. If this goal was not met, no bonuses would be paid under the program. The Compensation Committee selected adjusted EBITDA as the financial performance metric for fiscal 2017 because it believed that it is a meaningful indicator of the Company’s performance. The Compensation Committee did not determine this target based on actual adjusted EBITDA for fiscal 2016. Instead, the Compensation Committee set the target as an initial performance hurdle that could be met only with strong execution of the Company’s fiscal plan. Then, if, and only if, the initial hurdle was achieved, additional performance criteria would be evaluated in determining individual bonuses paid for fiscal 2017 (as discussed below). In
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June 2017, the Compensation Committee certified that target level was achieved as the Company’s estimated adjusted EBITDA for fiscal 2017 was greater than $150.95 million, and, accordingly, each executive was eligible to receive a bonus for fiscal 2017 up to the executive’s maximum opportunity, as follows (the target amounts expressed in each case as a percentage of the executive’s base salary):
Name	Target Bonus Amounts	Payout 162(m) Limit+
Jon Feltheimer	100%	$10,000,000
Michael Burns	75%	$10,000,000
Brian Goldsmith	50%	$3,000,000
Wayne Levin	50%	$3,000,000
James W. Barge	50%	$3,000,000
+
Maximum funded amount under the Executive Bonus Program.

In determining the bonus amount to award to each executive for fiscal 2017, the Compensation Committee considered both the individual’s target bonus amount and the individual executive’s actual annual incentive bonus paid for fiscal 2015 (whether awarded in cash or equity), as well as market levels of compensation provided by Pay Governance as noted below. The committee believed that taking into account the bonuses paid to the executives in prior years would help with internal consistency in our compensation program and that using the individual’s bonus paid for fiscal 2015 was more appropriate than using the individual’s bonus paid for fiscal 2016 because, similar to fiscal 2015, the Company achieved strong performance results throughout most of its divisions in fiscal 2017. In contrast, the Company’s performance results were not as strong throughout most of its divisions in fiscal 2016.
For each Named Executive Officer under the Executive Bonus Program, as well as for the top 100 most highly compensated executives of the Company, the percentage of the individual’s bonus paid for fiscal 2017 was evaluated by using three equally weighted (i.e., 33.33%) criteria:
(i)
The overall financial and operational performance of the Company in fiscal 2017;

(ii)
The overall financial and operational performance of each executive’s applicable Company operating division in fiscal 2017; and

(iii)
The individual achievements and contributions of each executive to the Company’s and his/her division’s performance in fiscal 2017.

Fiscal 2017 Annual Incentive Bonuses
33.33%
33.33%
33.33%
Corporate Performance
Division Performance
Individual Performance

In determining corporate performance, the Compensation Committee reviewed the Company’s fiscal 2017 performance noted below compared to the Company’s initial, proposed fiscal 2017 plan and budget, approved by the Board in March 2016. Based on such results, the Compensation Committee determined that the top 100 executives of the Company, including all Named Executive Officers, would be awarded 70% for the corporate performance measure for fiscal 2017, as the Company achieved roughly 70% of its proposed financial plan and budget for fiscal 2017.
In determining divisional performance, the Compensation Committee reviewed fiscal 2017 performance of Company divisions noted below compared to such division’s proposed fiscal 2017 plan and budget, as well as individual contribution to the division on a case-by-case basis. Based on such results, the Compensation Committee determined to award 75%, 100% and 100% with respect to the motion picture, home entertainment and television distribution divisions within the Company’s Motion Pictures segment, respectively, and 60% to the Company’s Television Production segment, as those divisions achieved roughly such percentages of the Company’s proposed financial plan and budget for fiscal 2017.
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In determining individual performance, the Compensation Committee made a subjective determination as to the level of performance by the executive, based on the various performance achievements noted below. The committee also established performance ranges of 0% at the low end of the range to a maximum of 200% at the top end of the range, with the top of each range representing extraordinary performance and the bottom representing disappointing performance in each respective area.
The Compensation Committee then determined a performance percentage for each of the three measures for each executive. The average of the three performance percentages was then multiplied by the executive’s fiscal 2015 bonus to calculate such executive’s fiscal 2017 annual incentive bonus.
Accordingly, for fiscal 2017, the Compensation Committee approved the following annual incentive bonuses to be awarded to each of the Named Executive Officers. In each case, the Compensation Committee used its discretion, as described above, to determine the bonuses based on the framework described above and its subjective assessment of the various performance achievements noted below. Except as discussed above with respect to the awarding of a 70% corporate performance measure for all executive for fiscal 2017, no other specific financial performance targets were established by the Compensation Committee for purposes of determining bonuses to be awarded to the Named Executive Officers. Rather, the Compensation Committee noted the actual performance of the Company, the executive’s division or the individual executive, as applicable, and made a subjective determination as to the level of that performance. The Compensation Committee believes that this discretionary element is appropriate for several reasons. First, Lionsgate is a growth Company that attempts to execute strategic, accretive transactions (such as the Company’s acquisition of Starz in fiscal 2017) that are expected to positively affect future financial results that the Company believes are not fully reflected in current or near-term corporate performance. Further, the Company’s investments in new businesses (such as those in Primal Media and Globalgate Entertainment in fiscal 2017) supports a strategy of diversifying the company as a multiplatform global industry leader in entertainment that we expect will further generate significant long-term shareholder value, but may not be reflected in near-term and/or yearly corporate performance. Moreover, intangible achievements reflecting the unique nature of the Company’s business (such as strong worldwide box office performance of lower budgeted films like La La Land and the Company’s 26 Academy Award nominations and 8 wins in fiscal 2017) significantly bolster the Company’s brand and standing in the creative community, but may not be directly reflected in yearly corporate performance. Finally, awarding annual incentive bonuses solely according to overall corporate performance may penalize certain executives for financial results of other business units that may not have performed as well during the fiscal year. Given these factors, the Compensation Committee believes that it is important to retain the discretion to recognize strong individual and divisional/business unit performance in awarding annual incentive bonuses, as is valuable and effective in motivating executives to achieve the Company’s business strategy.
Jon Feltheimer and Michael Burns
Name	Fiscal 15 Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Total % Average	Fiscal 17 Bonus
Jon Feltheimer	$8,100,000	70%	70%	119.3%	86.4%	$7,000,000
Michael Burns	$7,000,000	70%	70%	74.2%	71.4%	$5,000,000
The bonus amounts for Messrs. Feltheimer and Burns were determined based on the Compensation Committee’s assessment of the above referenced criteria. In determining such amounts, the Compensation Committee first reviewed the Company’s corporate performance for fiscal 2017.
In addition to the achievements noted in the Executive Summary above, consolidated revenues increased in fiscal 2017, due to the inclusion of revenue from the Merger from the date of acquisition (December 8, 2016), an increase in Motion Pictures segment revenues, and an increase in Television Production segment revenues (which included revenues from Pilgrim Media Group, acquired November 12, 2015).
The increase in Motion Pictures segment revenue in fiscal 2017 was primarily due to higher home entertainment, television and theatrical revenues driven by a larger theatrical slate (18 feature films released in fiscal 2017 compared to 14 in fiscal 2016), offset partially by lower international revenues as compared to fiscal 2016, which included the release of The Hunger Games: Mockingjay—Part 2. Specifically, within the Company’s motion picture segment, theatrical revenue increased $57.2 million, or 18.2%, in fiscal 2017 as compared to fiscal 2016, primarily driven by a larger theatrical slate, which included the performances of La La Land, John Wick 2, Tyler Perry’s Boo! A Madea Halloween, Now You See Me 2, Deepwater Horizon and Power Rangers in fiscal 2017, offset partially by a significant contribution in fiscal 2016 from The Hunger Games: Mockingjay—Part 2. Additionally, while Hacksaw Ridge had a strong performance at the box office, under the terms of our distribution arrangement, we recorded only our distribution fee as theatrical revenue in fiscal 2017. Home entertainment revenue increased $128.0 million, or
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22.1%, in fiscal 2017, as compared to fiscal 2016. The increase was primarily driven by the greater number of and the performance of our feature film titles released on packaged media and digital media in fiscal 2017 as compared to fiscal 2016. Home entertainment revenues in fiscal 2017 of  $193.7 million from our fiscal 2017 theatrical slate titles (primarily Now You See Me 2, Deepwater Horizon, Hacksaw Ridge, Hell or High Water, and Mechanic: Resurrection) compared to home entertainment revenues in fiscal 2016 of  $147.2 million from our fiscal 2016 theatrical slate (primarily The Hunger Games: Mockingjay—Part 2, Sicario, The Last Witch Hunter and The Age of Adaline). In addition, home entertainment revenue from product categories other than feature film increased $50.4 million, which included $28.8 million of home entertainment revenue from the Starz third party distribution business from the date of acquisition (December 8, 2016). Moreover, television revenue increased $74.0 million, or 36.1%, in fiscal 2017, as compared to fiscal 2016, due primarily to a greater number of feature film titles with television windows opening in fiscal 2017. In particular, significant revenue was generated in fiscal 2017 from our fiscal 2017 and fiscal 2016 theatrical slates (primarily The Divergent Series: Allegiant, The Hunger Games: Mockingjay—Part 2, Now You See Me 2, Gods of Egypt), which compared to revenue generated in fiscal 2016 from our fiscal 2015 theatrical slate (primarily The Divergent Series: Insurgent, The Hunger Games: Mockingjay—Part 1, John Wick). Overall, gross contribution of the Motion Pictures segment of  $237.8 million for fiscal 2017 increased as compared to fiscal 2016, due to higher revenue and lower direct operating expenses as a percentage of Motion Pictures segment revenue, offset partially by higher distribution and marketing expenses primarily driven by higher U.S. theatrical prints and advertising expense associated with a greater number of feature film releases in fiscal 2017.
The increase in Television Production segment revenues in fiscal 2017 was primarily driven by higher domestic television revenue, which is the primary component of Television Production segment revenue. Domestic television revenue increased in fiscal 2017 as compared to fiscal 2016, primarily due to an increase in television episodes delivered, which included a significant contribution of revenue from episodes delivered of Orange Is The New Black (Season 5) in fiscal 2017. Television episodes delivered in fiscal 2017 also included episodes of Nashville (Season 5), Feed the Beast (Season 1), Casual (Season 2), and Graves, among others. Television episodes delivered in fiscal 2016 included episodes of Orange Is The New Black (Season 4), Nashville (Season 4), Manhattan (Season 2), Casual (Season 1), and The Royals (Season 2) among others. In addition, significant domestic television revenue was contributed in fiscal 2017 from Family Feud (Seasons 9 & 10), and The Wendy Williams Show (Season 7), and in fiscal 2016, from Family Feud (Seasons 8 & 9), The Wendy Williams Show (Season 6), and Anger Management. The increase was also due to increased domestic television revenue from Pilgrim Media Group, acquired on November 12, 2015. Television Production segment revenue included revenue from Pilgrim Media Group in fiscal 2017 and 2016 of  $136.6 million and $52.5 million, respectively, which included revenue from The Runner (Season 1), and The Ultimate Fighter (Seasons 23 & 24) in fiscal 2017 and from Wicked Tuna (Season 5), Bring It (Season 3) and Kocktails with Khloe (Seasons 1 & 2) in fiscal 2016. Overall, gross contribution of the Television Production segment of  $91.9 million for fiscal 2017 decreased as compared to fiscal 2016, even though revenues increased, primarily due to higher direct operating expenses as a percentage of television production revenue.
Media Networks segment was not previously a reportable segment in fiscal 2016. In fiscal 2017, the results of operations in Media Networks segment represented primarily activity related to Starz’s Networks business from the acquisition date of December 8, 2016 to March 31, 2017. In fiscal 2016, the results of operations in the Media Networks segment represented the Lionsgate direct to consumer streaming services on subscription video-on-demand platforms that moved to the Media Networks segment. On a pro forma basis, Starz Networks revenue of  $1,374.8 million in fiscal 2017 and $1,330.3 million in fiscal 2016 represented 94% of Media Networks segment revenue for fiscal 2017 and 2016. The increase in pro forma revenue was primarily due to an increase in revenue from Starz Networks, due to higher effective rates driven by growth in subscribers to our Starz branded over-the-top platforms, offset by a $17 million decrease related to the fiscal 2016 sale of Starz’s animation studio, Film Roman, LLC, in October 2015. On a pro forma basis, gross contribution of  $569.6 million in the Media Networks segment for fiscal 2017 was primarily from Starz Networks. The pro forma increase in gross contribution was driven by increased gross contribution from Starz networks, primarily due to higher revenue and lower direct operating expense from Starz Networks, partially offset by an increase in distribution and marketing expense.
Based on the factors listed above, the Compensation Committee determined that Messrs. Feltheimer and Burns would be awarded 70% for the corporate performance measure for fiscal 2017.
Next, the Compensation Committee reviewed both Messrs. Feltheimer’s and Burns’ divisional performances as well as their individual performances for fiscal 2017. The Compensation Committee believed that it was appropriate to combine such measures for Messrs. Feltheimer and Burns as the roles of Chief Executive Officer and Vice Chairman oversee all divisions within the Company, including the Company’s theatrical production, theatrical distribution, television, media networks, home entertainment, marketing, international distribution, legal and finance. In doing so, the Compensation Committee considered the contributions of Messrs. Feltheimer and Burns to the following achievements during fiscal 2017 and the beginning of fiscal 2018:
64   Lions Gate 2017 Proxy Statement

•
In May 2017, the Company selling its interest in EPIX;

•
In May 2017, the renewal of American Gods on Starz for a second season;

•
In May 2017, the Company signing a multi-year exclusive overall agreement with Courtney Kemp to develop and produce new projects for Starz and other content through Ms. Kemp’s End of Episode production company, while also continuing to serve in her current role as showrunner and executive producer on Power;

•
In May 2017, Hulu acquiring subscription streaming rights to Starz’s series Power;

•
In April 2017, the renewal of Nashville on CMT for a sixth season;

•
In March 2017, the Company expanding its partnership, with Canal+ Group’s Studiocanal by signing a long term output agreement under which Studiocanal will distribute films from Lionsgate’s Summit Entertainment label in Australia and New Zealand;

•
In March 2017, the renewal of Schitt’s Creek on Pop for a fourth season;

•
In March 2017, the Company announcing a long-term exclusive deal with Amazon that will make Prime Video India the subscription streaming home for hundreds of the Company’s top acclaimed films, television episodes and upcoming new releases;

•
In March 2017, the renewal of MacGyver on CBS for a second season;

•
The box office success of John Wick: Chapter Two (with a total domestic gross of  $92 million),which fueled the expansion of the John Wick franchise into television with a series to be developed by the Company titled The Continental;

•
In February 2017, the renewal of The Royals on E! for a fourth season;

•
In February 2017, Hulu acquiring subscription streaming rights to Starz’s series Black Sails;

•
In February 2017, the Company finalizing a multiyear international content-licensing deal with Amazon for New Regency titles (as part of the Company’s joint venture with New Regency to distribute New Regency’s library outside the U.S.);

•
In January 2017, Lionsgate UK announcing a first look deal with UK production outfit Bonafide Films to provide television projects for world-wide distribution;

•
In January 2017, the Company holding its inaugural Investor Day in Englewood, Colorado;

•
In January 2017, the Company acquiring an interest in Immortals;

•
In January 2017, the Company entering into an agreement with Participant Media, an entertainment leader in creating socially relevant films that inspire and further social impact, to represent the international rights to Participant’s upcoming slate of narrative feature films and select documentaries in all territories outside of North America, including available non-output territories for films that fall under Participant’s deal with Amblin Partners;

•
In January 2017,the Company forming a joint venture with renowned executive producer Jeff Apploff to create original nonscripted series and formats for Lionsgate Television through the Apploff Entertainment banner;

•
In December 2016, Lionsgate UK, acquiring an interest Potboiler Television;

•
In December 2016, the Company acquiring Starz for approximately $4.4 billion in cash and stock, which created a vertically integrated global content platform that includes one of the largest independent television businesses in the world, a 16,000-title film and television library, the STARZ premium pay network, a world-class film business and a growing suite of streaming services;

•
In December 2016, in connection with the Merger, the Company entering into a credit and guarantee agreement (the “Credit Agreement”) which provides for: (i) a $1.0 billion five-year revolving credit facility (ii) a $1.0 billion five-year term loan A facility, and (iii) a $2.0 billion seven-year term loan B facility;

•
In December 2016, in connection with the Merger, the Company issuing $520 million of senior notes due 2024 (the “5.875% Senior Notes”);

•
In November 2016, the Company announcing that Hemisphere Media Group, which operates five leading U.S. Hispanic channels, two Latin American pay television networks and the leading broadcast network in Puerto Rico, has taken a minority equity stake in the Company’s Spanish-language subscription video-on-demand movie service;

Lions Gate 2017 Proxy Statement   65

•
In November 2016, the Company announcing strategic agreement with Parques Reunidos, one of the leading leisure park operators in the world, to develop Lionsgate branded leisure centres in high traffic shopping areas in Europe;

•
In November 2016, Starz announcing that STARZ and STARZ ENCORE premium pay television channels and services, including STARZ, STARZ ENCORE, and STARZ ENCORE WESTERNS, will be available on the new AT&T streaming service DIRECTV NOW;

In November 2016, the renewal of Graves on EPIX for a second season;
•
In November 2016, the Company signing a new long-term output agreement for a broad range of feature films and a number of Lionsgate library titles with China’s largest comprehensive online video platform, iQIYI;

•
In October 2016, CBS ordering of Candy Crush, a new one-hour, live action game show series based on the globally renowned mobile game franchise;

•
In September 2016, the Company entering into a partnership with Vimeo, home to a world’s leading video creators and hundreds of millions of monthly viewers, in which the Company became the first major Hollywood studio and exclusive launch partner to license its content to Vimeo’s global television store;

•
In July 2016, Lionsgate UK acquiring an interest in Primal Media;

•
In June 2016, the pickup of Nashville on CMT;

•
In May 2016, the Company entering into a partnership to launch Globalgate Entertainment, a consortium of leading international producers, distributors and co-financing partners who will identify and provide priority access to intellectual property for production as local-language films in territories worldwide;

•
In April 2016, the renewal of Greenleaf for a second season ahead of its first season premiere;

•
In April 2016, the Company entering into an output agreement with FOX Networks Group (FNG) Latin America, through which the Company will supply a lineup of its premium first-run and library films for FNG’s pay television and basic cable channels across Latin America;

•
In April 2016, the Company forming a partnership with Vale Corporation under which the Company would become one of the first major studios to license films to Valve’s popular Steam digital distribution platform;

•
In March 2016, the Company forming a partnership with Kevin Hart and his company, Hartbeat Digital, to launch a new video-on-demand service, Laugh Out Loud, and create a new social adventure mobile tablet game;

•
The Company’s continuing its investment and expansion into its Interactive Ventures and Games division, the business which includes multiplatform games based off the Company’s and third party intellectual property, augmented and virtual reality, eSports, and strategic investments in digital businesses including emerging content platforms, eSports franchises and world-class game developers/publishers;

•
The Company earning 26 Academy Award® nominations for the 2017 awards across four different films, including a record-tying 14 Oscar nods for La La Land, the most for any film; with La La Land, Hacksaw Ridge and Hell or High Water all earning Best Picture nominations, the Company garnered three of the Academy’s nine best picture nominations;

•
The Company winning eight Academy Awards for the 2017 awards, including six for La La Land, the most of any movie; and

•
The Company earning numerous Emmy Award®, Golden Globe®, and other recognitions, nominations and wins for its various films and television programs during the fiscal year.

Based on the factors listed above, the Compensation Committee determined that Messrs. Feltheimer and Burns would be awarded 70% each for divisional performance and 119% and 74%, respectively, for individual performance measures for fiscal 2017.
Moreover, the Compensation Committee engaged Pay Governance to assist it in assessing its proposed annual incentive bonus amounts for Messrs. Feltheimer and Burns. In its review, Pay Governance summarized highlights of the Company’s business and strategic performance achieved during fiscal 2017, reviewed the executives’ historic annual incentive bonuses relative to the Company’s financial performance, illustrated historic bonus pool information and as a percentage of the Company’s financial performance, illustrated the competitive position of Messrs.
66   Lions Gate 2017 Proxy Statement

Feltheimer’s and Burns’ fiscal 2017 compensation relative to the Company’s peer group, and illustrated total return to shareholders relative to peer group companies with publicly available compensation information. In its review of the proposed incentives, Pay Governance noted, among other things, the following:
•
The Company’s successful acquisition of Starz in December 2016;

•
The management team’s track record of post-acquisition integration and execution of cost saving initiatives, including successfully integrating the acquisition of Starz and achieving and exceeded initial operating and tax synergy targets;

•
The great performance of the Company’s motion pictures slate in the second half of fiscal 2017;

•
An approximate 22.1% increase in the Company’s share price during the fiscal year; and

•
In May 2017, the Company completing the sale of its interest in EPIX for $397.2 million.

Based on the foregoing, Pay Governance proposed three alternative incentive amounts for Messrs. Feltheimer and Burns ranging between their respective fiscal 2015 and fiscal 2016 incentive bonuses, as well as providing for a special success bonus for the sale of the Company’s interest in EPIX. After consideration of Pay Governance’s analysis of the proposed bonus amounts for Messrs. Feltheimer and Burns, the Compensation Committee determined that, in light of all of the performance achievements described above in this section, the Company performed at solid levels in fiscal 2017 and that these executives principally drove that performance in their leadership roles with the Company. The Compensation Committee concluded that it would be appropriate to reward them for the Company’s performance in fiscal 2017 with bonus payouts that were greater than bonus payouts in fiscal 2016, but less than bonus payouts in fiscal 2015. Additionally, given the extraordinary nature and sale of EPIX, occurring a few days into the Company’s fiscal 2018, a special bonus opportunity should be awarded.
Accordingly, in June 2017, after consideration of Pay Governance’s analysis and in light of all of the performance achievements described above in this section, the Compensation Committee approved the following for fiscal 2017:
(i)
For Mr. Feltheimer, a cash bonus of  $7 million (which amounts reflect approximately 86% of Mr. Feltheimer’s fiscal 2015 bonus); and

(ii)
For Mr. Burns, a cash bonus of  $5 million (which amounts reflects approximately 71% of Mr. Burns’ fiscal 2015 bonus).

Additionally, in recognition of the sale of the Company’s interest in EPIX, in June 2017, the Compensation Committee approved a special cash bonus of  $3 million and $2 million to Messrs. Feltheimer and Burns, respectively. As the EPIX sale closed during fiscal 2018, these bonuses will be reported in the Summary Compensation Table as compensation for fiscal 2018 in next year’s proxy.
In March 2017, the Compensation Committee determined that the performance goals for the one-time bonus opportunities provided to Messrs. Feltheimer and Burns in connection with the Starz acquisitions pursuant to their amended employment agreements as described above under Employment Agreements had been achieved. In doing so, the Compensation Committee noted that acquisition of Starz had closed on December 8, 2016, and the Company had already implemented (i.e., taken measurable steps to achieve) much greater than 20% of the anticipated $52.3 million annual “run-rate” operational synergies within three months of the closing. Accordingly, Messrs. Feltheimer and Burns were awarded bonuses of  $5,000,000 and $4,000,000 respectively pursuant to these opportunities.
Lions Gate 2017 Proxy Statement   67

James W. Barge.   Mr. Barge’s bonus for fiscal 2017 was determined, in part, as a percentage of Mr. Barge’s 2015 incentive bonus based on the performance measures discussed above and, in part, based on the Compensation Committee’s subjective assessment of Mr. Barge’s performance, as well as Mr. Feltheimer’s recommendations based on his subjective assessment of Mr. Barge’s performance, during the fiscal year.
Name	Fiscal 15 Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Total % Average	Fiscal 17 Bonus
James W. Barge	$900,000	70%	136%	160%	122%	$1,100,000
Under the terms of the Executive Bonus Program for the Company’s 2017 fiscal year, Mr. Barge’s target bonus opportunity was as follows:
	Opportunity
Executive	Target	Maximum
James W. Barge	$500,000	$3,000,000
First, as discussed above, the Compensation Committee determined that all Named Executive Officers would be awarded 70% for the corporate performance measure for fiscal 2017.
Next, the Compensation Committee reviewed Mr. Barge’s divisional performance in fiscal 2017, which, as the Company’s Chief Financial Officer, includes the Company’s finance, accounting, tax, internal audit and participations departments. In assessing Mr. Barge’s divisional performance during fiscal 2017, the Compensation Committee noted the following:
•
In May 2017, the Company selling its interest in EPIX;

•
In December 2016, the Company acquiring Starz for approximately $4.4 billion in cash and stock;

•
The Company successfully integrating the acquisition of Starz and achieving and exceeded initial operating and tax synergy targets within the anticipated time frame;

•
In December 2016, in connection with the Merger, the Company entering into the Credit Agreement;

•
In December 2016, in connection with the Merger, the Company issuing the 5.875% Senior Notes;

•
The consummation of various single picture financing loans throughout fiscal 2017;

•
The Company continuing to make substantial progress with regards to deleveraging its balance sheet, as net leverage at the 2017 fiscal year-end was 4.3 times using the Company’s legacy adjusted EBITDA metric, down from 5.1 times at December 31, 2016 (excluding a certain amount for dissenting shareholders’ liability associated with the Merger);

•
The continued consolidation and integration of the Company’s various joint ventures and equity interests into the Company’s business operations; and

•
The timely and efficient completion and filing of the Company’s Quarterly Reports on Forms 10-Q and Annual Report on Form 10-K for fiscal 2017.

Based on the factors listed above, the Compensation Committee determined that Mr. Barge would be awarded 136% for the divisional performance measure for fiscal 2017.
In assessing Mr. Barge’s individual performance in fiscal 2017, the Compensation Committee noted Mr. Barge’s contribution to, among other things, the following:
•
Following the Merger, the Company reorganizing its segment structure to manage and report its operating results through three reportable business segments as of March 31, 2017: Motion Pictures, Television Production and Media Networks;

•
Following the Merger, the Company shifting to a new reporting metric, Adjusted OIBDA;

•
The Company continuing implementation of certain business and financing strategies in and among its operations in the various tax jurisdictions in which it operates in fiscal 2017;

•
The Company achieving an increase in income tax benefit in fiscal 2017 as compared to fiscal 2016;

•
Continued and effective communications with the Company’s investors and analysts;

•
The Company holding its inaugural Investor Day in January 2017; and

•
The management of the Company’s operating plan in fiscal 2017.

68   Lions Gate 2017 Proxy Statement

Based on the factors listed above, the Compensation Committee determined that Mr. Barge would be awarded 160% for the individual performance measure for fiscal 2017.
Accordingly, in June 2017, based on its review and in light of all of the performance achievements described above in this section and under the Executive Bonus Program, the Compensation Committee approved for Mr. Barge for fiscal 2017, a cash bonus of  $1,100,000, which amount reflects 110% of Mr. Barge’s fiscal 2015 bonus.

Mr. Barge's Fiscal 2017 Annual Incentive Bonus
170%
150%
130%
110%
90%
70%
50%
30%
10%
-10%
70%
136%
160%
Corporate Performance
Division Performance
Individual Performance

In March 2017, the Compensation Committee also determined that the performance goals for the one-time bonus opportunity provided to Mr. Barge in connection with the Starz acquisitions pursuant to his new employment agreement as described above under Employment Agreements had been achieved. In doing so, the Compensation Committee noted that acquisition of Starz had closed on December 8, 2016, and the Company had already implemented (i.e., taken measurable steps to achieve) much greater than 20% of the anticipated $52.3 million annual “run-rate” operational synergies as well as anticipated overall revenue, cost and tax synergies within three months of the closing. Accordingly, Mr. Barge was awarded a bonus of  $1,000,000 pursuant to this opportunity.
Brian Goldsmith.   Mr. Goldsmith’s bonus for fiscal 2017 was determined, in part, as a percentage of Mr. Goldsmith’s 2015 incentive bonus based on the performance measures discussed above and, in part, based on the Compensation Committee’s subjective assessment of Mr. Goldsmith’s performance, as well as Mr. Feltheimer’s recommendations based on his subjective assessment of Mr. Goldsmith’s performance, during the fiscal year.
Name	Fiscal 15 Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Total % Average	Fiscal 17 Bonus
Brian Goldsmith	$742,500	70%	100%	193%	121%	$900,000
Under the terms of the Executive Bonus Program for the Company’s 2017 fiscal year, Mr. Goldsmith’s target bonus opportunity was as follows:
	Opportunity
Executive	Target	Maximum
Brian Goldsmith	$450,000	$3,000,000
First, as discussed above, the Compensation Committee determined that all Named Executive Officers would be awarded 70% for the corporate performance measure for fiscal 2017.
Next, the Compensation Committee reviewed Mr. Goldsmith’s divisional performance in fiscal 2017, which, as the Company’s Co-Chief Operating Officer, includes the Company’s corporate development and joint venture/partnerships/channels departments. In assessing Mr. Goldsmith’s divisional performance during fiscal 2017, the Compensation Committee noted the following:
•
In May 2017, the Company selling its interest in EPIX;

•
In March 2017, the Company announcing a long-term exclusive deal with Amazon that will make Prime Video India the subscription streaming home for hundreds of the Company’s top acclaimed films, television episodes and upcoming new releases;

•
In February 2017, the Company finalizing a multiyear international content-licensing deal with Amazon for New Regency titles;

Lions Gate 2017 Proxy Statement   69

•
In December 2016, the Company acquiring Starz;

•
In December 2016, in connection with the Merger, the Company entering into the Credit Agreement;

•
In December 2016, in connection with the Merger, the Company issuing the 5.875% Senior Notes;

•
The Company successfully integrating the acquisition of Starz and achieving and exceeded initial synergy targets within the anticipated time frame;

•
In November 2016, the Company announcing that Hemisphere Media Group has taken a minority equity stake in the Company’s Spanish-language subscription video-on-demand movie service;

•
In November 2016, the Company signing a new long-term output agreement with iQIYI; and

•
In May 2016, the Company entering into a partnership to launch Globalgate Entertainment.

Based on the factors listed above, the Compensation Committee determined that Mr. Goldsmith would be awarded 100% for the divisional performance measure for fiscal 2017.
In assessing Mr. Goldsmith’s individual performance during fiscal 2017, the Compensation Committee noted Mr. Goldsmith’s contribution to, among other things, the following:
•
Spearheading efforts in integration of Lionsgate and Starz across all business areas post-acquisition;

•
Leading the development of the Company’s direct to consumer streaming service initiatives on SVOD platforms including Comic-Con HQ, Tribeca ShortList and the Company’s Spanish-language premium movie streaming service;

•
In May 2016, Comic-Con HQ announcing distribution exclusively through LeEco for streaming in China;

•
Successfully managing the Company’s joint ventures, including Pop (the Company’s joint venture with CBS) and Celestial Tiger Entertainment Limited (the Company’s joint venture with Saban Capital Group and Celestial Pictures, a company wholly-owned by Astro Malaysia Holdings);

•
Continuing developing businesses in India and Latin America, and managing the growth of current businesses and partnerships in such territories;

•
Providing oversight over the Company’s business, growth strategy and operations in China, including relationships with slate financiers, theatrical distributors and digital streaming services;

•
Working as part of key leadership team with local distribution and marketing teams in China to drive Lionsgate box office in China to its biggest year yet in calendar 2016; and

•
Successfully managing the day-to-day functioning of the Company’s corporate development group.

Based on the factors listed above, the Compensation Committee determined that Mr. Goldsmith would be awarded 193% for the individual performance measure for fiscal 2017.
Accordingly, in June 2017, based on its review and in light of all of the performance achievements described above in this section and under the Executive Bonus Program, the Compensation Committee approved for Mr. Goldsmith for fiscal 2017, a cash bonus of  $900,000, which amount reflects 121% of Mr. Goldsmith’s fiscal 2015 bonus.

Mr. Goldsmith's Fiscal 2017 Annual Incentive Bonus
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
70%
100%
193%
Corporate Performance
Division Performance
Individual Performance

70   Lions Gate 2017 Proxy Statement

In addition, in January 2017, the Compensation Committee awarded Mr. Goldsmith a one-time bonus opportunity of $1,000,000 in connection with the Company’s acquisition of Starz. In doing so, the Compensation Committee noted Mr. Goldsmith’s integral effort as a principal member of the Company’s leadership team, overseeing all aspects of the acquisition including, among other things, assisting in performing financial diligence, negotiating deal terms and heading the Company’s post-merger integration efforts.
Wayne Levin.   In determining Mr. Levin’s bonus for fiscal 2017, the Compensation Committee took into account certain equity awards previously granted to Mr. Levin that vested during fiscal 2017 and that Mr. Levin would be granted a special bonus for the sale of the Company’s interest in EPIX.
Specifically, during fiscal 2017, Mr. Levin vested in both the final tranche of stock options and restricted share unit awards granted to Mr. Levin in February 2012 and the first tranche of stock options and restricted share unit awards granted to Mr. Levin in November 2015. The grants were made in connection with employment agreements entered into with Mr. Levin in February 2012 and November 2015, respectively. The Compensation Committee’s determinations of the vesting of these awards that were subject to performance-based vesting requirements were made in May 2016 and March 2017, respectively, and are described below under Long-Term Incentive Awards.
In addition, as discussed above, in May 2017, the Company completed the sale of its 31.15% interest in EPIX for $397.2 million in May 2017. The joint venture was formed in April 2008. Mr. Levin was critical in both its formation and subsequent sale. In recognition of such contributions, in May 2017, the Compensation Committee approved a special cash bonus of  $500,000 to Mr. Levin. As the EPIX deal closed during fiscal 2018, this bonus will be reported in the Summary Compensation Table as compensation for fiscal 2018 in next year’s proxy.
In light of the vesting of Mr. Levin’s stock awards during fiscal 2017 and the grant of the special bonus to him in connection with the EPIX sale, Mr. Levin was not granted an additional incentive bonus for fiscal 2017.
Reporting of Bonuses in Compensation Tables.   Under SEC rules, the portion of each Named Executive Officer’s bonus that is awarded in cash is reported in the tables below as compensation for the fiscal year in which the bonus is earned, whereas the portion of each Named Executive Officer’s bonus that is awarded in the form of an equity grant is reported in the tables below as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. As described in last year’s proxy statement and in the tables below, the portion of the bonuses awarded to the Named Executive Officers in the form of equity in May 2016 described in the Company’s 2016 proxy statement is reported as compensation for fiscal 2017 in the Summary Compensation table and related compensation tables below.
Long-term Incentive Awards
The Company believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that are competitive relative to market levels. In addition, the Company believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align the executive’s incentives with our shareholders’ interests in a manner that we believe drives superior performance over time. Therefore, we have historically made periodic grants of stock options, restricted share units and SARs to provide further incentives to our executives to increase shareholder value. The Compensation Committee bases its award grants to executives each year on a number of factors, including:
•
The executive’s position with the Company and total compensation package;

•
The executive’s performance of his or her individual responsibilities;

•
The equity participation levels of comparable executives at peer companies; and

•
The executive’s contribution to the success of the Company’s financial performance.

Award grants to the Named Executive Officers are generally made by the Compensation Committee in connection with the executive’s entering into a new employment agreement with the Company. As noted above, the equity grants provided in each executive’s employment agreement are intended to provide incentives for the entire term of the agreement, and the Company typically does not grant equity-based awards to its executive officers at any other time. The Company has, however, granted equity-based awards in recent years to certain executive officers as part of their annual bonus and retains discretion to grant equity awards to its executives from time to time as the Compensation Committee may determine.
Stock Options.   A stock option is the right to purchase a Class A voting share or a Class B non-voting share at a future date at a specified price per share. The Company grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of a Class A voting share or a Class B non-voting share on the date of grant and (ii) in certain cases, as a percentage premium to the closing price of a Class A voting share or a
Lions Gate 2017 Proxy Statement   71

Class B non-voting share on the date of grant. Thus, the Named Executive Officers will only realize value on their stock options if our shareholders realize value on their shares and, for that reason, the Compensation Committee considers all stock options to be performance-based awards. These stock options may be subject to time-based or performance-based vesting requirements. The stock options function as a retention incentive for our executives as the executive generally must remain employed with us through the vesting period and, in the case of performance-based options, provide an additional incentive to achieve performance goals considered important to the growth of the Company and the creation of value for our shareholders. The maximum term of an option is ten years from the date of grant.
In connection with entering into amendments to their employment agreements in fiscal 2017, the Compensation Committee approved time-based stock option grants Messrs. Feltheimer and Burns. For more information on these grants, please see the Employment Agreements section of this Compensation Discussion and Analysis above and the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.
Share Appreciation Rights.   A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a Class A voting share or Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. The Company has in past years made a portion of its long-term incentive grants to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of a Class A voting share or a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of a Class A voting share or a Class B non-voting share (as applicable) on the grant date, SARs provide the same incentives as stock options because the holder will only realize value on their SARs if our share price increases after the date of grant. The SARs also function as a retention incentive for our executives as they vest ratably over a certain period after the date of grant. The maximum term of a SAR is ten years from the date of grant.
In connection with Mr. Barge’s entering into a new employment agreement in fiscal 2017, the Compensation Committee approved time-based SAR and performance-based SAR grants to Mr. Barge. For more information on these grants, please see the Employment Agreements section of this Compensation Discussion and Analysis above and the executive compensation tables and narratives that follow this Compensation Discussion and Analysis. Mr. Barge was granted SARs instead of options to preserve flexibility under our 2012 Plan and to be able to settle the award in cash.
Restricted Share Units.   The Company also grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that are subject to time-based vesting requirements. Awards of time-based restricted share units vest over a period of several years following the date of grant and, upon vesting, are paid in Class A voting shares or Class B non-voting shares. Thus, the units are designed both to link executives’ interests with those of our shareholders as the units’ value is based on the value of the Class A voting shares or the Class B non-voting shares and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.
The Company also grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that are subject to performance-based vesting requirements. The performance unit awards cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on the Company’s and the individual’s actual performance during that year relative to performance goals established by the Compensation Committee. Before any performance-based restricted share unit is paid, the Compensation Committee must certify that the performance target or targets have been satisfied. The Compensation Committee has discretion to determine the performance target or targets and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize the Company’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.
As described in last year’s proxy statement and in the compensation tables below, the Company awarded a portion of the fiscal 2016 bonuses for each of the Named Executive Officers in the form of fully-vested restricted share units. These awards were considered granted for accounting purposes in early fiscal 2017 and, in accordance with SEC rules, are reflected in the tables below as compensation for each executive for fiscal 2017.
Additionally, in connection with his entering into a new employment agreement in fiscal 2017, the Compensation Committee approved the grant of time-based restricted share units to Mr. Barge as an additional retention incentive. For more information on this grant, please see the Employment Agreements section of this Compensation Discussion and Analysis above and the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.
72   Lions Gate 2017 Proxy Statement

Vesting of Fiscal 2017 Performance-Based Awards. In June 2016, the Compensation Committee approved a plan to provide the terms for the vesting of restricted share unit awards granted to certain of the Company’s executive officers that will vest based on the performance of the Company and the individual executive during all or a portion of the 2017 fiscal year (the “Performance-Based Restricted Share Unit Award Plan”). The Named Executive Officers participating in the plan were Messrs. Barge, Goldsmith and Levin with respect to certain performance-based vesting grants that were made to each executive pursuant to their employment agreements. In each case, the executive was previously granted an award of restricted share units that would vest based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). With respect to the portion of each executive’s award allocated to a 12-month performance period that coincided in part with fiscal 2017, the Compensation Committee established a target level of adjusted EBITDA for fiscal year 2017. The Compensation Committee selected adjusted EBITDA as the performance metric for the program for the reasons noted above for the Executive Bonus Plan. If the target level is not achieved, the performance-based restricted share units subject to that tranche will not vest. If the target level is achieved, the executive would be eligible to vest in the performance-based restricted share units subject to that tranche based on the corporate and individual performance measures determined by the Compensation Committee (provided that in no event will the tranche vest as to more than 100% of the units subject to that tranche). The Performance-Based Restricted Share Unit Award Plan provides that for a particular tranche of the award to vest, the executive generally must remain employed with the Company through the entire 12-month performance period, as well as the applicable time-based vesting date provided in the executive’s employment agreement, for that tranche (which in some cases may extend past the end of fiscal 2017). The structure of the Performance-Based Restricted Share Unit Award Plan is intended to include an objective financial performance component for these awards.
For fiscal 2017, the Compensation Committee determined that the portion of each executive’s award subject to the Performance-Based Restricted Share Unit Award Plan could vest as to a maximum of 100% of the units subject to that tranche if the Company achieved adjusted EBITDA of at least $150.95 million for fiscal 2017. As noted above, the same target of Adjusted EBITDA was used as in the Executive Bonus Plan because the Compensation Committee believed that it is a meaningful indicator of the Company’s performance. Moreover, additional performance criteria would be evaluated in determining vesting of the performance-based restricted share unit awards fiscal 2017. Accordingly, in June 2017, the Compensation Committee certified that target level was achieved as the Company’s estimated adjusted EBITDA for fiscal 2017 was greater than $150.95 million, and, accordingly, the tranche of each executive’s award covered by the Performance-Based Restricted Share Unit Plan was eligible to vest up to 100% of the units covered by that tranche.
In addition to the performance-based restricted stock unit awards described above, Messrs. Barge, Goldsmith and Levin were also previously granted stock options that were subject to performance-based vesting requirements. Like the performance unit awards granted to these executives, these performance-based options were also divided into annual tranches that are eligible to vest based on Company and individual performance during the applicable 12-month performance period. The Compensation Committee determined the vesting of the tranches of these executives’ performance options at the same time it determined the vesting of their performance unit awards, in each case, as noted below. Unlike the performance units, these performance options were not subject to the Adjusted EBITDA threshold described above.
Brian Goldsmith.   In March 2017, the Compensation Committee determined the vesting of the fiscal 2017 tranche of a performance-based restricted share unit award and a performance-based stock option granted to Mr. Goldsmith in November 2015. This tranche covered a total of 9,375 restricted Class A voting share units, 9,375 restricted Class B non-voting share units, options to purchase 16,582 Class A voting shares and options to purchase 16,582 Class B non-voting shares, that each were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during fiscal 2017. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and also acknowledged the contributions of Mr. Goldsmith cited above under the heading Annual Incentive Bonuses.
Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and performance options for Mr. Goldsmith that were subject to the fiscal 2017 tranche of these awards.
Wayne Levin.   In March 2017, the Compensation Committee determined the vesting of the fiscal 2017 tranche of a performance-based restricted share unit award and a performance-based stock option granted to Mr. Levin in November 2015. This tranche covered a total of 9,375 restricted Class A voting share units, 9,375 restricted Class B non-voting share units, options to purchase 16,582 Class A voting shares and options to purchase 16,582 Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Levin’s performance during fiscal 2016.
Lions Gate 2017 Proxy Statement   73

For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and also acknowledged Mr. Levin’s contributions to, among other things, the following:
•
In May 2017, the Company selling its interest in EPIX;

•
In March 2017, the Company expanding its partnership, with Canal+ Group’s Studiocanal by signing a long term output agreement under which Studiocanal will distribute films from Lionsgate’s Summit Entertainment label in Australia and New Zealand;

•
In February 2017, the Company finalizing a multiyear international content-licensing deal with Amazon for New Regency titles;

•
In January 2017, the Company entering into an agreement with Participant Media to represent the international rights to Participant’s upcoming slate of narrative feature films and select documentaries in all territories outside of North America, including available non-output territories for films that fall under Participant’s deal with Amblin Partners;

•
In December 2016, the Company acquiring Starz;

•
In December 2016, in connection with the Merger, the Company entering into the Credit Agreement;

•
In December 2016, in connection with the Merger, the Company issuing the 5.875% Senior Notes;

•
The Company successfully integrating the acquisition of Starz and achieving and exceeded initial synergy targets within the anticipated time frame;

•
In November 2016, the Company announcing a strategic agreement with Parques Reunidos to develop Lionsgate branded leisure centres in high traffic shopping areas in Europe;

•
In October 2016, CBS ordering of Candy Crush;

•
In May 2016, the Company entering into a partnership to launch Globalgate Entertainment.

•
The timely and efficient completion and filing of the Company’s Quarterly Reports on Forms 10-Q and Annual Report on Form 10-K for fiscal 2017;

•
The negotiation and consummation of various single picture financing loans throughout fiscal 2017;

•
The negotiation and consummation of various international output arrangements throughout fiscal 2017;

•
Providing effective support to various Company divisions, including finance, investor relations and corporate development; and

•
Successfully managing the day-to-day functioning of the Company’s legal department.

Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and performance options for Mr. Levin that were subject to the fiscal 2017 tranche of these awards.
Vesting of Fiscal 2016 Performance-Based Awards.   Similar to the plan described above for the fiscal 2017 tranches of the performance-based restricted stock unit awards, the Compensation Committee approved a plan in June 2015 pursuant to which the fiscal 2016 tranches of each of the Named Executive Officers’ awards that were covered by the plan would be eligible to vest only if a target level of adjusted EBITDA for fiscal 2016 were met. The Named Executive Officers participating in the plan were Messrs. Barge and Levin with respect to certain performance-based vesting grants that were made to each executive pursuant to their employment agreements. As disclosed in the Company’s proxy statement for the 2016 annual meeting, the target level under the plan was not achieved. However, the Compensation Committee recognized that even though the Company’s overall financial performance for fiscal 2016 did not reflect the Company’s expectations or the performance that it consistently delivered in recent years, the Company’s overall operational performance, the performance of certain Company operating divisions, and individual achievements and contributions of certain executives generally contributed to positioning the Company for future growth. Accordingly, the Compensation Committee determined in its discretion that a portion of each executive’s performance award for fiscal 2016 should be eligible to vest, as determined by the committee on a case-by-case basis.
James Barge.   In May 2016, the Compensation Committee determined the vesting of the fiscal 2016 tranche of a performance-based restricted share unit award and a performance-based stock option granted to Mr. Barge in September 2013. This tranche covered a total of 6,250 restricted share units and 43,750 options that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance
74   Lions Gate 2017 Proxy Statement

during fiscal 2016. For these purposes, the Compensation Committee noted the Company’s corporate performance during fiscal 2016, as described in the Executive Summary section of the Compensation Discussion and Analysis in the Company’s 2016 proxy statement, and also acknowledged the individual contribution of Mr. Barge described in the Annual Incentive Bonuses section of that Compensation Discussion and Analysis.
Accordingly, based on its review, the Compensation Committee approved the vesting of 90% of each of the performance-based restricted share units (i.e., 5,625 units) and performance options (i.e., 39,375 options) for Mr. Barge that were subject to the fiscal 2016 tranche of these awards. For accounting purposes, the grant date for the portions of these awards that related to fiscal 2016 performance did not occur until after the end of the performance period in May 2016 when the Compensation Committee evaluated performance and determined the portions of these awards that would vest. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, these awards are included in the tables below as compensation for Mr. Barge for fiscal 2017.
Wayne Levin.   In May 2016, the Compensation Committee determined the vesting of the fiscal 2016 tranche of a performance-based restricted share unit award and a performance-based stock option granted to Mr. Levin in February 2013. This tranche covered a total of 33,333 restricted share units and 58,333 options that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Levin’s performance during fiscal 2016. For these purposes, the Compensation Committee reviewed the Company’s financial performance during fiscal 2016 as described in the Executive Summary section of the Compensation Discussion and Analysis in the Company’s 2016 proxy statement and also acknowledged the contributions of Mr. Levin to, among other things, the following:
•
In March 2016, the Company finalizing an investment in Atom Tickets, a mobile movie-ticketing platform;

•
In December 2015, the Company entering into an exclusive long-term agreement with Discovery Communications to distribute programming from Discovery’s network portfolio across packaged media platforms in the United States;

•
In November 2015, Liberty Global plc and Discovery Communications, Inc. purchasing an aggregate of 10,000,000 common shares of the Company;

•
In November 2015, the appointment of Mr. Fries to the Board;

•
In November 2015, the appointment of Mr. Zaslav to the Board;

•
In November 2015, the Company entering into separate commercial agreements with Liberty Global and Discovery Communications providing for a preferred partner relationship with the Company with respect to licensing rights for certain theatrical and television content across their markets;

•
In November 2015, the Company making a strategic investment in Pilgrim Media Group;

•
In November 2015, the Company amending its then Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement;

•
In May 2015, the Company entering into an Incremental Facility Agreement and Amendment to the Company’s Second Lien Credit and Guarantee Agreement dated as of March 17, 2015, to provide for incremental term loans in an aggregate principal amount of  $25,000,000 (bringing the total amount of term loans under the credit agreement to $400,000,000);

•
In March 2015, the Company redeeming the remaining outstanding principal amount of the Company’s 3.625% Convertible Senior Subordinated Notes;

•
In March 2015, the Company closing an exchange agreement with certain affiliates of Dr. Malone to acquire certain shares of common stock of Starz in exchange for the Company’s common shares;

•
Assisting in the Company’s continuing investment and expansion into its Interactive Ventures and Games division, including partnering with International Game Technology, Alcon Entertainment and Starbreeze, Animoca, Fifth Journey and Flashman Games on various projects in fiscal 2016;

•
Assisting in the Company’s continuing its investment and expansion into its Global Franchise Management and Strategic Partnership division, including forming strategic alliances with Samsung, Kellogg’s and Fiat Chrysler Automobiles, partnering with Dubai Parks and Resorts to bring a Lionsgate zone to Motiongate™ Dubai, planning a Lionsgate branded indoor entertainment experience in Hengqin, China and other various projects in fiscal 2016;

Lions Gate 2017 Proxy Statement   75

•
Throughout fiscal 2016, the Company entering into various international output arrangements for Lionsgate and Summit feature films;

•
The negotiation and consummation of various single picture financing loans throughout fiscal 2016;

•
The successful management of the Company’s various litigation matters, including the dismissal of the Company’s class action lawsuit; and

•
Providing effective support to various Company divisions, including finance, accounting, tax, investor relations and corporate development.

Accordingly, based on its review, the Compensation Committee approved the vesting of 90% of each of the performance-based restricted share units (i.e., 30,000 units) and performance options (i.e., 52,500 options) for Mr. Levin that were subject to the fiscal 2016 tranche of these awards. For accounting purposes, the grant date for the portions of these awards that related to fiscal 2016 performance did not occur until after the end of the performance period in May 2016 when the Compensation Committee evaluated performance and determined the portions of these awards that would vest. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, these awards are included in the tables below as compensation for Mr. Levin for fiscal 2017.
Severance and Other Benefits upon Termination of Employment
The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for the Named Executive Officers under their respective employment agreements. The Compensation Committee determines the level of severance benefits to provide a Named Executive Officer on a case-by-case basis, and, in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices.
As described in more detail under Potential Payments Upon Termination or Change in Control below, the Named Executive Officers would be entitled under their employment agreements to severance benefits in the event of a termination of employment by the Company “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for these executives are generally determined as if they continued to remain employed by the Company through the remainder of the term covered by their employment agreement (or, in the case of Named Executive Officers other than Messrs. Feltheimer and Burns, either 50% of the remainder of the term or a specified number of months following termination).
The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. We believe that such enhanced severance benefits the Company and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The severance benefits for these executives are generally determined as if they continued to remain employed by the Company through the remainder of the term covered by their employment agreement (or, if greater, a specified amount or number of months following termination). In addition, the Company believes it is appropriate to provide these benefits to the Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of the Company as specified in their respective employment agreements.
As noted above, we do not provide any benefits to our Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.
Perquisites and Other Benefits
We provide certain Named Executive Officers with limited perquisites and other personal benefits, such as a car allowance, life insurance policy contributions and club membership dues that the Compensation Committee believes are reasonable and consistent with our overall compensation program, to better enable us to attract and retain
76   Lions Gate 2017 Proxy Statement

superior employees for key positions. Additionally, we own an interest in an aircraft through a fractional ownership program for use related to film promotion and other corporate purposes. This enables our executive officers and other service providers to fly more efficiently and to conduct business in privacy while traveling. As we own an interest in and maintain this aircraft for business purposes, we believe it is reasonable to afford limited personal use of the aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation table and the accompanying footnotes below.
Policy with Respect to Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows public companies a tax deduction for compensation in excess of  $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. Although our intent generally is to design and administer our executive compensation program in a manner that will preserve the deductibility of compensation paid to our executive officers, we reserve the right to design programs that recognize a full range of factors and performance criteria important to our success, even where the compensation paid under such programs may not be deductible. In any case, there can be no assurance that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

Compensation Committee Report On Executive Compensation

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.
The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined is independent as defined by the NYSE listing standards. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this report. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.
Compensation Committee of the Board of Directors
Arthur Evrensel (Chairman)
Michael T. Fries
Mark H. Rachesky, M.D.
Daryl Simm
Lions Gate 2017 Proxy Statement   77

Company’s Compensation Policies and Risk Management
The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
During fiscal 2017, the Compensation Committee consisted of Messrs. Evrensel, Fries, Simm and Dr. Rachesky. No member who served on the Compensation Committee at any time during fiscal 2017 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions (other than certain transactions relating to investment funds affiliated with Dr. Rachesky as set forth under Certain Relationships and Related Transactions below). None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2017.
78   Lions Gate 2017 Proxy Statement

Executive Compensation Information

Summary Compensation Table

The Summary Compensation table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscal 2017. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of stock options, share appreciation rights and restricted share units. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation table, as further described in footnote 3 to the table.
The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of equity awards granted in fiscal 2017, provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2017. The Outstanding Equity Awards at Fiscal 2017 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation—Fiscal 2015, 2016 and 2017

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Jon Feltheimer* Chief Executive Officer	2017	1,500,000	0	5,400,008	16,287,450	12,000,000	0	149,158	35,336,616*
	2016	1,500,000	0	4,050,002	5,288,400	0	0	95,113	10,933,515
	2015	1,500,000	0	1,000,000	0	4,050,000	0	220,311	6,770,311
Michael Burns* Vice Chairman	2017	1,000,000	0	4,666,663	12,222,700	9,000,000	0	55,576	26,944,939*
	2016	1,000,000	0	4,999,987	5,288,400	0	0	221,866	11,510,253
	2015	1,000,000	0	4,500,000	0	3,000,000	0	146,965	8,646,965
James W. Barge* Chief Financial Officer	2017	925,000	0	3,636,026	4,127,162	2,100,000	0	4,477	10,792,665*
	2016	837,500	0	449,996	382,750	0	0	4,470	1,674,716
	2015	812,500	0	1,212,000	719,637	450,000	0	2,921	3,197,058
Brian Goldsmith Co-Chief Operating Officer	2017	900,000	0	1,093,876	154,885	1,900,000	0	4,477	4,053,238
	2016	825,000	0	2,499,743	1,666,518	0	0	4,470	4,995,731
	2015	750,000	0	1,490,750	1,280,850	371,250	0	2,921	3,895,771
Wayne Levin General Counsel and Chief Strategic Officer	2017	900,000	0	1,701,976	423,848	0	0	4,477	3,030,301
	2016	825,000	0	2,399,751	1,671,815	0	0	4,470	4,901,036
	2015	825,000	0	1,987,680	1,596,786	471,250	0	2,921	4,883,637

*
Because the Company entered into new or amended employment agreements with Messrs. Feltheimer, Burns and Barge during fiscal 2017, the compensation for these executives reported in the table for such fiscal year was significantly higher than the compensation reported for the other fiscal years covered by the table.

(1)
For a description of the performance criteria and other factors used to determine the bonus amounts for fiscal 2017, see Compensation Discussion and Analysis above and the description of each Named Executive Officer’s employment agreement with the Company under Description of Employment Agreements below. In accordance with SEC rules: the portion of the fiscal 2015 bonuses for each Named Executive Officer that the Compensation Committee determined after the end of fiscal 2015 would be paid in the form of an equity award are reported as compensation for fiscal 2016; and the fiscal 2016 bonuses for each Named Executive Officer that the Compensation Committee determined after the end of fiscal 2016 would be paid in the form of an equity award are reported as compensation for fiscal 2017. For fiscal 2017, the amount in this column includes both cash bonuses awarded to the Named Executive Officer under the Company’s annual bonus program for the fiscal year and cash bonuses awarded to the Named Executive Officers based on achievement of certain performance goals following the closing of the acquisition of Starz.

(2)
The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Under SEC rules, the entire grant date value of these awards is reported as

Lions Gate 2017 Proxy Statement   79

compensation for the Named Executive Officer for the fiscal year in which the award was granted. Accordingly, these columns include amounts for awards that have not yet vested and for which the executive may not have realized any financial benefit. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards and option awards contained in Note 13 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2017 Annual Reports filed on Form 10-K filed with the SEC on May 25, 2017. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee approved certain grants of options and/or restricted stock units to Messrs. Barge, Goldsmith and Levin that would vest based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee’s determined during fiscal 2017 the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for fiscal 2017, and to the extent the Compensation Committee’s determines during fiscal 2018 the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period will be reported in the executive compensation tables in next year’s proxy as compensation for fiscal 2018.
(3)
The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation table for the Named Executive Officers in fiscal 2017:

Name	Year	401(k) Contribution	Term Life Insurance Premiums	Automobile Allowance	Miscellaneous	Tax Payments for Disability Benefits	Total
			(a)		(b)
Jon Feltheimer	2017	$2,500	$1,200	—	$144,681	$777	$149,158
Michael Burns	2017	$2,500	$1,200	$13,332	$37,767	$777	$55,576
James W. Barge	2017	$2,500	$1,200	—	—	$777	$4,477
Brian Goldsmith	2017	$2,500	$1,200	—	—	$777	$4,477
Wayne Levin	2017	$2,500	$1,200	—	—	$777	$4,477

(a)
The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)
For Mr. Feltheimer, the amount in this column for fiscal 2017 includes $28,503 in club membership dues and $116,178 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $58,650 reimbursed to the Company by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2017 includes $37,767 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $15,300 reimbursed to the Company by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries and depreciation).

Description of Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. These employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under Potential Payments Upon Termination or Change in Control.
Jon Feltheimer.   We entered into an amendment to an employment agreement with Mr. Feltheimer on October 11, 2016. The agreement provides that Mr. Feltheimer will serve as our Chief Executive Officer for a term that ends May 22, 2023. Pursuant to the agreement, Mr. Feltheimer receives an annual base salary of  $1,500,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the
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Compensation Committee, with the target bonus being 100% of his base salary. Any portion of Mr. Feltheimer’s annual bonus that exceeds $1,500,000 for a particular year may be paid to him in the form of fully vested common shares of the Company. Mr. Feltheimer was also granted an option to purchase 1,150,000 of the Company’s then outstanding common shares at an exercise price of  $19.68 per share (the closing price of the Company’s then outstanding common shares on October 11, 2016) and an option to purchase 1,150,000 of the Company’s then outstanding common shares at an exercise price of  $24.60 per share. Upon the Reclassification, these grants were adjusted to equal an option to purchase 565,037 of the Class A voting shares at an exercise price of  $20.37 per share, an option to purchase 565,037 of the Class A voting shares at an exercise price of  $25.46 per share, an option to purchase 565,037 of the Class B non-voting shares at an exercise price of  $19.69 per share, and an option to purchase 565,037 of the Class B non-voting shares at an exercise price of  $24.61 per share. Each of these options is scheduled to vest in annual installments over the five-year period beginning May 22, 2018. In addition, Mr. Feltheimer was granted a bonus opportunity in the amount of  $5,000,000 that would be payable only if the Starz acquisition closed, the Company achieved a performance goal established by the Compensation Committee for the three-month period following the Company’s acquisition of Starz, and Mr. Feltheimer remained employed through such three-month period. Subsequently, the Compensation Committee determined the performance goal was met and the bonus opportunity was paid to Mr. Feltheimer. The Agreement also provides for Mr. Feltheimer to participate in the Company’s usual benefit programs for executives at his level, as well as Company-provided life and disability insurance coverage, reasonable club membership dues and limited use of the Company’s private aircraft.
Michael Burns.   We entered into an amendment to an employment agreement with Mr. Burns on November 3, 2016. The agreement provides that Mr. Burns will serve as our Vice Chairman for a term that ends October 30, 2022. Pursuant to the agreement, Mr. Burns receives an annual base salary of  $1,000,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the Compensation Committee, with the target bonus being 75% of his base salary. Any portion of Mr. Burns’ annual bonus that exceeds $1.5 million for a particular year (and, at Mr. Burns’ election, 50% of any annual bonus he is awarded up $1.5 million) will be paid to him in the form of either an award of the Company’s common shares or an option to purchase the Company’s common shares, as determined by the Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on the Company’s then-current share price and, in the case of an option, the assumptions then used to value stock options for purposes of the Company’s financial reporting). Mr. Burns was also granted an option to purchase 950,000 of the Company’s then outstanding common shares at an exercise price of  $19.01 per share (the closing price of the Company’s then outstanding common shares on November 3, 2016) and an option to purchase 950,000 of the Company’s then outstanding common shares at an exercise price of  $23.76 per share. Upon the Reclassification, these grants were adjusted to equal an option to purchase 466,770 of the Class A voting shares at an exercise price of  $19.68 per share, an option to purchase 466,770 of the Class A voting shares at an exercise price of  $24.59 per share, an option to purchase 466,770 of the Class B non-voting shares at an exercise price of  $19.02 per share, and an option to purchase 466,770 of the Class B non-voting shares at an exercise price of  $23.77 per share. Each of these options is scheduled to vest in annual installments over the five-year period beginning October 30, 2017. In addition, Mr. Burns was granted a bonus opportunity in the amount of  $4,000,000 that would be payable only if the Starz acquisition closed, the Company achieved a performance goal established by the Compensation Committee for the three-month period following the Company’s acquisition of Starz, and Mr. Burns remained employed through such three-month period. Subsequently, the Compensation Committee determined the performance goal was met and the bonus opportunity was paid to Mr. Burns. Further, the agreement provided for grants to Mr. Burns each quarter of a number of the Company’s common shares with a value of  $187,500, calculated using the closing price of the shares on the last trading day immediately prior to the respective quarterly issuance date. Pursuant to the Amendment, these quarterly grants will terminate on November 3, 2017. The Agreement also provides for Mr. Burns to participate in the Company’s usual benefit programs for executives at his level, as well as Company-provided life and disability insurance coverage, a car allowance and limited use of the Company’s private aircraft.
James W. Barge.   On December 28, 2016, we entered into an employment agreement with Mr. Barge. The agreement provides that Mr. Barge will serve as the Company’s Chief Financial Officer, for a four-year term commencing October 1, 2016 and ending September 30, 2020. Pursuant to the agreement, Mr. Barge will receive an annual base salary of  $1,000,000 is eligible for an annual incentive bonus, such bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with the target amount of Mr. Barge’s annual bonus being 100% of his base salary beginning in fiscal 2018. Mr. Barge was also granted: (i) a time-vesting award of 425,000 SARs with respect to Class B non-voting shares at an exercise price of  $25.22 per share; (ii) a performance-vesting award of 425,000 SARs with respect to the Class B non-voting shares at an exercise price of  $25.22 per share; and (iii) a time-vesting award of 100,000 restricted share units with respect to the Class B non-voting shares. Each award vests in annual installments over the four-year period commencing October 1, 2016, and vesting of the performance award of SARs is also subject to an assessment of
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Mr. Barge’s performance over the 12-month period ending on the applicable vesting date (or, if the Compensation Committee so determines, the Company’s fiscal year that overlaps with such period), based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with the Company’s Chief Executive Officer. In each case, the Company has discretion to settle these equity-based awards in cash, Class A voting shares, Class B non-voting shares or a combination thereof. In addition, Mr. Barge was also eligible to receive a special bonus of up to $1,000,000 if the Company achieved certain performance goals in connection with its acquisition of Starz and Mr. Barge remained employed through the performance period. Subsequently, the Compensation Committee determined the performance goals were met and the special bonus was paid to Mr. Barge. The agreement also provides for Mr. Barge to participate in the Company’s usual benefit programs and perquisites for executives at his level.
Brian Goldsmith.   On November 13, 2015, we entered into an employment agreement with Mr. Goldsmith, which replaced his prior employment agreement dated October 3, 2012. The agreement provides that Mr. Goldsmith will continue to serve as the Company’s Co-Chief Operating Officer for four-year term commencing October 1, 2015 and ending September 30, 2019. Pursuant to the agreement, Mr. Goldsmith will receive an annual base salary of $900,000, is eligible to receive an annual incentive bonus, such bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, is eligible to receive an additional annual bonus based on the Company’s achievement of an EBITDA target established by the Board for each fiscal year during the term, with the maximum potential bonus amount being 25% of his base salary, and is also eligible to receive a one-time bonus of  $100,000 if during the term the Company refinances its existing corporate credit facility or closes a corporate credit facility for a commitment amount of not less than $600 million. Mr. Goldsmith was also granted (i) 56,250 time-vesting restricted share units, (ii) 93,750 performance-vesting restricted share units, (iii) time-vesting options to purchase 101,250 of the Company’s then outstanding common shares and (iv) performance-vesting options to purchase 168,750 of the Company’s then outstanding common shares. Upon the Reclassification, these grants were adjusted to equal (i) 28,125 time-vested restricted share units paid in an equivalent number of Class A voting shares, (ii) 28,125 time-vested restricted share units paid in Class B non-voting shares, (iii) a time-vested option to purchase 49,747 of the Class A voting shares at an exercise price of $39.16 per share, (iv) a time-vested option to purchase 49,747 of the Class B non-voting shares at an exercise price of  $37.86 per share, (v) a performance-vesting option to purchase 82,910 of the Class A voting shares at an exercise price of  $39.16 per share and (vi) a performance-vesting option to purchase 82,910 Class B non-voting shares at an exercise price of  $37.86 per share. Each of these awards is scheduled to vest in annual installments over a four-year period commencing September 30, 2016, and with the vesting of the performance awards to also be subject to an assessment of Mr. Goldsmith’s performance over the 12 month period ending on each vesting date (or, if the Compensation Committee so determines, the Company’s fiscal year that overlaps with such period), based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with the Company’s Chief Executive Officer. The agreement also provides for Mr. Goldsmith to participate in the Company’s usual benefit programs and perquisites for executives at his level.
Wayne Levin.   On November 13, 2015, we entered into an employment agreement with Mr. Levin, which replaced his prior employment agreement dated February 3, 2012. The agreement provides that Mr. Levin will continue to serve as the Company’s General Counsel and Chief Strategic Officer for four-year term commencing April 1, 2016 and ending March 31, 2020. Pursuant to the agreement, Mr. Levin will receive an annual base salary of  $900,000 and is eligible to receive an annual incentive bonus, such bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer. Mr. Levin was also granted (i) 56,250 time-vesting restricted share units, (ii) 93,750 performance-vesting restricted share units, (iii) time-vesting options to purchase 101,250 of the Company’s then outstanding common shares and (iv) performance-vesting options to purchase 168,750 of the Company’s then outstanding common shares. Upon the Reclassification, these grants were adjusted to equal (i) 28,125 time-vested restricted share units paid in an equivalent number of Class A voting shares, (ii) 28,125 time-vested restricted share units paid in Class B non-voting shares, (iii) a time-vested option to purchase 49,747 of the Class A voting shares at an exercise price of  $39.16 per share, (iv) a time-vested option to purchase 49,747 of the Class B non-voting shares at an exercise price of  $37.86 per share, (v) a performance-vesting option to purchase 82,910 of the Class A voting shares at an exercise price of  $39.16 per share and (vi) a performance-vesting option to purchase 82,910 Class B non-voting shares at an exercise price of $37.86 per share. Each of these awards is scheduled to vest in annual installments over a four-year period commencing November 13, 2016, and with the vesting of the performance awards to also be subject to an assessment of Mr. Levin’s performance over the 12 month period ending on each vesting date (or, if the Compensation Committee so determines, the Company’s fiscal year that overlaps with such period), based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with the Company’s Chief Executive Officer. The agreement also provides for Mr. Levin to participate in the Company’s usual benefit programs and perquisites for executives at his level.
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Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2017. Each of the equity-based awards was granted under the 2012 Plan, which has been approved by our shareholders. Detailed information on each equity award is presented in the narrative that follows the table. For information concerning the non-equity incentive plan awards granted during fiscal 2017, see Compensation Discussion and Analysis above. Awards granted prior to the Reclassification in December 2016 were adjusted upon the Reclassification to cover 50% Class A voting shares and 50% Class B non-voting shares.

Grants of Plan-Based Awards—Fiscal 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	5/11/2016	—	—	—	—	—	—	259,491	—	—	5,400,008
	10/11/2016	—	—	—	—	—	—	—	1,150,000	19.68	8,951,600
	10/11/2016	—	—	—	—	—	—	—	1,150,000	24.60	7,335,850
	N/A	—	1,500,000	10,000,000	—	—	—	—	—	—	—
	N/A	—	5,000,000	5,000,000	—	—	—	—	—	—	—
Michael Burns	5/11/2016	—	—	—	—	—	—	224,251	—	—	4,666,663
	11/3/2016	—	—	—	—	—	—	—	950,000	19.01	6,766,850
	11/3/2016	—	—	—	—	—	—	—	950,000	23.76	5,455,850
	N/A	—	500,000	10,000,000	—	—	—	—	—	—	—
	N/A	—	4,000,000	4,000,000	—	—	—	—	—	—	—
James W. Barge	5/6/2016	—	—	—	—	39,375	—	—	—	37.45	56,512
	5/16/2016	—	—	—	—	5,625	—	—	—	—	114,019
	5/26/2016	—	—	—	—	—	—	47,037	—	—	1,000,007
	12/28/2016(2)	—	—	—	—	—	—	—	425,000	25.22	4,070,650
	12/28/2016(2)	—	—	—	—	—	—	100,000	—	—	2,522,000
	N/A	—	500,000	3,000,000	—	—	—	—	—	—	—
	N/A	—	1,000,000	1,000,000	—	—	—	—	—	—	—
Brian Goldsmith	5/26/2016	—	—	—	—	—	—	29,104	—	—	618,751
	3/9/2017(3)	—	—	—	—	16,582	—	—	—	39.16	82,371
	3/9/2017(2)	—	—	—	—	16,582	—	—	—	37.86	72,514
	3/9/2017(3)	—	—	—	—	9,375	—	—	—	—	245,906
	3/9/2017(2)	—	—	—	—	9,375	—	—	—	—	229,219
	N/A	—	450,000	3,000,000	—	—	—	—	—	—	—
	N/A	—	1,000,000	1,000,000	—	—	—	—	—	—	—
Wayne Levin	5/16/2016	—	—	—	—	30,000	—	—	—	—	608,100
	5/16/2016	—	—	—	—	52,500	—	—	—	18.96	270,900
	5/26/2016	—	—	—	—	—	—	29,104	—	—	618,751
	3/9/2017(3)	—	—	—	—	16,582	—	—	—	39.16	81,365
	3/9/2017(2)	—	—	—	—	16,582	—	—	—	37.86	71,583
	3/9/2017(3)	—	—	—	—	9,375	—	—	—	—	245,906
	3/9/2017(2)	—	—	—	—	9,375	—	—	—	—	229,219
	N/A	—	450,000	3,000,000	—	—	—	—	—	—	—

(1)
The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation table.

(2)
The amounts reported in columns (i) and (j) were granted in Class B non-voting shares (“LGF.B”).

(3)
The amounts reported in columns (g) were granted in Class A voting shares (“LGF.A”).

Description of Plan-Based Awards
Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2012 Plan. The 2012 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan.
This authority includes selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, canceling, modifying, or waiving the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, accelerating or extending the vesting or exercisability or extend the term of any or all outstanding awards, subject to the other provisions of the 2012 Plan, making certain adjustments to an outstanding award and
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to authorizing the conversion, succession or substitution of an award, allowing the purchase price of an award or the Company’s common shares to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned of the Company’s common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Compensation Committee may authorize, or any other form permitted by law, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.
Under the terms of the 2012 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.
As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.
Restricted Share Units
Columns (g) and (i) and in the table above report awards of time-based and performance-based restricted share units granted to the Named Executive Officers during fiscal 2017. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of our Class A voting shares or Class B non-voting shares, as applicable. The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but does have the right to receive cash payments as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such payments are made at the same time the related dividends are paid to the Company’s shareholders generally, except that dividend equivalents credited with respect to awards subject to performance-based vesting requirements will only be paid if and when the applicable performance conditions are achieved.
Time-Based Units.   For Messrs. Feltheimer, Burns, Barge, Goldsmith and Levin, the awards of 259,491 shares, 224,251 shares, 47,037 shares, 29,104 shares and 29,104 shares, respectively, made in May 2016 reported in column (i) in the table above represents a grant of restricted share units made in payment of such executive’s annual bonus for fiscal 2016 (as described in more detail in the proxy statement for the Company’s 2016 annual meeting). These units were fully vested and paid on grant.
For Mr. Barge, the grant of the 100,000 restricted share units with respect to the Class B non-voting shares made on December 28, 2016 and reported in column (i) in the table above was made in connection with his entering into a new employment agreement with the Company. This award is subject to a four-year vesting schedule, subject to Mr. Barge’s continued employment with us through the vesting date.
Performance-Based Units.   For Mr. Barge, the 5,625 share award (i.e., 90% of the target award of 6,250 shares) made in May 2016 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested based on Mr. Barge’s and the Company’s performance over the 2016 fiscal year. This award was originally approved by the Compensation Committee in September 2013 and covers a three-year period ending fiscal 2016, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest based on Mr. Barge’s and the Company’s performance for fiscal 2016 is reflected in the table above (as the Compensation Committee’s determination of performance for fiscal 2016 was made during fiscal 2017).
For Mr. Goldsmith, the 9,375 Class A voting share and 9,375 Class B non-voting share award made in March 2017 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and the Company’s performance over the 2017 fiscal year. This award was originally approved by the Compensation Committee in November 2015 and covers a four-year period ending fiscal 2019, with one-fourth of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s
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performance over a specified twelve-month period. This grant is treated as four separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest based on Mr. Goldsmith’s and the Company’s performance for fiscal 2017 is reflected in the table above.
For Mr. Levin, the 30,000 share award (i.e., 90% of the target award of 33,333 shares) made in May 2016 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested based on Mr. Levin’s and the Company’s performance over the 2016 fiscal year. This award was originally approved by the Compensation Committee in February 2013 and covers a three-year period ending fiscal 2016, with one third of the total award being eligible to vest based on Mr. Levin’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest based on Mr. Levin’s and the Company’s performance for fiscal 2016 is reflected in the table above (as the Compensation Committee’s determination of performance for fiscal 2016 was made during fiscal 2017).
For Mr. Levin, the 9,375 Class A voting share and 9,375 Class B non-voting share award made in March 2017 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested based on Mr. Levin’s and the Company’s performance over the 2017 fiscal year. This award was originally approved by the Compensation Committee in November 2015 and covers a four-year period ending fiscal 2019, with one-fourth of the total award being eligible to vest based on Mr. Levin’s and the Company’s performance over a specified twelve-month period. This grant is treated as four separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest based on Mr. Levin’s and the Company’s performance for fiscal 2017 is reflected in the table above.
For more information on each of the foregoing awards, see the Compensation Discussion and Analysis above.
Stock Options
Column (g) and (j) in the table above also report awards of options granted to the Named Executive Officers during fiscal 2017. See the footnotes to the Outstanding Equity Awards at Fiscal 2017 Year-End table below for more information on the specific vesting dates of these awards. Once vested, each option will generally remain exercisable until its normal expiration date. Other than as set forth below, each of the options granted to our Named Executive Officers in fiscal 2017 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the option following a termination of employment. If the Named Executive Officer is terminated by us for cause, the option (whether or not) vested will immediately terminate. The options granted to Named Executive Officers do not include any dividend rights.
For Mr. Feltheimer, the grant of an aggregate of 2,300,000 options made in October 2016 and reported in column (j) in the table above was made in connection with his entering into a new employment agreement with the Company. These awards are subject to a five-year vesting schedule beginning May 22, 2018, subject to Mr. Feltheimer’s continued employment with us through the vesting date.
For Mr. Burns, the grant of an aggregate of 1,900,000 options made in November 2016 and reported in column (j) in the table above was made in connection with his entering into a new employment agreement with the Company. These awards are subject to a five-year vesting schedule beginning October 30, 2017 subject to Mr. Burns’ continued employment with us through the vesting date.
For Mr. Goldsmith, the options to purchase 16,582 Class A voting shares and the options to purchase 16,582 Class B non-voting shares made in March 2017 and reported in column (g) in the table above represents the portion of an award of options that vested based on Mr. Goldsmith’s and the Company’s performance over the 2017 fiscal year. This grant was originally approved by the Compensation Committee in November 2015 and covers a four-year period ending fiscal 2019, with one-fourth of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as four separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest based on Mr. Goldsmith’s and the Company’s performance for fiscal 2017 are reflected in the table above.
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For Mr. Levin, the 52,500 options (i.e., 90% of the target award of 58,333 shares) made in May 2016 and reported in column (g) in the table above represents the portion of an award of options that vested based on Mr. Levin’s and the Company’s performance over the 2016 fiscal year. This grant was originally approved by the Compensation Committee in February 2013 and covers a three-year period, with one-third of the total award being eligible to vest based on Mr. Levin’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest based on Mr. Levin’s and the Company’s performance for fiscal 2016 are reflected in the table above (as the Compensation Committee’s determination of performance for fiscal 2016 was made during fiscal 2017).
For Mr. Levin, the options to purchase 16,582 Class A voting shares and the options to purchase 16,582 Class B non-voting shares made in March 2017 and reported in column (g) in the table above represents the portion of an award of options that vested based on Mr. Levin’s and the Company’s performance over the 2017 fiscal year. This grant was originally approved by the Compensation Committee in November 2015 and covers a four-year period ending fiscal 2019, with one-fourth of the total award being eligible to vest based on Mr. Levin’s and the Company’s performance over a specified twelve-month period. This grant is treated as four separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest based on Mr. Levin’s and the Company’s performance for fiscal 2017 are reflected in the table above.
For more information on each of the foregoing awards, see the Compensation Discussion and Analysis above.
Share Appreciation Rights
Column (j) in the table above also reports awards of SARs granted to the Named Executive Officers during fiscal 2017. See the footnotes to the Outstanding Equity Awards at Fiscal 2017 Year-End table below for more information on the specific vesting dates of these awards. Once vested, each SAR will generally remain exercisable until its normal expiration date. Other than as set forth below, each of the SARs granted to our Named Executive Officers in fiscal 2017 has a term of ten years. However, vested SARs may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. If the Named Executive Officer is terminated by us for cause, the SAR (whether or not) vested will immediately terminate. The SARs granted to Named Executive Officers do not include any dividend rights.
For Mr. Barge, the grant of 425,000 SARs with respect to Class B non-voting shares made in December 2016 and reported in column (j) in the table above was made in connection with his entering into a new employment agreement with the Company. This award is subject to a four-year vesting schedule, subject to Mr. Barge’s continued employment with us through the vesting date. The Company has discretion to settle these SARs in cash, Class A voting shares, Class B non-voting shares or a combination thereof.
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Outstanding Equity Awards

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2017, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2017 Year-end

		Option Awards					Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Jon Feltheimer	LGF.A	737,006	245,668(2)	—	$27.48	5/23/2023	—	—	—	—
	LGF.B	737,006	245,668(3)	—	$26.57	5/23/2023	—	—	—	—
	LGF.A	460,629	153,542(4)	—	$32.83	5/23/2023	—	—	—	—
	LGF.B	460,629	153,542(5)	—	$31.74	5/23/2023	—	—	—	—
	LGF.A	98,267	196,535(6)	—	$31.80	5/8/2020	—	—	—	—
	LGF.B	98,267	196,535(7)	—	$30.74	5/8/2020	—	—	—	—
	LGF.A	—	565,037(8)	—	$20.37	10/11/2026	—	—	—	—
	LGF.B	—	565,037(9)	—	$24.61	10/11/2026	—	—	—	—
	LGF.A	—	565,037(8)	—	$25.46	10/11/2026	—	—	—	—
	LGF.B	—	565,037(9)	—	$19.69	10/11/2026	—	—	—	—
	LGF.A	—	—	—			25,000(10)	$664,000	—	—
	LGF.B	—	—	—			25,000(11)	$609,500	—	—
	LGF.A	—	—	—			11,871(12)	$315,294	—	—
	LGF.B	—	—	—			11,871(13)	$289,415	—	—
Michael Burns	LGF.A	912,483	—	—	$16.66	10/30/2022	—	—	—	—
	LGF.B	912,483	—	—	$16.10	10/30/2022	—	—	—	—
	LGF.A	98,267	196,535(6)	—	$31.80	5/8/2020	—	—	—	—
	LGF.B	98,267	196,535(7)	—	$30.74	5/8/2020	—	—	—	—
	LGF.A	—	466,770(14)	—	$24.59	11/3/2026	—	—	—	—
	LGF.B	—	466,770(15)	—	$23.77	11/3/2026	—	—	—	—
	LGF.A	—	466,770(14)	—	$19.68	11/3/2026	—	—	—	—
	LGF.B	—	466,770(15)	—	$19.02	11/3/2026	—	—	—	—
	LGF.A	—	—	—	—	—	10,850(16)	$288,176	—	—
	LGF.B	—	—	—	—	—	10,850(17)	$264,523	—	—
	LGF.A	—	—	—	—	—	10,589(18)	$281,250	—	—
	LGF.B	—	—	—	—	—	11,536(18)	$281,250	—	—
James W. Barge	LGF.A	126,823	21,496(19)	—	$38.76	9/16/2023	—	—	—	—
	LGF.B	126,823	21,496(20)	—	$37.47	9/16/2023	—	—	—	—
	LGF.A	8,189	16,337(21)	—	$31.80	5/8/2020	—	—	—	—
	LGF.B	8,189	16,337(22)	—	$30.74	5/8/2020	—	—	—	—
	LGF.B	—	425,000(23)	—	$25.22	12/28/2026	—	—	—	—
	LGF.A	—	—	—	—	—	7,291(24)	$193,649	—	—
	LGF.B	—	—	—	—	—	7,291(25)	$177,755	—	—
	LGF.B	—	—	—	—	—	100,000(26)	$2,438,000	—	—
Brian Goldsmith	LGF.A	122,833	—	—	$16.31	10/3/2022	—	—	—	—
	LGF.B	122,833	—	—	$15.77	10/3/2022	—	—	—	—
	LGF.A	8,189	16,377(21)	—	$31.80	5/8/2020	—	—	—	—
	LGF.B	8,189	16,377(22)	—	$30.74	5/8/2020	—	—	—	—
	LGF.A	33,164	33,165(27)	—	$39.16	11/13/2025	—	—	—	—
	LGF.B	33,164	33,165(28)	—	$37.86	11/13/2025	—	—	—	—
	LGF.A	—	—	—	—	—	18,750(29)	$498,000	—	—
	LGF.B	—	—	—	—	—	18,750(30)	$457,125	—	—
Wayne Levin	LGF.A	169,100	—	—	$19.63	2/7/2023	—	—	—	—
	LGF.B	169,100	—	—	$18.97	2/7/2023	—	—	—	—
	LGF.A	8,189	16,377(21)	—	$31.80	5/8/2020	—	—	—	—
	LGF.B	8,189	16,377(22)	—	$30.74	5/8/2020	—	—	—	—
	LGF.A	33,164	33,165(31)	—	$39.16	11/13/2025	—	—	—	—
	LGF.B	33,164	33,165(32)	—	$37.86	11/13/2025	—	—	—	—
	LGF.A	—	—	—	—	—	18,750(33)	$498,000	—	—
	LGF.B	—	—	—	—	—	18,750(34)	$457,125	—	—

(1)
The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of Class A voting shares or units (LGF.A) or Class B non-voting shares or units (LGF.B) reported in columns (g) and (i), respectively, by $26.56 and $24.38, respectively, the closing price of LGF.A and LGF.B on March 31, 2017 (the last trading day of fiscal 2017).

Lions Gate 2017 Proxy Statement   87

(2)
Represents an unvested option to purchase 245,668 of the Class A voting shares which vested on May 23, 2017.

(3)
Represents an unvested option to purchase 245,668 of the Class B non-voting shares which vested on May 23, 2017.

(4)
Represents an unvested option to purchase 153,542 of the Class A voting shares which vested on May 23, 2017.

(5)
Represents an unvested option to purchase 153,542 of the Class B non-voting shares which vested on May 23, 2017.

(6)
Represents an unvested option to purchase 196,535 of the Class A voting shares, 98,267 of which vested on May 8, 2017 and 98,268 of which are scheduled to vest on May 8, 2018.

(7)
Represents an unvested option to purchase 196,535 of the Class B non-voting shares, 98,267 of which vested on May 8, 2017 and 98,268 of which are scheduled to vest on May 8, 2018.

(8)
Represents an unvested option to purchase 565,037 of the Class A voting shares, which are scheduled to vest in five equal annual installments on May 22, 2019, May 22, 2020, May 22, 2021, May 22, 2022 and May 22, 2023.

(9)
Represents an unvested option to purchase 565,037 of the Class B non-voting shares, which are scheduled to vest in five equal annual installments on May 22, 2019, May 22, 2020, May 22, 2021, May 22, 2022 and May 22, 2023.

(10)
Represents time-based Class A voting restricted share units which vested on May 23, 2017.

(11)
Represents time-based Class B non-voting restricted share units which vested on May 23, 2017.

(12)
Represents time-based Class A voting restricted share units which vested on May 23, 2017.

(13)
Represents time-based Class B non-voting restricted share units which vested on May 23, 2017.

(14)
Represents an unvested option to purchase 466,770 of the Class A voting shares, which are scheduled to vest in five equal annual installments on October 30, 2018, October 30, 2019, October 30, 2020, October 30, 2021 and October 30, 2022.

(15)
Represents an unvested option to purchase 466,770 of the Class B non-voting shares, which are scheduled to vest in five equal annual installments on October 30, 2018, October 30, 2019, October 30, 2020, October 30, 2021 and October 30, 2022.

(16)
Represents time-based Class A voting restricted share units, 5,425 which vested on May 8, 2017 and 5,425 which are scheduled to vest on May 8, 2018.

(17)
Represents time-based Class B non-voting restricted share unit, 5,425 which vested on May 8, 2017 and 5,425 which are scheduled to vest on May 8, 2018.

(18)
As per the terms of an amendment to an employment agreement dated November 3, 2016, Mr. Burns has the right to receive, on the first day following each three month anniversary of November 2, 2012 that occurs during the term of the agreement, a number of Class A voting shares equivalent to $93,750 and a number of Class B non-voting shares equivalent to $93,750, calculated using the closing price of the common shares on the last trading day immediately prior to the respective quarterly issuance date. Pursuant to the amendment, these quarterly grants will terminate November 3, 2017.The amount reported in column (g) represents the projected number of Class A voting shares and Class B voting shares, respectively, the common shares that would be delivered through November 3, 2017 based on the $26.56 closing price of the Class A voting shares and $24.38 closing price of the Class B non-voting shares on March 31, 2017, and the amount reported in column (h) represents the approximate value of such award through November 3, 2017.

(19)
Represents an unvested option to purchase 21,496 of the Class A voting shares, which are scheduled to vest on September 16, 2017.

(20)
Represents an unvested option to purchase 21,496 of the Class B non-voting shares, which are scheduled to vest on September 16, 2017.

(21)
Represents an unvested option to purchase 16,377 of the Class A voting shares, 8,189 of which vested on May 8, 2017 and 8,188 of which are scheduled to vest on May 8, 2018.

(22)
Represents an unvested option to purchase 16,377 of the Class B non-voting shares, 8,189 of which vested on May 8, 2017 and 8,188 of which are scheduled to vest on May 8, 2018.

(23)
Represents 425,000 unvested SARs with respect to Class B non-voting shares, which are scheduled to vest in four equal annual installments on September 30, 2017, September 30, 2018, September 30, 2019 and September 30, 2020.

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(24)
Of these time-based Class A voting restricted share units, 3,125 time-based Class A voting restricted share units are scheduled to vest on September 16, 2017 and 4,166 time-based Class A voting restricted share units are scheduled to vest on September 22, 2017.

(25)
Of these time-based Class B non-voting restricted share units, 3,125 time-based Class B non-voting restricted share units are scheduled to vest on September 16, 2017 and 4,166 time-based Class B non-voting restricted share units are scheduled to vest on September 22, 2017.

(26)
Represents time-based Class B non-voting restricted share units, which are scheduled to vest in four equal annual installments on September 30, 2017, September 30, 2018, September 30, 2019 and September 30, 2020.

(27)
Represents an unvested option to purchase 33,165 of Class A voting shares, 16,582 of which are scheduled to vest on September 30, 2017 and 16,583 of which vest in two equal annual installments on September 30, 2018 and September 30, 2019.

(28)
Represents an unvested option to purchase 33,165 of Class B non-voting shares, 16,582 of which are scheduled to vest on September 30, 2017 and 16,583 of which vest in two equal annual installments on September 30, 2018 and September 30, 2019.

(29)
Of these time-based Class A voting restricted share units, 9,375 time-based Class A voting restricted share units are scheduled to vest September 30, 2017 and 9,375 time-based Class A voting shares are scheduled to vest in two equal annual installments on September 30, 2018 and September 30, 2019.

(30)
Of these time-based Class B non-voting restricted share units, 9,375 time-based Class B non-voting restricted share units are scheduled to vest September 30, 2017 and 9,375 time-based Class B non-voting restricted shares are scheduled to vest in two equal annual installments on September 30, 2018 and September 30, 2019.

(31)
Represents an unvested option to purchase 33,165 of the Class A voting shares, 16,582 of which are scheduled to vest on November 13, 2017 and 16,583 of which vest in two equal annual installments on November 13, 2018 and November 13, 2019.

(32)
Represents an unvested option to purchase 33,165 of the Class B non-voting shares, 16,582 of which are scheduled to vest on November 13, 2017 and 16,583 of which vest in two equal annual installments on November 13, 2018 and November 13, 2019.

(33)
Of these time-based Class A voting restricted share units, 9,375 time-based Class A voting restricted share units are scheduled to vest on November 13, 2017 and 9,375 time-based Class A voting shares are scheduled to vest in two equal annual installments on November 13, 2018 and November 13, 2019.

(34)
Of these time-based Class B non-voting restricted share units, 9,375 time-based Class B non-voting restricted share units are scheduled to vest on November 13, 2017 and 9,375 time-based Class B non-voting restricted shares are scheduled to vest in two equal annual installments on November 13, 2018 and November 13, 2019.

Lions Gate 2017 Proxy Statement   89

Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the Named Executive Officers during fiscal 2017 and on the vesting during fiscal 2017 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested—Fiscal 2017

		Option Awards		Stock Awards
Name(a)	Securities Covered By Award(1)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(2) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Jon Feltheimer	LGF	1,050,000	10,941,000	340,405	7,009,317
Michael Burns	LGF	1,050,000	11,728,500	309,268	6,451,074
James W. Barge	LGF	—	—	67,245	1,423,318
Brian Goldsmith	LGF	—	—	47,854	999,564
	LGF.A	—	—	9,375	245,906
	LGF.B	—	—	9,375	229,219
Wayne Levin	LGF	—	—	77,854	1,659,789
	LGF.A	—	—	9,375	245,906
	LGF.B	—	—	9,375	229,219

(1)
“LGF” in this column refers to the Company’s common shares prior to the Reclassification in December 2016.

(2)
The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of our common shares to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common shares on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common shares on the vesting date.

Potential Payments Upon Termination or Change in Control
The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 2012 Plan if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

Jon Feltheimer

Severance Benefits—Termination of Employment.   In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a lump sum cash severance payment equal to the present value of his base salary through May 22, 2023, as well as Company payment of his premiums for continued health coverage
90   Lions Gate 2017 Proxy Statement

for up to six months following his termination and his premiums for continued life and disability insurance through May 22, 2023. In addition, Mr. Feltheimer would be entitled to a prorated amount of the annual bonus that Mr. Feltheimer would have otherwise received for the fiscal year in which his termination occurs, and Mr. Feltheimer’s equity awards granted by the Company pursuant to his employment agreement (including the amendment to his employment agreement), to the extent then outstanding and unvested, would become fully vested upon his termination. Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Termination of Employment in Connection with Change in Control.   If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment), Mr. Feltheimer would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his base salary through May 22, 2023 or $6.0 million, and his prorated annual bonus amount for the fiscal year in which his termination occurs will be the greater of his target annual bonus or the bonus that Mr. Feltheimer would have otherwise received for such fiscal year. Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Death or Disability.   In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement (including the amendment to the employment agreement), to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through May 22, 2023.

Michael Burns

Severance Benefits—Termination of Employment.   In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his base salary through October 30, 2022, as well as Company payment of his premiums for continued health coverage for up to six months following his termination and continued payment of his quarterly share grants through November 2, 2017. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement (including the amendment to his employment agreement), to the extent then outstanding and unvested, would become fully vested upon his termination. Mr. Burns’ right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Termination of Employment in Connection with Change in Control.   If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his base salary through October 30, 2022 or $3.5 million. Mr. Burns’ right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Death or Disability.   In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement (including the amendment to his employment agreement), to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

James W. Barge

Severance Benefits—Termination of Employment.   In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum severance payment equal to 50% of his base salary through September 30, 2020, but in no event less than the greater of 12 months of his base salary or the amount he would receive under the Company’s severance policy for non-contract employees that is in effect at the time of termination (the “severance policy”), a prorated amount of the bonus that Mr. Barge would have received for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to six months. In addition, Mr. Barge’s equity awards granted by the
Lions Gate 2017 Proxy Statement   91

Company pursuant to his employment agreement (and any other equity awards granted to Mr. Barge by the Company prior to or during the term of the employment agreement), to the extent then outstanding and unvested, would become fully vested upon his termination. Mr. Barge’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Termination of Employment in Connection with Change in Control.   In the event that Mr. Barge’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to 100% of his base salary for the remainder of the term (but in no event less than the greater of 12 months of his base salary (or $2,500,000 in the case of such a termination following a change in control) or the amount he would receive under the severance policy). Mr. Barge’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Death or Disability.   In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to six months. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (and any other equity awards granted to Mr. Barge by the Company prior to or during the term of the employment agreement), to the extent then outstanding and unvested, would become fully vested.

Brian Goldsmith

Severance Benefits—Termination of Employment.   In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to 50% of his base salary through September 30, 2019, but in no event less than the greater of either 12 months’ base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy, a prorated annual bonus for the fiscal year in which his termination occurs, a prorated EBITDA bonus that Mr. Goldsmith would have received for the fiscal year in which his termination occurs, accelerated vesting of the next vesting installment of the equity awards granted to Mr. Goldsmith pursuant to the employment agreement, and accelerated vesting of 50% of the vesting installment that follows such next vesting installment (in each case to the extent then outstanding and not otherwise vested), and payment of COBRA premiums for up to six months. Mr. Goldsmith’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Termination of Employment in Connection with Change in Control.   In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to a lump sum severance payment equal to 100% of his base salary through September 30, 2019 (but not less than the greater of either twelve months’ base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy), as well as a prorated annual bonus for the fiscal year in which his termination occurs, a prorated EBITDA bonus that Mr. Goldsmith would have received for the fiscal year in which his termination occurs (or if such termination occurs on or within six (6) months following a “change in management,” the full amount of the EBITDA bonus that Mr. Goldsmith would have received for such fiscal year, provided the Company achieves the minimum performance target), and payment of COBRA premiums for up to six months. Mr. Goldsmith’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company. If such a termination occurs within twelve (12) months after a change in control, any restricted share units and options granted to Mr. Goldsmith pursuant to the employment agreement will become fully vested, to the extent then outstanding and not otherwise vested. If such a termination occurs within twelve (12) months after a “change in management,” the next vesting installment of the restricted share units and options granted to Mr. Goldsmith pursuant to the employment agreement, and 50% of the vesting installment that follows such next vesting installment, will generally become fully vested, in each case to the extent then outstanding and not otherwise vested.
Severance Benefits—Death or Disability.   In the event Mr. Goldsmith’s employment is terminated due to his death, any restricted share units and options granted to Mr. Goldsmith pursuant to his employment agreement will become fully vested, to the extent then outstanding and not otherwise vested. In addition, in the event Mr. Goldsmith’s employment is terminated due to his death or disability (as described in Mr. Goldsmith’s employment agreement), Mr. Goldsmith (or his estate) would be entitled to a prorated annual bonus for the fiscal year in which his termination occurs, a prorated EBITDA bonus that Mr. Goldsmith would have received for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to six months.
92   Lions Gate 2017 Proxy Statement

Wayne Levin

Severance Benefits—Termination of Employment.   In the event Mr. Levin’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Levin’s employment agreement), Mr. Levin will be entitled to a lump sum severance payment equal to 50% of his base salary through March 31, 2020, but in no event less than the greater of either 12 months’ base salary or the amount Mr. Levin would receive under the Company’s severance policy, a prorated annual bonus for the fiscal year in which his termination occurs, accelerated vesting of the next vesting installment of the equity awards granted to Mr. Levin pursuant to the employment agreement, and accelerated vesting of 50% of the vesting installment that follows such next vesting installment (in each case to the extent then outstanding and not otherwise vested), and payment of COBRA premiums for up to six months. Mr. Levin’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company.
Severance Benefits—Termination of Employment in Connection with Change in Control.   In the event Mr. Levin’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months of the date of a change in control or a “change in management” (as such terms are defined in Mr. Levin’s employment agreement), Mr. Levin would be entitled to a lump sum severance payment equal to 100% of his base salary through March 31, 2020 (but not less than the greater of either twelve months’ base salary or the amount Mr. Levin would receive under the Company’s severance policy), as well as a prorated annual bonus for the fiscal year in which his termination occurs and payment of COBRA premiums for up to six months. Mr. Levin’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company. If such a termination occurs within twelve (12) months after a change in control, any restricted share units and options granted to Mr. Levin pursuant to the employment agreement will become fully vested, to the extent then outstanding and not otherwise vested. If such a termination occurs within twelve (12) months after a “change in management,” the next vesting installment of the restricted share units and options granted to Mr. Levin pursuant to the employment agreement, and 50% of the vesting installment that follows such next vesting installment, will generally become fully vested, in each case to the extent then outstanding and not otherwise vested.
Severance Benefits—Death or Disability.   In the event Mr. Levin’s employment is terminated due to his death, any restricted share units and options granted to Mr. Levin pursuant to his employment agreement will become fully vested, to the extent then outstanding and not otherwise vested. In addition, in the event Mr. Levin’s employment is terminated due to his death or disability (as described in Mr. Levin’s employment agreement), Mr. Levin (or his estate) would be entitled to a prorated annual bonus for the fiscal year in which his termination occurs and payment of COBRA premiums for up to six months.

Estimated Severance and Change in Control Benefits

Severance Benefits.   The following chart presents our estimate of the amount of the dollar value of the benefits each of the Named Executive Officers would have been entitled to have, had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2017:
	Termination by the Company Without Cause(1)			Termination Due to Executive’s Death or Disability
Name	Cash Severance	Equity Acceleration(2)	COBRA Premium	Equity Acceleration(2)	COBRA Premium
Jon Feltheimer	$8,174,869	$8,647,352	$180,668(3)	$8,647,352	$180,668(4)
Michael Burns	$4,999,887	$8,032,730	$14,883	$7,470,230	$14,883
James W. Barge	$1,750,000	$2,968,591	$14,883	$2,968,591	$14,883
Brian Goldsmith	$1,125,000	$1,552,091	$14,883	$2,865,324(5)	$14,883
Wayne Levin	$1,350,000	$1,552,091	$14,883	$2,865,324(5)	$14,883

(1)
As described above, the Named Executive Officer would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated for good reason.

(2)
These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. For restricted share unit awards, this value is calculated by multiplying the closing price of our common shares on the last

Lions Gate 2017 Proxy Statement   93

trading day of the fiscal year by the number of units subject to the accelerated portion of the award.
(3)
Includes $14,883 of COBRA premiums and $165,785 continued life and disability insurance premiums.

(4)
Includes $14,883 of COBRA premiums for a termination due to executive’s death or disability, and $165,785 continued life and disability insurance premiums for a termination due to executive’s disability.

(5)
Equity acceleration only applies to a termination due to executive’s death.

Change in Control Severance Benefits.   The following chart presents our estimate of the dollar value of the amount of the benefits to which each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Goldsmith or Levin, a change in management of the Company, occurred on March 31, 2017 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date:
Name	Cash Severance	Equity Acceleration(1)	COBRA Premium
Jon Feltheimer	$8,174,869	$8,647,352	$180,668(2)
Michael Burns	$4,999,887	$8,032,730	$14,883
James W. Barge	$3,500,000	$2,968,591	$14,883
Brian Goldsmith	$2,250,000	$2,865,324(3)	$14,883
Wayne Levin	$2,700,000	$2,865,324(3)	$14,883

(1)
See note (2) to the table above for the valuation of these benefits. For purposes of this presentation, we have assumed that outstanding equity awards will be assumed by the acquirer or otherwise continue following a change in control and would vest if the executive’s employment had terminated in the circumstances described above. If the awards were not assumed or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested pursuant to the 2012 Plan in connection with the transaction regardless of whether the executive’s employment terminated. In these cases, the value of the accelerated equity award vesting would be the same as set forth above for each executive under “Equity Acceleration.”

(2)
Includes $14,883 of COBRA premium and $165,785 continued life and disability insurance premiums.

(3)
In the case of a termination following a change in management, the equity acceleration value would be $1,552,091.

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Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As an administrative matter, we assist our executive officers and directors by monitoring transactions and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during fiscal 2017, our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.
Report of the Audit & Risk Committee
The following Report of the Audit & Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.
The members of the Audit & Risk Committee are all Non-Employee Directors. In addition, the Board has determined that each meets the current NYSE and SEC independence requirements. The full text of our current Audit & Risk Committee charter is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.
The Audit & Risk Committee assists the Board in overseeing, among other things, (a) the integrity of the Company’s financial statements, (b) the Company’s exposure to risk and the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Company’s internal audit function and independent auditors and (e) review of the Company’s risk assessment and risk management and discussion of risks as they relate to its review of the Company’s financial statements.
The Audit & Risk Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and our business conduct guidelines.
The Audit & Risk Committee is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee has selected Ernst & Young LLP as our independent auditor for 2017. Ernst & Young LLP has served as our independent auditor since August 2001.
In performing its oversight function, the Audit & Risk Committee reviewed and discussed our fiscal year ended March 31, 2017 audited consolidated financial statements with management and the independent auditors. The Audit & Risk Committee also discussed with our independent auditors the matters required to be discussed by Auditing Standards No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2017 audited consolidated financial statements. The Audit & Risk Committee received the written disclosures and the letter from our independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee concerning independence, and has discussed with our auditors their independence from management and us. When considering the independent auditors’ independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.
The Audit & Risk Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit & Risk Committee held four meetings during fiscal 2017 (in person or via teleconference).
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Based upon the review and discussions described in this report, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2017 for filing with the SEC.
The Audit & Risk Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.
The Audit & Risk Committee of the Board of Directors
G. Scott Paterson (Chairman)
Emily Fine
Hardwick Simmons
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Statement of Corporate Governance Practices
National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators (“CSA”) requires us to disclose, on an annual basis, our approach to corporate governance. The CSA has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Board and senior management consider good corporate governance to be central to our effective and efficient operation. Set out below is a description of certain of our corporate governance practices, as required by NI 58-101.

Board of Directors

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other material relationship with the Company which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.
The Board currently has 13 members. As of the date of this proxy statement, 11 directors are independent and two directors are non-independent as senior management of the Company.
As permitted by Canadian law, the Board resolved to set the number of directors at 13 until the Company’s next annual meeting of shareholders. A majority of the members of the Board are independent. In addition, the Board undertakes an annual review of the independence of all Non-Employee Directors.
The Board is currently made up of the following directors:
Michael Burns	Non-Independent as Vice Chairman
Gordon Crawford	Independent
Arthur Evrensel	Independent
Jon Feltheimer	Non-Independent as Chief Executive Officer
Emily Fine	Independent
Michael T. Fries	Independent
Sir Lucian Grainge	Independent
Dr. John C. Malone	Independent
G. Scott Paterson	Independent
Mark H. Rachesky, M.D.	Independent
Daryl Simm	Independent
Hardwick Simmons	Independent
David M. Zaslav	Independent
We have taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Chairman position is held by Dr. Rachesky, an independent director. In matters that require independence of the Board from management, only the independent board members take part in the decision-making and evaluation. An in camera session occurs at the end of the Board meetings in which the non-independent directors are usually excused. Dr. Rachesky presides at the regularly scheduled executive sessions of the non-management directors.
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The Board held a total of seven meetings in fiscal 2017. The attendance, in person or via teleconference, of the current directors at such meetings was as follows:
Director	Board Meetings Attended
Michael Burns	7/7
Gordon Crawford	7/7
Arthur Evrensel	7/7
Jon Feltheimer	7/7
Emily Fine	7/7
Michael T. Fries	7/7
Sir Lucian Grainge*	4/4
Dr. John C. Malone	5/7
G. Scott Paterson	7/7
Mark H. Rachesky, M.D.	7/7
Daryl Simm	6/7
Hardwick Simmons	7/7
David M. Zaslav	7/7

*
Mr. Grainge joined the Board in September 2016.

The independent board members held a total of seven sessions in fiscal 2017 at which non-independent directors and members of management were not in attendance. The attendance of the current independent directors at such sessions was as follows:
Director	Independent Board Sessions Attended
Gordon Crawford	7/7
Arthur Evrensel	7/7
Emily Fine	7/7
Michael T. Fries	7/7
Sir Lucian Grainge*	4/5
Dr. John C. Malone	5/7
G. Scott Paterson	7/7
Mark H. Rachesky, M.D.	7/7
Daryl Simm	6/7
Hardwick Simmons	7/7
David M. Zaslav	7/7

*
Mr. Grainge joined the Board in September 2016.

98   Lions Gate 2017 Proxy Statement

Currently, the following directors or director nominees serve on the board of directors of other Canadian and U.S. public companies listed below.
Director	Public Company Board Membership
Michael Burns	Hasbro, Inc.
Gordon Crawford	None
Arthur Evrensel	None
Jon Feltheimer	Grupo Televisa, S.A.B.
Emily Fine	None
Michael T. Fries	Liberty Global plc, Grupo Televisa, S.A.B.
Lucian Grainge	None
Dr. John C. Malone	Liberty Media Corporation, Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty Expedia Holdings, Inc., Liberty Global plc, Discovery Communications, Inc., Expedia, Inc., Charter Communications, Inc.
G. Scott Paterson	Symbility Solutions Inc., QYOU Media Inc., Engagement Labs Inc., Apogee Opportunities Ltd.
Mark H. Rachesky, M.D.	Loral Space & Communications Inc., Emisphere Technologies, Inc., Titan International, Inc., Navistar International Corporation
Daryl Simm	None
Hardwick Simmons	None
David M. Zaslav	Discovery Communications, Inc., Grupo Televisa, S.A.B., Sirius XM Holdings Inc.

Board Mandate

Under the Corporate Governance Guidelines established by the Board, which includes the Board’s mandate, the Board has overall responsibility to review and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Board seeks to enhance shareholder value over the long term. The full text of our Corporate Governance Guidelines is available on the Corporate/Governance/Governance Documents section of our website at www.lionsgate.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Position Descriptions

To date, we have not developed position descriptions for the Chairman positions, the chair positions of each board committee or the Chief Executive Officer. The Board determines the appropriate roles for such positions from time-to-time as serves the best interests of the Company. With respect to the Chief Executive Officer, the Board currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the Board regarding the orientation of new directors and a continuing education program for existing directors. Currently, the Board has an informal process for the orientation of new directors regarding the role of the Board, its committees and its directors and the nature of operation of the business. New directors meet with senior management and incumbent directors. Due to the experience level of the members of the Board, no formal continuing education program is believed to be required at this time, but the Nominating and Corporate Governance Committee monitors both external developments and the Board’s composition to determine whether such a program may become useful in the future. However, directors are made aware of their responsibility to keep themselves up to date and the Nominating and Corporate Governance Committee advises all directors of major developments in corporate governance and important trends and new legal and regulatory requirements. Additionally, from time to time, members of the Board participate in various leadership workshops and programs concerning topics of interest to directors of public companies as well subjects they determine keep them informed with current issues relevant to their service as directors of the Company.
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Ethical Business Conduct

We have a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, and a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Each of the codes is available in the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, on SEDAR at www.sedar.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. The codes are administered by our compliance officer, or his/her designee, and our Office of the General Counsel, and are overseen by the Nominating and Corporate Governance Committee.

Nomination of Directors

The Nominating and Corporate Governance Committee, which is comprised of three independent directors, is responsible for reviewing proposed new members of the Board and establishing full criteria for board membership. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole, as well as that of the individual members of the Board. The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board, which is available on the Corporate/Governance/Governance Documents section on our website at www.lionsgate.com, on SEDAR at www.sedar.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Nominating and Corporate Governance Committee see Information Regarding the Board of Directors and Committees of the Board of Directors—Board Committees and Responsibilities above.

Compensation

The Board, through the Compensation Committee, which is comprised of three independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee is governed by a written charter, which is available in the Corporate/Governance/Governance Documents section of our website at www.lionsgate.com, on SEDAR at www.sedar.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Compensation Committee see Information Regarding the Board of Directors and Committees of the Board of Directors—Board Committees and Responsibilities above.

Other Board Committees

The Board also has a standing Audit & Risk Committee and Strategic Advisory Committee. For further information with respect to these committees see Information Regarding the Board of Directors and Committees of the Board of Directors—Board Committees and Responsibilities above.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of our obligations to our shareholders. The Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Board as a whole, and each individual director. The Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the committees of the Board and the contributions of the directors.

Term Limits

The Board has not established term limits as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure.
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Considerations of the Representation of Women on the Board

The Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management.

Executive Officer Diversity

In appointing executive officers to the management team, the Company does not set targets with respect to diversity; however, the Company aggressively seeks to recruit, develop and promote a diverse group of executive talent, reflecting our community and customers, factoring in the background, competencies, skills and personal and other diverse qualities required for new executive officers, in order to add value to the Company and produce the most appealing content for our customers in light of opportunities and risks facing the Company.
Certain Relationships and Related Transactions

Review of Related Transactions

We recognize that transactions we may conduct with any of our directors or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our shareholders. We have established, and the Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of the Company’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.
Under the policy, potential related person transactions proposed to be entered into by us must be reported to our General Counsel and Chief Strategic Officer at the earliest practicable time, and shall be reviewed and approved by the Audit & Risk Committee prior to the effectiveness or consummation of the transaction, or, if it is not practicable for the Company to wait for the entire Audit & Risk Committee to consider the matter, the Audit & Risk Committee Chair (who will possess delegated authority to act between Audit & Risk Committee meetings). The Audit & Risk Committee will review the material facts of any potential related person transaction and will then approve, ratify or disapprove the transaction. In making its determination to approve or ratify a related person transaction, the Audit & Risk Committee considers such factors as: (i) the nature of the related person’s interest in the related person transaction; (ii) the approximate dollar value of the amount involved in the related person transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) whether the transaction was or will be undertaken in the ordinary course of business of the Company; (v) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third person; (vi) the purpose of, and the potential benefits to the Company of, the transaction; (vii) in the event the related person
Lions Gate 2017 Proxy Statement   101

is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact of the transaction on a director’s independence; (viii) the availability of other sources for comparable products or services; (ix) whether it is a single transaction or a series of ongoing, related transactions; (x) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics; and (xii) any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction. No director or executive officer may participate in any discussion, approval or ratification of a transaction in which he or she is a related person.
The full text of the Related Person Transaction Policy is available in the Investors/Corporate Governance section on our website at www.lionsgate.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Relationships and Transactions

MHR Affiliates
In November 2015, the Company was advised that each of Liberty and Discovery agreed to each purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management. In connection with the purchases, the Company entered into separate registration rights agreements with each of Liberty and Discovery, and amended the registration rights agreement with MHR Fund Management, which provide Liberty, Discovery and MHR Fund Management (together with certain of their affiliates) with certain registration rights, subject to the terms and conditions set forth therein. The Company also entered into an underwriting agreement with J.P. Morgan Securities LLC, as underwriter, Liberty, Discovery and Bank of America, N.A. in connection with a registered underwritten secondary public offering of the Company’s then outstanding common shares. Among other transaction costs, the Company has incurred expenses on behalf of MHR Fund Management for certain costs related to the foregoing. Such costs, amounting to approximately $0.8 million, are included in restructuring and other in the consolidated statement of income for the year ended March 31, 2016.
Voting Agreements regarding former Company Shares
On June 30, 2016, in connection with our acquisition of Starz, the Company, Starz and MHR Fund Management and affiliates entered into a voting agreement with respect to MHR Fund Management’s shares of the Company’s then outstanding common stock (the “MHR Voting Agreement” ). Under the MHR Voting Agreement, the Company agreed to indemnify MHR Fund Management for losses relating to or arising out of the MHR Voting Agreement, the merger agreement or that certain stock exchange agreement of even date therewith and to pay up to $1.6 million in reasonable out-of-pocket expenses of MHR Fund Management. See the Company’s Current Report on Form 8-K dated July 1, 2016. The Company has incurred expenses on behalf of MHR Fund Management for such costs amounting to approximately $0.5 million, which are included in restructuring and other in the consolidated statement of income for the year ended March 31, 2017.
Voting Agreement regarding former Starz Shares
On June 30, 2016, in connection with our acquisition of Starz, the Company and Starz entered into a voting agreement with LG Leopard Canada LP, an Ontario limited partnership and indirect wholly owned subsidiary of the Company, and the stockholders of Starz listed on Schedule A thereto (including Dr. Malone and affiliated entities) (such stockholders the “Individual Stockholders”), with respect to shares of Starz then outstanding common stock (the “Starz Voting Agreement”). Under the Starz Voting Agreement, the Company agreed to pay up to $1.6 million in reasonable out-of-pocket expenses of the Individual Stockholders and to indemnify the Individual Stockholders for losses relating to or arising out of the Starz Voting Agreement, the merger agreement and that certain stock exchange agreement of even date therewith. See the Company’s Current Report on Form 8-K dated July 1, 2016. The Company has incurred expenses on behalf of the Individual Stockholders for such costs amounting to approximately $1.5 million, which are included in restructuring and other in the consolidated statement of income for the year ended March 31, 2017.
Other
We have incurred expenses on behalf of Dr. Malone for reimbursement of certain litigation costs of approximately $1.0 million, which are included in restructuring and other in the consolidated statement of income for the year ended March 31, 2017.
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Atom Tickets
During the year ended March 31, 2015, the Company made initial investments of approximately $4.3 million in Atom Tickets. During the year ended March 31, 2016, the Company participated in an equity offering of Atom Tickets and subscribed for an additional $7.9 million in equity interests. The Company owns an interest of approximately 15% in Atom Tickets. Gordon Crawford, a director of the Company, is an investor in Atom Tickets.
Transactions with Equity Method Investees
In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs, for which the impact on the Company’s consolidated balance sheets and consolidated statements of income is as follows (see Note 2 and Note 6 of the footnotes to the Company’s Annual Report on Form 10-K filed with the SEC on May 25, 2017):
	March 31,
	2017	2016
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable(1)	$17.9	$14.1
Other assets, noncurrent(1)	2.8	0.5
Total due from related parties	$20.7	$14.6
Accounts payable and accrued liabilities(2)	$2.5	$4.0
Participations and residuals, current(3)	6.4	7.1
Participations and residuals, noncurrent(3)	4.9	4.6
Deferred revenue, current(4)	4.5	43.4
Deferred revenue, noncurrent(4)	18.8	20.1
Total due to related parties	$37.1	$79.2
	March 31,
	2017	2016	2015
	(Amounts in millions)
Consolidated Statements of Income
Revenues(1)	$88.8	$47.7	$59.8
Direct operating expense(3)	$10.5	$12.3	$13.9
Distribution and marketing expenses(5)	$0.8	$1.2	$0.8

(1)
Represents primarily revenues and accounts receivable from EPIX and Pop from the licensing of films and television programs.

(2)
Represents accrued capital contributions to Pop.

(3)
Represents participation expense and participations payable associated with the distribution of certain theatrical titles for Roadside Attractions and Pantelion Films.

(4)
Represents deferred revenue from licensing arrangements discussed in footnote 1 above for EPIX and Pop.

(5)
Represents distribution fees incurred related to Roadside Attractions in connection with the theatrical release of certain films.

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Accountants’ Fees
During fiscal 2017 and 2016, we retained our independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:
	Years Ended March 31,
	2017	2016
Audit Fees	$5,403,136	$3,440,801
Audit-Related Fees	$682,272	$694,101
Tax Compliance Fees	$1,752,120	$2,217,716
Tax Planning and Advisory Fees	$2,920,457	$1,120,279
Audit Fees includes fees associated with the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of our Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). Audit-Related Fees includes fees associated with accounting consultations, due diligence services related to acquisitions, and attestation services not required by statute or regulation. Tax Fees consist of  $1,752,120 and $2,217,716 for professional services related to tax compliance, including foreign tax return preparation and transfer pricing studies and consultations, for the years ended March 31, 2017 and 2016, respectively, as well as $2,920,457 and $1,120,279 for professional services related to tax planning and tax advisory services for the years ended March 31, 2017 and 2016, respectively.
Pursuant to the Audit & Risk Committee’s policy to pre-approve all permitted audit and non-audit services, the Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2017 and fiscal 2016 and determined that the provision of non-audit services in fiscal 2017 and fiscal 2016 was compatible with maintaining Ernst & Young LLP’s independence.
The Audit & Risk Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee at its next scheduled meeting.
Other Information
Information regarding the Company is contained in its Annual Report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Exchange Act. The Company makes available, free of charge through its website (www.lionsgate.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investors” section of the Company’s website. The exhibits to our Annual Report on Form 10-K are available to any shareholder who (a) submits a written request to us at 2700 Colorado Avenue, Santa Monica, California 90404, Attn: Investor Relations and (b) provides payment of charges that approximate our cost of reproduction. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com.
Other Business
The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
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Directors’ Approval
The contents and sending of this proxy statement to shareholders of the Company have been approved by the Board.
By Order of The Board of Directors,
Jon Feltheimer
Chief Executive Officer
Santa Monica, California
Vancouver, British Columbia
July 28, 2017
Lions Gate 2017 Proxy Statement   105

Exhibit A
Lions Gate Entertainment Corp. 2017 Performance Incentive Plan

1. PURPOSE OF PLAN

The purpose of this Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1
The Administrator.   This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator.   Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

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(a)
determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of such awards;

(c)
approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)
cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below;

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)
acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)
determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3
Prohibition on Repricing.   Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4
Binding Determinations.   Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or

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any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5
Reliance on Experts.   In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6
Delegation.   The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available.   Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean either the Class A Voting Common Shares of the Corporation (“Class A Shares”) or the Class B Non-Voting Common Shares of the Corporation (“Class B Shares”), as the context may require. For purposes of clarity, the Common Shares available for issuance under this Plan may be either Class A Shares or Class B Shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement, provided that in no event may the combined number of Class A Shares and Class B Shares issued under this Plan exceed the Share Limit set forth in Section 4.2. In addition, “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

4.2
Aggregate Share Limit.   The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)
the Common Shares available for additional award grant purposes under the Corporation’s 2012 Performance Incentive Plan, as amended (the “2012 Plan”) and the Starz 2016 Omnibus Incentive Plan (the “Starz 2016 Plan”) as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2012 Plan and the Starz 2016 Plan as of the Shareholder Approval Date (which, for purposes of clarity, will be available for issuance under the Plan as either Class A Shares or Class B Shares), plus

(2)
the number of any shares subject to stock options and share appreciation rights granted under the 2012 Plan, the Starz 2016 Plan, the Starz 2011 Nonemployee Director Incentive Plan (Amended and Restated as of October 15, 2013), or the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Prior Plans”) and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised (which, for purposes of clarity, will be available for issuance under the Plan as either Class A Shares or Class B Shares), plus

(3)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the Shareholder Approval Date without having become vested (which, for purposes of clarity, will be available for issuance under the Plan as either Class A Shares or Class B Shares);

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provided that in no event shall the Share Limit exceed 48,519,265 shares (which is the total number of shares available under the 2012 Plan and the Starz 2016 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the Prior Plans as of the Effective Date).
4.3
Additional Share Limits.   The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)
The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b)
The maximum number of Common Shares subject to those options and share appreciation rights that are granted under this Plan during any one calendar year to any one individual is 3,000,000 shares.

(c)
Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(c). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $250,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(c) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(c), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(c), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(c) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(c) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

(d)
Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3.

4.4
Share-Limit Counting Rules.   The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)
To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)
Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)
In addition, shares that are exchanged by a participant or withheld by the Corporation after the Shareholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one

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of its Subsidiaries after such date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall be available for new awards under this Plan.
(e)
To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)
In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)
The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
4.5
No Fractional Shares; Minimum Issue.   Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1
Type and Form of Awards.   The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options.   A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2 Additional Rules Applicable to ISOs.   To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator
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may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3 Share Appreciation Rights.   A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4 Other Awards; Dividend Equivalent Rights.   The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2
Section 162(m) Performance-Based Awards.   Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualified Performance-Based Award.” An option or SAR intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualifying Option or SAR.” The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis, any of which may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualified Performance-Based Award shall be subject to the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance-based compensation” under Section 162(m) of the Code.

5.2.1 Class; Administrator.   The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Corporation or one of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).
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5.2.2 Performance Goals.
(a)
The specific performance goals for Qualified Performance-Based Awards shall be established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), share price, total shareholder return, gross or net sales or revenue, operating income (before or after taxes), net income (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net assets or on capital or on sales, gross or net profit or operating margin, funds from operations, working capital, market share, cost containment or reduction, or any combination thereof. The applicable performance measurement period may not be less than three months nor more than 10 years.

(b)
The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets (or the applicable measure of performance) shall be adjusted: to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced in Section 7.1; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

(c)
To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.

5.2.3 Form of Payment; Maximum Qualified Performance-Based Award.   Grants or awards under this Section 5.2 may be paid in cash or Common Shares or any combination thereof. Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.3(b). A Qualified Performance-Based Award shall be subject to the following applicable limit: (a) in the case of a Qualified Performance-Based Award where the value of the Award is expressed as a number or range of number of Common Shares (such as, without limitation, a Qualified Performance-Based Award in the form of a restricted stock, performance stock, or stock unit award) or a Qualified Performance-Based Award where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a Common Share at such time, the maximum number of Common Shares which may be subject to such Qualified Performance-Based Awards described in this clause (a) that are granted to any one participant in any one calendar year shall not exceed 3,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1; and (b) in the case of other Qualified Performance-Based Awards (such as a Qualified Performance-Based Award where the potential payment is a stated cash amount or range of stated cash amounts, whether the payment is ultimately made in cash or Common Shares by converting the applicable cash amount into a number of Common Shares based on the fair market value of a Common Share upon or following vesting of the award), the aggregate amount of compensation to be paid to any one participant in respect of all such Qualified Performance-Based Awards granted to that participant in any one calendar year shall not exceed $15,000,000. The limits in clauses (a) and (b) in the preceding sentence are separate, independent limits, and a Qualified Performance-Based Award shall be subject to the applicable limit but not both limits. For clarity, an eligible individual may receive, during any applicable year, awards referenced in clause (a) of this Section 5.2.3 not in excess of the limit of that clause, awards referenced in clause (b) of this Section 5.2.3 not in excess of the limit of that clause, Qualifying Option or SAR awards not in excess of the limit set forth in Section 4.3(b), as well as other types of awards (not
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referenced in this Section 5.2.3) under this Plan. Awards that are cancelled during the year shall be counted against any applicable limits of Section 4.3(b) and this Section 5.2.3 to the extent required by Section 162(m) of the Code.
5.2.4 Certification of Payment.   Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.
5.2.5 Reservation of Discretion.   The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6 Expiration of Grant Authority.   As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.
5.3
Award Agreements.   Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.4
Deferrals and Settlements.   Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5
Consideration for Common Shares or Awards.   The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•
services rendered by the recipient of such award;

•
cash, check payable to the order of the Corporation, or electronic funds transfer;

•
notice and third party payment in such manner as may be authorized by the Administrator;

•
the delivery of previously owned Common Shares;

•
by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of  (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
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5.6
Definition of Fair Market Value.   For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7
Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer.   Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2 Exceptions.   The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3 Further Exceptions to Limits on Transfer.   The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)
transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)
subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)
if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of  “cashless exercise” procedures with third parties who provide financing for the purpose of  (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.8
International Awards.   One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

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6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General.   The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Employment.   Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of  (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Adminisatrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3
Effect of Change of Subsidiary Status.   For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1
Adjustments.

(a)
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)
Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

(c)
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to

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awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any Qualifying Option or SAR and any Qualified Performance-Based Award) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.
(d)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2
Corporate Transactions—Assumption and Termination of Awards.

(a)
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if  (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or

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base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
(e)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3
Definition of Change in Control.   With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent, as defined above) in substantially the same

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proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)
Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

8. OTHER PROVISIONS

8.1
Compliance with Laws.   This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award.   No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract.   Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded.   Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding.   Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of  (or a combination of) the following:

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(a)
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. Unless otherwise provided by the Administrator, in no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law to the extent the Corporation determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 (or any successor thereto) being classified as a liability award under ASC Topic 718 (or such successor).

8.6
Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.   This Plan is effective as of July 14, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2 Board Authorization.   The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Shareholder Approval.   To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4 Amendments to Awards.   Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5 Limitations on Amendments to Plan and Awards.   No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7
Privileges of Share Ownership.   Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

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8.8
Governing Law; Severability.

8.8.1 Choice of Law.   This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.
8.8.2 Severability.   If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9
Captions.   Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.   Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise applicable to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan.   Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12
No Corporate Action Restriction.   The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof  (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13
Other Corporation Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

Lions Gate 2017 Proxy Statement   A-15

8.14
Clawback Policy.   The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

A-16   Lions Gate 2017 Proxy Statement

Exhibit B
Lions Gate Entertainment Corp.
Use of Non-GAAP Financial Measures
This proxy statement presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the “Company,” “we,” “us” or “our”) that are not all financial measures defined by generally accepted accounting principles (“GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
Adjusted OIBDA:   Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted stock-based compensation (“adjusted SBC”), purchase accounting and related adjustments, and restructuring and other costs.
•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with the acquisition of Starz and Pilgrim Media Group. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•
Adjusted stock-based compensation represents stock-based compensation excluding immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses and excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•
Restructuring and other costs would generally include restructuring costs, such as severance, contract termination, or asset impairments, transaction related costs, cost associated with certain unusual legal matters, and unusual gains and losses.

•
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.
Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders:   Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, cost associated with certain unusual legal matters, and unusual gains or losses, net of the tax effect of the adjustments at the applicable statutory rate and net of the impact of the adjustments on non-controlling interest.
Adjusted Basic and Diluted EPS:   Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.
These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted EPS is considered an important measure of the Company’s business operations as, similar to Adjusted OIBDA, this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.
These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.
Lions Gate 2017 Proxy Statement   B-1

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

Reconciliation of Operating Income (Loss) to Adjusted OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:
	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Operating income (loss)	$71.3	$(20.3)	$(16.3)	$(25.0)
Adjusted depreciation and amortization(1)	9.7	4.9	22.8	11.9
Restructuring and other(2)	16.4	2.2	88.7	19.8
Adjusted share-based compensation expense(3)	27.1	8.8	77.1	56.3
Purchase accounting and related adjustments(4)	38.2	5.1	62.8	9.6
Adjusted OIBDA	$162.7	$0.7	$235.1	$72.6

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Depreciation and amortization	$39.9	$5.8	$63.1	$13.1
Less: Amount included in purchase accounting and related adjustments	(30.2)	(0.9)	(40.3)	(1.2)
Adjusted depreciation and amortization	$9.7	$4.9	$22.8	$11.9
(2)
Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company’s annual bonus program and excludes share-based compensation included in restructuring and other. The following table reconciles share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Share-based compensation(a)	5.1	31.0	79.5	78.5
Less:
Bonus related share-based compensation included in segment and corporate general and administrative expense(b)	22.0	(22.2)	—	(22.2)
Amount included in restructuring and other(c)	—	—	(2.4)	—
Adjusted share-based compensation	$27.1	$8.8	$77.1	$56.3

(a)
During the quarter ended March 31, 2017, the Company determined it would pay its annual fiscal 2017 bonus in cash instead of immediately vested stock amounts as previously intended and accrued.

B-2   Lions Gate 2017 Proxy Statement

Accordingly, share-based compensation for the three months ended March 31, 2017 was reduced by the reversal of stock-based compensation bonus recorded in previous periods which are now reflected as cash-based bonus expense.
(b)
Adjusted OIBDA is reduced by bonus expense whether such amounts are cash-based bonuses or immediately vested stock awards granted as part of our annual bonus program. Accordingly, share-based compensation is reduced by the bonus amounts accrued in the three months and year ended March 31, 2016. For the three months ended March 31, 2017, this amount adjusts the share-based compensation to reflect share-based compensation excluding the bonus reversal discussed in footnote (a) above.

(c)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$6.7	$2.9	$17.5	$6.5
General and administrative expense	1.3	1.3	5.0	1.9
Depreciation and amortization	30.2	0.9	40.3	1.2
	$38.2	$5.1	$62.8	$9.6

Reconciliation of Pro Forma Combined Operating Income
to Pro Forma Combined Adjusted OIBDA

The reconciliation of pro forma combined operating income to pro forma combined Adjusted OIBDA is as follows:
	PRO FORMA COMBINED
	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Operating income	$71.3	$93.9	$223.8	$356.1
Adjusted depreciation and amortization(1)	9.7	9.7	37.0	31.0
Restructuring and other(2)	16.4	2.3	123.2	19.8
Adjusted share-based compensation expense(3)	27.1	17.1	96.0	88.2
Purchase accounting and related adjustments(4)	38.2	5.1	62.8	9.6
Adjusted OIBDA	$162.7	$128.1	$542.8	$504.7

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our condensed consolidated statement of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in the acquisition of Starz (for the period from December 8, 2016 through March 31, 2017) and Pilgrim Media Group which are included in the purchase accounting and related adjustments line item above.

Lions Gate 2017 Proxy Statement   B-3

	PRO FORMA COMBINED
	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Depreciation and amortization	$39.9	$10.6	$77.3	$32.2
Less: Amount included in purchase accounting and related adjustments	(30.2)	(0.9)	(40.3)	(1.2)
Adjusted depreciation and amortization	$9.7	$9.7	$37.0	$31.0
(2)
Restructuring and other includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company’s annual bonus program and excludes share-based compensation included in restructuring and other. The following table reconciles share-based compensation expense to adjusted share-based compensation expense:

	PRO FORMA COMBINED
	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Share-based compensation(a)	5.1	39.3	98.4	110.4
Less:
Bonus related share-based compensation included in segment and corporate general and administrative expense(b)	22.0	(22.2)	—	(22.2)
Amount included in restructuring and other(c)	—	—	(2.4)	—
Adjusted share-based compensation	$27.1	$17.1	$96.0	$88.2

(a)
During the quarter ended March 31, 2017, the Company determined it would pay its annual fiscal 2017 bonus in cash instead of immediately vested stock amounts as previously intended and accrued. Accordingly, share-based compensation for the three months ended March 31, 2017 was reduced by the reversal of stock-based compensation bonus recorded in previous periods which are now reflected as cash-based bonus expense.

(b)
Adjusted OIBDA is reduced by bonus expense whether such amounts are cash-based bonuses or immediately vested stock awards granted as part of our annual bonus program. Accordingly, share-based compensation is reduced by the bonus amounts accrued in the three months and year ended March 31, 2016. For the three months ended March 31, 2017, this amount adjusts the share-based compensation to reflect share-based compensation excluding the bonus reversal discussed in footnote (a) above.

(c)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments represent the amortization of non-cash fair value adjustments to the assets and liabilities acquired in the acquisition of Starz (for the period from December 8, 2016 through March 31, 2017) and Pilgrim Media Group. The following sets forth the amounts included in each line item in the financial statements:

	PRO FORMA COMBINED
	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$6.7	$2.9	$17.5	$6.5
General and administrative expense	1.3	1.3	5.0	1.9
Depreciation and amortization	30.2	0.9	40.3	1.2
	$38.2	$5.1	$62.8	$9.6

B-4   Lions Gate 2017 Proxy Statement

Reconciliation of Net Income Attributable to Lions Gate Entertainment Corp. Shareholders to Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders, and Adjusted Basic and Diluted EPS

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Amounts in millions)
Reported Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$61.6	$10.9	$14.8	$50.2
Adjusted share-based compensation expense(1)	27.1	8.8	77.1	56.3
Restructuring and other	16.4	2.2	88.7	19.8
Purchase accounting and related adjustments(2)	37.5	5.1	62.1	9.6
Gain on Starz investment	—	—	(20.4)	—
Loss on extinguishment of debt	12.1	—	40.4	—
Tax impact of above items(3)	(32.9)	(5.2)	(80.6)	(26.6)
Noncontrolling interest impact of above items	(1.5)	(1.9)	(8.0)	(11.3)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$120.3	$19.9	$174.1	$98.0
Reported Basic EPS	$0.30	$0.07	$0.09	$0.34
Impact of adjustments on basic earnings (loss) per share	0.29	0.06	0.97	0.32
Adjusted Basic EPS	$0.59	$0.13	$1.06	$0.66
Reported Diluted EPS	$0.28	$0.07	$0.09	$0.33
Impact of adjustments on diluted earnings (loss) per share	0.26	0.06	0.90	0.31
Adjusted Diluted EPS(4)	$0.54	$0.13	$0.99	$0.64
Adjusted weighted average number of common shares outstanding:
Basic	204.4	148.5	165.0	148.5
Diluted	223.6	153.1	177.5	158.1

(1)
Represents share-based compensation expense excluding amounts attributable to bonus awards and excluding amounts related to severance awards included in restructuring and other. See the table under footnote (3) to the reconciliation of operating income to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)
Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)
Represents the tax impact of the adjustments to net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, calculated using the statutory tax rate applicable to each adjustment.

(4)
Adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of each period presented when dilutive.

Lions Gate 2017 Proxy Statement   B-5

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E31594-P96671 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

LIONS GATE ENTERTAINMENT CORP.

The Board of Directors recommends that you vote FOR the following director nominees:

1. Election of Directors	For	Withhold	Abstain
1a. Michael Burns	☐	☐	☐
1b. Gordon Crawford	☐	☐	☐
1c. Arthur Evrensel	☐	☐	☐
1d. Jon Feltheimer	☐	☐	☐
1e. Emily Fine	☐	☐	☐
1f. Michael T. Fries	☐	☐	☐
1g. Sir Lucian Grainge	☐	☐	☐
1h. Dr. John C. Malone	☐	☐	☐
1i. G. Scott Paterson	☐	☐	☐
1j. Mark H. Rachesky, M.D.	☐	☐	☐
1k. Daryl Simm	☐	☐	☐
1l. Hardwick Simmons	☐	☐	☐
1m. David M. Zaslav	☐	☐	☐

	For	Against	Abstain
3. Proposal to conduct an advisory vote to approve executive compensation.	☐	☐	☐

	For	Against	Abstain
5. Proposal to approve the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan.	☐	☐	☐
6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.	☐	☐	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

V.1.1

KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E31594-P96671For Against AbstainFor Against AbstainV.1.1LIONS GATE ENTERTAINMENT CORP.LIONS GATE ENTERTAINMENT CORP.ATTN: INVESTOR RELATIONS2700 COLORADO AVENUESANTA MONICA, CA 90404 USA1k. Daryl Simm1c. Arthur Evrensel1b. Gordon Crawford1f. Michael T. Fries1d. Jon Feltheimer1e. Emily Fine1i. G. Scott Paterson1g. Sir Lucian Grainge1h. Dr. John C. Malone1j. Mark H. Rachesky, M.D. 5. Proposal to approve the Lions Gate Entertainment Corp. 2017Performance Incentive Plan.1l. Hardwick Simmons2. Proposal to reappoint Ernst & Young LLP as the independentregistered public accounting firm for the Company for the fiscalyear ending March 31, 2018 at a remuneration to be determinedby the directors of the Company.1m. David M. ZaslavThe Board of Directors recommends that you vote FOR proposals2, 3, 5 and 6 and 1 YEAR for proposal 4:4. Proposal to conduct an advisory vote on the frequencyof future advisory votes on executive compensation.3. Proposal to conduct an advisory vote to approve executivecompensation.6. In their discretion, the proxies are authorized to vote upon suchother business as may properly come before the Meeting.1a. Michael Burns1. Election of DirectorsVOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on September 11, 2017. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on September 11, 2017. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.Whether or not you plan on attending the Meeting, you are urged to vote theseshares by completing and returning this proxy card by mail or transmitting your votinginstructions electronically via the Internet or by telephone.The Board of Directors recommends that you vote FOR thefollowing director nominees:Authorized Signature(s) –– Sign Here –– This section must be completed for your instructionsto be executed.I/We authorize you to act in accordance with my/our instructions set out above. I/We herebyrevoke any proxy previously given with respect to the Meeting. If no voting instructions areindicated above, this proxy will be voted as recommended by the Board of Directors.For Withhold AbstainFor Withhold Abstain3 Years 2 Years 1 Year Abstain! ! ! !

E31595-P96671V.1.1The undersigned holder of Class A Voting Shares of Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge and Wayne Levin, and each of them, or in the place of the foregoing, _______________________(print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Class A Voting Shares of the Company that the undersigned is entitled to vote at the 2017 Annual General and Special Meeting of Shareholders of the Company (the “Meeting”), to be held at the Shangri-La Hotel, 188 University Avenue,Toronto, Ontario, M5H 0A3, Canada, on Tuesday, September 12, 2017, beginning at 10:00 a.m., local time, or at any continuations, adjournments or postponements thereof.Notes to proxy:1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder's proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above).2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder.5. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” nominees in proposal 1, “FOR” proposals 2, 3, 5 and 6 and “1 YEAR” for proposal 4.6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof.7. This proxy should be read in conjunction with the accompanying documentation provided by the Company.8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion.LIONS GATE ENTERTAINMENT CORP.250 Howe Street, 20th FloorVancouver, British Columbia V6C 3R8THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORSCLASS A VOTING SHARESImportant Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Shareholders to be held on September 12, 2017:The Notice and Proxy Statement and 2017 Annual Report are available at http://www.lionsgate.com/corporate/reports/.You can also view these materials at www.proxyvote.com by using the control number.PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.Detach here from proxy voting card(Continued, and to be marked, dated and signed, on the other side)